UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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II-VI INCORPORATED

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375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

Notice of Annual Meeting of Shareholders

TO BE HELD ON NOVEMBER 9, 2018

September 21, 2018

Dear Shareholder:

This year, II-VI’s annual shareholder event will again consist solely of the formal business portion of the Annual Meeting of Shareholders. This year’s Annual Meeting will be webcast from, and physically held in, a conference room at 5000 Ericsson Drive, in Warrendale, Pennsylvania 15086, on November 9, 2018, at 3:00 p.m. local time.

It is important for you to mark the appropriate box on the accompanying proxy card if you plan to attend the Annual Meeting in person. We would like to know by October 29, 2018, if you plan to attend in person. We encourage you to take advantage of the convenience of attending via webcast.

We expect the formal business of the Annual Meeting to consist of the election of directors, a non-binding advisory vote on executive compensation, approval of the 2018 Employee Stock Purchase Plan, approval of the 2018 Omnibus Incentive Plan, ratification of the Audit Committee’s selection of our independent registered public accounting firm, and any other business that validly arises at the Annual Meeting.

To ensure that your shares are represented and voted, please vote your shares as soon as possible, even if you plan to attend the Annual Meeting in person or via webcast.

On behalf of the Board of Directors and management, we would like to express our appreciation for your investment and interest in II-VI Incorporated.

Sincerely,

VINCENT D. MATTERA, JR., PHD

President and Chief Executive Officer

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

Notice of Annual Meeting of Shareholders

DATE:	Friday, November 9, 2018
TIME:	3:00 p.m. local time
PLACE:	Via webcast at www.virtualshareholdermeeting.com/IIVI2018 In person at 5000 Ericsson Drive, Warrendale, PA 15086

VOTING

Shareholders are asked to vote on the following items at the Annual Meeting:

1.	Election of three Class One directors, each for a three-year term to expire in 2021.
2.	A non-binding advisory vote to approve compensation paid to our named executive officers in fiscal year 2018, as disclosed in this proxy statement.
3.	Approval of the 2018 Employee Stock Purchase Plan.
4.	Approval of the 2018 Omnibus Incentive Plan.
5.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2019.
6.	Any other matters that properly come before the Annual Meeting.

RECORD DATE

Shareholders of record at the close of business on September 7, 2018, are entitled to notice of, and to vote at, the Annual Meeting, and any adjournment or postponement of the meeting.

AVAILABILITY OF MATERIALS

Shareholders of record will automatically receive a printed set of proxy materials, including a proxy card. For shareholders who hold shares through a broker, bank or other nominee (commonly referred to as held in “street name”), we furnish proxy materials via the internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail from your broker, bank or other nominee, you will not receive a printed copy of the proxy materials unless you request one. The Notice instructs you how to access and review all of the important information contained in the proxy materials over the Internet. The Notice also provides instructions for submitting your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting materials included in the Notice.

This Proxy Statement and Proxy Card will first be made available to shareholders on or about September 21, 2018.

By Order of the Board

JO ANNE SCHWENDINGER, Secretary

September 21, 2018

YOUR VOTE IS IMPORTANT. WE URGE YOU TO CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OR PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU DID NOT RECEIVE A PAPER PROXY CARD, YOU MAY REQUEST ONE BY CONTACTING THE COMPANY’S SECRETARY AT II-VI INCORPORATED, 375 SAXONBURG BOULEVARD, SAXONBURG, PA 16056

PAGE	ITEM
Preceding	Notice of Annual Meeting of Shareholders
1	Introduction
5	Matters of Business, Votes Needed and Recommendations of the Board of Directors
6	PROPOSAL ONE – ELECTION OF DIRECTORS
7	Class One Directors Standing for Election
8	Continuing Directors
10	Meetings and Standing Committees of the Board of Directors
11	Director Independence and Corporate Governance Policies
14	Director Compensation in Fiscal Year 2018
15	Director Compensation Structure for Fiscal Year 2018
16	Security Ownership of Certain Beneficial Owners and Management
18	Executive Officers
19	Executive Compensation
19	Compensation Discussion and Analysis
19	Compensation Philosophy and Objectives
21	Elements of Total Direct Compensation
22	Fiscal Year 2018 Total Direct Compensation Decisions and Results
27	Process for Setting Compensation for Fiscal Year 2018
29	Compensation and Risk
30	Additional Information
31	Compensation Committee Report
32	Summary Compensation Table
33	Grants of Plan-Based Awards Fiscal Year 2018
34	Outstanding Equity Awards at Fiscal Year End
35	Option Exercises and Stock Vested in Fiscal Year 2018
36	Nonqualified Deferred Compensation Fiscal Year 2018
37	Equity Compensation Plan Information
37	Potential Payments upon Change in Control and Employment Termination
42	CEO Pay Ratio
43	PROPOSAL TWO – Non-Binding Advisory Vote to Approve the Company’s 2018 Named Executive Officer Compensation, as Disclosed in This Proxy Statement
44	PROPOSAL THREE – Approval of the 2018 Employee Stock Purchase Plan
51	PROPOSAL FOUR- Approval of the 2018 Omnibus Incentive Plan
58	Report of the Audit Committee
59	PROPOSAL FIVE – Ratification of the Audit Committee’s Selection of Independent Registered Public Accounting Firm
59	Other Information
A-1	Appendix A – II-VI Incorporated 2018 Employee Stock Purchase Plan
B-1	Appendix B – II-VI Incorporated 2018 Omnibus Incentive Plan

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

Proxy Statement for the

Annual Meeting of Shareholders

TO BE HELD ON NOVEMBER 9, 2018

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of II-VI Incorporated, a Pennsylvania corporation (the “Company” or “II-VI”), for use at the Annual Meeting of Shareholders (“the Annual Meeting”) to be held on November 9, 2018, at 3:00 p.m. local time, or any rescheduled date. These proxy materials were first made available on or about September 21, 2018, to shareholders of record on September 7, 2018 (the “Record Date”).

A webcast of the Annual Meeting will be available to shareholders only at www.virtualshareholder meeting.com/IIVI2018. You will need your control number, included on your proxy card or Notice, to access the webcast. The physical location of the Annual Meeting will be a conference room at 5000 Ericsson Drive, Warrendale, PA 15086. Please see the Company’s website at www.ii-vi.com/investor/investors.html for further information about the Annual Meeting.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

Shareholders will act on the matters outlined on the cover page of this proxy statement. We are not aware of any matters to be presented at the meeting other than those described in this proxy statement. If any other matter is properly presented at the Annual Meeting, your proxy holder will vote your shares in his or her discretion.

WHO MAY VOTE AT THE ANNUAL MEETING?

You are entitled to vote at the Annual Meeting if our records show that you held your shares as of the close of business on the Record Date. As of the Record Date, 63,739,579 shares of Company common stock, no par value (“Common Stock”), were issued and outstanding.

WHAT ARE THE VOTING RIGHTS OF HOLDERS OF II-VI COMMON STOCK?

Each share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders, including the election of directors. Shareholders do not have cumulative voting rights.

WHO CAN ATTEND THE ANNUAL MEETING?

All shareholders may attend the Annual Meeting online via the Internet, or in person. To attend online, log on to www.virtualshareholdermeeting.com/IIVI2018. While all shareholders will be permitted to listen online to the Annual Meeting, only shareholders of record and beneficial owners as of the close of business on the Record Date may vote and ask questions. To vote or submit a question if you are participating online, you will need the control number included on your proxy card or Notice, and to follow the instructions posted at www.virtualshareholdermeeting.com/IIVI2018. Broadridge Financial Solutions, Inc., is hosting the webcast

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and, as of 2:30 PM on the Annual Meeting date, will be available via telephone at 1-855-449-0991 toll free, or at 1-720-378-5962 for international calls, to answer your questions regarding how to attend and participate in the Annual Meeting via the Internet.

If you are a shareholder of record and plan to attend the Annual Meeting in person, please mark the appropriate box on the proxy card, or enter that information when voting by telephone or Internet prior to the Annual Meeting. We would like to know by October 29, 2018, if you plan to attend in person. If your shares are held through an intermediary, such as a broker or a bank, you will need to present proof of your ownership as of the Record Date for admission to the Annual Meeting location. Proof of ownership could include a proxy card from your bank or broker, or a copy of your account statement. All in-person attendees will need to present valid photo identification for admission. Recording devices and other electronic devices will not be permitted during the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

Our bylaws provide that shareholders holding a majority of the shares of common stock issued, outstanding and entitled to vote on the Record Date constitute a quorum at the Annual Meeting. The presence in person or by proxy of holders representing at least 31,869,790 shares of Common Stock will be required to establish a quorum. Proxies received but marked as abstentions or broker non-votes (explained below) will be included as shares present when determining whether there is a quorum. If there is no quorum, the holders of a majority of shares present at the meeting may adjourn the Annual Meeting to another date.

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How Do I Vote?

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. If entitled to vote, you may vote:

✓

Through your broker: If your shares are held through a broker, bank or other nominee (commonly referred to as held in “street name”), you will receive instructions from them that you must follow to have your shares voted. If you do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on any matter that your broker, bank or other nominee does not have discretionary authority to vote on.

✓

Returning a Proxy Card: If you receive a proxy card, sign and date it, then return it promptly in the envelope provided. If your signed proxy card is received before the Annual Meeting, the designated proxies will vote your shares as you direct. If you return a signed proxy card that does not direct how to vote on any proposal, the designated proxies will vote in their discretion on that proposal.

✓

Using the Telephone: Dial toll-free at 1-800-690-6903, or 1-720-378-5962 for international calls, and follow the recorded instructions. You will be asked to provide the control number from your proxy card or Notice.

✓	Through the Internet: Go to www.proxyvote.com and follow the instructions provided. You will be asked for the control number located on the proxy card or Notice.

✓

Virtually During the Annual Meeting: Please follow the instructions for attending and voting virtually posted at www.virtualshareholdermeeting.com/IIVI2018. All votes must be received before the polls close during the Annual Meeting.

✓

In Person: If you attend the Annual Meeting in person and so request, we will give you a ballot. If you have previously submitted a proxy card and intend to vote in person, you must notify us upon arrival at the Annual Meeting that you intend to cancel your prior proxy and vote by ballot at the Annual Meeting. Please report to the voting table for assistance.

HOW DO I REQUEST PAPER COPIES OF THE PROXY MATERIALS?

Please refer to the Notice for the ways you may request a paper copy of the proxy statement and proxy card.

CAN I CHANGE OR REVOKE MY VOTE AFTER I VOTE ONLINE OR RETURN MY PROXY CARD?

Yes. Even after you have submitted your proxy, you may change or revoke your vote at any time before the proxy is exercised. You may (i) deliver a notice of revocation or deliver a later-dated proxy to the Company’s Secretary at II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056; (ii) submit another vote over the Internet or by telephone; or (iii) vote in person at the Annual Meeting or via the Internet during the Annual Meeting. Neither your attendance in person nor your participation in the webcast will automatically revoke a previously submitted proxy. A shareholder’s last vote is the vote that will be counted.

WHAT ARE THE RECOMMENDATIONS OF THE BOARD?

Unless you give other instructions when you vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. These recommendations are set forth in the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

-	FOR election of the nominated slate of Class One Directors for terms expiring in 2021 (see Proposal 1);

-	FOR approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement (see Proposal 2);

-	FOR approval of the 2018 Employee Stock Purchase Plan (see Proposal 3);

-	FOR approval of the 2018 Omnibus Incentive Plan (see Proposal 4);

-	FOR ratification of the Audit Committee’s selection of Ernst & Young (“EY”) as our Independent Accountants for the fiscal year ending June 30, 2019 (see Proposal 5).

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With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

WHAT IS THE EFFECT OF ABSTENTIONS AND BROKER NON-VOTES?

For each of the matters to be voted on at the Annual Meeting, abstentions and broker non-votes will be counted for purposes of establishing a quorum, but will not be counted in determining the number of votes necessary for approval. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because it did not receive instructions from the beneficial owner. A nominee may have discretionary authority to vote on Proposal 5 but will not be permitted to vote a beneficial owner’s shares on Proposals 1, 2, 3 or 4 absent having instructions from the beneficial owner. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors, since they are not considered to be “votes cast”. Abstentions have the effect of a vote “AGAINST” with respect to Proposals 2, 3, 4 and 5, while broker non-votes have no effect.

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MATTERS OF BUSINESS, VOTES NEEDED AND

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

	For More Information	Board Recommended
Proposal 1 – Election of Directors	Page 6	✓ For Each Nominee

Each outstanding share of our Common Stock is entitled to one vote for as many separate nominees as there are directors to be elected. There are three directors nominated for election to Class One of our Board at the Annual Meeting: Vincent D. Mattera, Jr., Marc Y.E. Pelaez, and Howard H. Xia. A nominee will be elected to the Board if the number of votes cast for the nominee exceeds the number of votes cast against the nominee’s election, subject to the Company’s policy described under “Proposal 1 – Election of Directors – Director Conditional Resignation Policy.” Abstentions and broker non-votes have no effect on this matter. The Board recommends that you vote FOR the election of each of the Board’s nominees for director.

Proposal 2 – Non-binding advisory vote to approve compensation paid to named executive officers in fiscal year 2018, as disclosed in this proxy statement	Page 43	✓ For

The affirmative vote of at least a majority of the votes that all shareholders present at the Annual Meeting, in person or by proxy, are entitled to cast is required to approve on a non-binding advisory basis the compensation of our named executive officers for fiscal year 2018, as disclosed in this proxy statement. Abstentions have the effect of an “AGAINST” vote, and broker non-votes have no effect. Because this is an advisory vote, it will not be binding on the Company or the Board. However, the Compensation Committee will consider the voting results, among other factors, when making future decisions on executive compensation. The Board recommends that you vote FOR the resolution approving the Company’s fiscal year 2018 named executive officer compensation.

Proposal 3 – Approval of the 2018 Employee Stock Purchase Plan	Page 44	✓ For

The affirmative vote of at least a majority of the votes that all shareholders present at the Annual Meeting, in person or by proxy, are entitled to cast is required to approve the 2018 Employee Stock Purchase Plan. Abstentions have the effect of an “AGAINST” vote, and broker non-votes have no effect. The Board recommends that you vote FOR the approval of the 2018 Qualified Employee Stock Purchase Plan.

Proposal 4 – Approval of the 2018 Omnibus Incentive Plan	Page 51	✓ For

The affirmative vote of at least a majority of the votes that all shareholders present at the Annual Meeting, in person or by proxy, are entitled to cast is required to approve the 2018 Omnibus Incentive Plan. Abstentions have the effect of an “AGAINST” vote, and broker non-votes have no effect. The Board recommends that you vote FOR the 2018 Omnibus Incentive Plan.

Proposal 5 – Ratification of the Audit Committee’s selection of EY as the Company’s independent registered public accounting firm (“Independent Accountants”) for the fiscal year ending June 30, 2019	Page 59	✓ For

The affirmative vote of at least a majority of the votes that all shareholders present at the Annual Meeting, in person or by proxy, are entitled to cast is required to ratify the appointment of EY as the Company’s Independent Accountants for the fiscal year ending June 30, 2019. Abstentions have the effect of an “AGAINST” vote, and broker non-votes have no effect. The Audit Committee is responsible for appointing the Company’s Independent Accountants. The Audit Committee is not bound by the outcome of this vote but, if the appointment of EY is not ratified by shareholders, the Audit Committee will reconsider the appointment. The Board recommends that you vote FOR the ratification of the Audit Committee’s selection of EY as the Company’s Independent Accountants for the fiscal year ending June 30, 2019.

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PROPOSAL 1—ELECTION OF DIRECTORS

The Board is divided into three classes, each consisting of as nearly an equal number of directors as practicable. At present, the Board consists of eight members, with three directors in Classes One and Two and two directors in Class Three.

The current term of our Class One Directors expires at the Annual Meeting. Accordingly, three directors have been nominated for election to Class One positions, for a term of three years or until such time as their respective successors are elected and qualified, or until death, resignation or removal. Any Board vacancy may be filled by the remaining directors then in office, and any director so elected will serve for the predecessor’s remaining term, or until his or her death, resignation or removal.

The persons named as proxies for this Annual Meeting were selected by the Board and have advised the Board that, unless authority is withheld, they intend to vote the shares represented by validly submitted proxies as follows:

-	FOR the election of Vincent D. Mattera, Jr., who has served as a director since 2012;
-	FOR the election of Marc Y.E. Pelaez, who has served as a director since 2002; and
-	FOR the election of Howard H. Xia, who has served as a director since 2011.

Each of the nominees has consented to serve if elected. However, if any of them is unable or unwilling to serve as a director, the Board may designate a substitute nominee, in which case the persons named as proxies will vote for any substitute nominee proposed by the Board.

DIRECTOR CONDITIONAL RESIGNATION POLICY

Each incumbent director nominee has submitted an irrevocable conditional resignation, which is effective if the nominee receives a greater number of votes “AGAINST” than votes “FOR” that person’s election. If this occurs, the Corporate Governance and Nominating Committee will recommend to the Board whether to accept or reject the resignation, or if other action should be taken. The Board will act on the resignation, taking into account the Committee’s recommendation, and publicly disclose its decision and the underlying rationale, within 90 days after the date the election results are certified. The incumbent director will remain as a member of the Board during this process.

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INFORMATION REGARDING THE COMPANY’S BOARD

The professional and personal experience, qualifications, attributes and skills of each director nominee are described below, and reflect the qualities that the Company seeks in its Board members. In addition to the specific examples, the Board and the Company believe that the broad-based business knowledge, commitment to ethical and moral values, personal and professional integrity, sound business judgment, and commitment to corporate citizenship demonstrated by the nominees make them exceptional candidates for these positions.

Name	Class	Expiration of Term	Age	Director Since	Position(s) With II-VI	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Subsidiary Committee
NON-EMPLOYEE DIRECTORS:
Marc Y.E. Pelaez	One	2018	72	2002	Lead Independent Director		Member	Chair	Member
Howard H. Xia	One	2018	57	2011	Director	Member		Member	Chair
Shaker Sadasivam	Two	2019	58	2016	Director	Member	Chair
Francis J. Kramer	Two	2019	69	1989	Chairman of the Board				Member
Enrico Digirolamo	Two	2019	63	2018	Director
Joseph J. Corasanti	Three	2017	54	2002	Director	Chair	Member		Member
William A. Schromm	Three	2017	60	2015	Director	Member		Member
EMPLOYEE DIRECTOR:
Vincent D. Mattera, Jr.	One	2018	62	2012	President and Chief Executive Officer, Director

CLASS ONE DIRECTORS STANDING FOR ELECTION

Vincent D. Mattera, Jr. Dr. Mattera initially served as a member of the II-VI Board from 2000 until 2002. Dr. Mattera joined the Company as Vice President in 2004, and served as Executive Vice President from January 2010 to November 2013, when he became Chief Operating Officer. He was re-appointed to the Board in 2012. In November 2014, Dr. Mattera became the President and Chief Operating Officer. In September 2016, Dr. Mattera became the Company’s third President and Chief Executive Officer in 45 years. During his career at II-VI he has assumed successively broader management roles, including as a lead architect of the Company’s diversification strategy. He has provided vision, energy and dispatch to the Company’s growth initiatives, including overseeing the acquisition-related integration activities in the United States, Europe, and Asia - especially in China - thereby establishing additional platforms. These have contributed to a new positioning of the Company into large and transformative global growth markets while increasing considerably the global reach of the Company, deepening the technology and IP portfolio, broadening the product roadmap and customer base, and increasing the potential of II-VI.

Prior to joining II-VI as an executive, Dr. Mattera had a continuous 20-year career in the Optoelectronic Device Division of AT&T Bell Laboratories, Lucent Technologies and Agere Systems, during which he led the development and manufacturing of semiconductor laser based materials and devices for optical and data communications networks. Dr. Mattera has 34 years of leadership experience in the compound semiconductor materials and device technology, operations and markets that are core to II-VI’s business and strategy. Dr. Mattera holds a B.S. in chemistry from the University of Rhode Island (1979), and a Ph.D. in chemistry from Brown University (1984). He completed the Stanford University Executive Program (1996). His 14-year tenure at II-VI underpins a valuable historical knowledge about the Company’s operational and strategic issues. We believe that Dr. Mattera’s expertise and experience qualify him to provide the Board with continuity and a unique perspective about the Company.

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Marc Y.E. Pelaez. Mr. Pelaez is a Rear Admiral, United States Navy (retired). Rear Admiral Pelaez is currently a private consultant to defense and commercial companies. He was Vice President of Engineering, and later Vice President of Business and Technology Development, for Newport News Shipbuilding, from 1996 until 2001, when it was acquired by Northrop Grumman Corporation. From 1993 to 1996, Rear Admiral Pelaez served as Chief of Naval Research. He served as the Executive Assistant to the Assistant Secretary of the Navy (Research, Development, and Acquisition) from 1990 to 1993. From 1968 to 1990, he held numerous positions, including command assignments, in the United States Navy. He is a graduate of the United States Naval Academy. Rear Admiral Pelaez has a broad background and understanding of technology and technology development, a seasoned knowledge of military procurement practices, and management leadership and consulting skills developed throughout his military and civilian careers.

Howard H. Xia. Dr. Xia currently serves as a consultant to the telecommunications industry. Dr. Xia served as General Manager of Vodafone China Limited, a wholly-owned subsidiary of Vodafone Group Plc, a telecommunications company, from 2001 to 2014. From 1994 to 2001, he served as a Director-Technology Strategy for Vodafone AirTouch Plc and AirTouch Communications, Inc. He served as a Senior Staff Engineer at Telesis Technology Laboratory from 1992 to 1994, and was a Senior Engineer at PacTel Cellular from 1990 to 1992. Dr. Xia holds a B.S. degree in Physics from South China Normal University, and an M.S. in Physics and Electrical Engineering, and a Ph.D. in Electrophysics from Polytechnic School of Engineering of New York University. Dr. Xia’s extensive knowledge of and experience in the telecommunications industry, his knowledge of international business, including with China, and strong leadership skills make him a valuable member of our Board. In particular, his experience and knowledge of telecommunications in Asia contribute to the Board’s breadth of knowledge in this area.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE FOR ELECTION AS A CLASS ONE DIRECTOR.

CONTINUING DIRECTORS

EXISTING CLASS TWO DIRECTORS WHOSE TERMS EXPIRE IN 2019

Francis J. Kramer. Mr. Kramer joined the Company in 1983, served as its President from 1985 to 2007, its President and Chief Executive Officer from 2007 to November 2014, and its Chairman and CEO from November 2014 to September 2016. He now serves as the Company’s Chairman of the Board. Mr. Kramer holds a B.S. degree in Industrial Engineering from the University of Pittsburgh, and an M.S. degree in Industrial Administration from Purdue University. Mr. Kramer served as a director of Barnes Group Inc., an aerospace and industrial manufacturing company from 2012 to September 2016. Mr. Kramer provides our Board and the Company with guidance on growth strategy, in particular on the profitable execution of the strategy to achieve sustainable competitive advantage. He contributes considerable business development experience. He also has significant operations experience that is relevant to the Company’s strategy.

Shaker Sadasivam. Dr. Sadasivam is the Co-Founder, President and CEO of Auragent Bioscience, LLC. He also serves on the Board of four private companies, FTC Solar, Sfara, DClimate, and Sea Pharma LLC, and is a member of the Board of Trustees of Chesterfield Montessori School in Chesterfield, MO. In 2016, Dr. Sadasivam retired as President and Chief Executive Officer of SunEdison Semiconductor LLC, a leading manufacturer of advanced semiconductors for electronics, a position he held from December 2013. From 2009 to December 2013, he served as Executive Vice President and President, Semiconductor Materials Business Unit of SunEdison, Inc. (a predecessor to SunEdison Semiconductor LLC, formerly known as MEMC Electronic Materials, Inc.). From 2002 to 2009, Dr. Sadasivam served as Senior Vice President, Research and Development of SunEdison, Inc. Dr. Sadasivam holds B.S. and M.S. degrees in Chemical Engineering from the University of Madras and Indian Institute of Technology, an M.B.A. from Olin School of Business, and a Ph.D. in Chemical Engineering from Clarkson University. Dr. Sadasivam brings to the Board his extensive experience related to the semiconductor industry, and insight into areas including operations, product development and engineering management.

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Enrico Digirolamo. Mr. Digirolamo was appointed to the Board in May 2018. He is currently a senior advisor to technology companies and manufacturing firms. From 2013 to 2017, Mr. Digirolamo served as Chief Financial Officer and Senior Vice President of Covisint Corporation, a leading cloud computing company for the Internet of Things and Identity platforms. Mr. Digirolamo was with Allstate Insurance from 2010-2013, where he served as Senior Vice President, Sales and Marketing and Finance. From 2008 to 2010 Mr. Digirolamo served as Vice President and CFO for General Motors in Europe. During a 31-year career with General Motors, Mr. Digirolamo held a variety of senior executive positions throughout the corporation, including 12 years outside the United States. Mr. Digirolamo served on the Board of Directors of Metromedia International Group from 2010-2017; Premier Trailer Leasing, Inc., from 2011-201; and Identifix from 2013-2014. Mr. Digirolamo holds a B.S. from Central Michigan University, and an M.B.A. from Eastern Michigan University, and completed the Senior Executive Program at the International Institute for Management Development in Lausanne, Switzerland. He is a member of the Dean’s Leadership Roundtable at Central Michigan University, and a member of the Detroit Opera House Board of Directors and Board of Trustees. Mr. Digirolamo has extensive experience leading complex global businesses, and a broad CFO, general management, and board background.

EXISTING CLASS THREE DIRECTORS WHOSE TERMS EXPIRE IN 2020

Joseph J. Corasanti. Mr. Corasanti presently serves as a member of the Board of Directors and Chair of the Audit Committee for SRC, Inc., a non-profit research and development company. Previously, Mr. Corasanti held a number of management roles at CONMED Corporation, a medical technology company, serving as President and Chief Executive Officer from 2006 to July 2014; President and Chief Operating Officer from 1999 to 2006; Executive Vice President/General Manager from 1998 to 1999; and General Counsel and Vice President-Legal Affairs from 1993 to 1998. He also served as a director of CONMED from 1994 to 2014. From 1990 to 1993, he was an Associate Attorney with the Los Angeles office of the law firm of Morgan, Wenzel & McNicholas. Mr. Corasanti holds a B.A. degree in Political Science from Hobart College, and a J.D. degree from Whittier College School of Law. Mr. Corasanti’s past executive positions and his prior public company board experience have provided him with leadership skills and experience in a variety of matters that he contributes to our Board. His experience and skill set, including his legal background and acquisition experience, are valuable to our Board.

William A. Schromm. Mr. Schromm has served in various roles at ON Semiconductor Corporation, a leading manufacturer of energy-efficient, low-cost, high-volume analog, logic and discrete semiconductors, which was separated from Motorola in 1999. At ON Semiconductor, Mr. Schromm has served as Executive Vice President and Chief Operating Officer since 2014. Prior to that, he served as Senior Vice President, Operating Systems and Technology from 2012 to 2014, and as Senior Vice President, General Manager, Computing and Consumer Products from 2006 to 2012. Prior to joining ON Semiconductor, he worked for 19 years at Motorola in various roles, including Process Engineer, Product Manager, Operations Manager and Marketing Director. He brings extensive engineering, management and marketing experience to our Board.

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MEETINGS AND STANDING COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s Board held four regularly scheduled meetings, and 14 special meetings during fiscal year 2018. Each scheduled quarterly meeting took place over a two-day period. In fiscal year 2018, each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings for the committees of which he or she was a member. The Board and committees of the Board have the authority to hire independent advisors to help fulfill their respective duties.

The Board has four standing committees: Audit; Compensation; Corporate Governance and Nominating; and Subsidiary. All Committees have written charters that may be found on the Company’s website at www.ii-vi.com/investor/investors.html.

Committee and Members	Primary Committee Functions	Number of Meetings in Fiscal Year 2018

Audit

Joseph J. Corasanti (Chair)* Shaker Sadasivam* William A. Schromm Howard H. Xia *Qualifies as an audit committee “financial expert,” as defined by the Securities and Exchange Commission (“SEC”)

–  Oversees the Company’s discharge of its financial reporting obligations

–  Monitors the Company’s relationship with its Independent Accountants

–  Monitors performance of the Company’s business plan

–  Reviews the internal accounting methods and procedures

–  Reviews certain financial strategies

–  Establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters

–  Periodically reviews the Company’s risk assessment approach and activities undertaken by management

		4

Compensation

Shaker Sadasivam (Chair) Joseph J. Corasanti Marc Y.E. Pelaez	– Recommends and oversees compensation of the Company’s directors and executive officers – Administers and interprets the Company’s equity and incentive plans – Establishes terms and conditions of equity awards – Further information regarding the functions of the Compensation Committee is provided in the Compensation Discussion and Analysis section on page 19	12

Corporate Governance and Nominating:

Marc Y.E. Pelaez (Chair) William A. Schromm Howard H. Xia	– Develops and implements corporate governance policies and processes – Assesses Board membership needs and makes recommendations regarding potential director candidates to the Board – Reviews succession plans for CEO and other senior executives of the Company	3

Subsidiary:

Howard H. Xia (Chair) Joseph J. Corasanti Francis J. Kramer Marc Y.E. Pelaez	– Oversees the activities of the Company’s operating subsidiaries, as directed from time to time by the Board – Attends selected meetings of the Company’s operating subsidiaries and reports to the Board on material developments and risks – Focuses on risks related to operations, markets, customers and technology	4

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DIRECTOR INDEPENDENCE AND CORPORATE GOVERNANCE POLICIES

The Rules of the Nasdaq Stock Market require that a majority of the Company’s Board be Independent Directors (as defined in the Nasdaq Rules). Our Corporate Governance Guidelines further provide that a substantial majority of the members of the Company’s Board must qualify as independent. The Board has determined that all of the continuing directors or nominees for election as director are independent within the meaning of the Nasdaq Rules, other than Mr. Kramer and Dr. Mattera. In its annual review of director independence, the Board considers all commercial, banking, consulting, legal, accounting or other business relationships any director may have with the Company to determine whether any director has a material relationship with the Company. The Board considers a “material relationship” to be one that impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of the Company. When assessing the “materiality” of a director’s relationship with the Company, the Board considers all relevant facts and circumstances, from both the standpoint of the director in his or her individual capacity, and from the standpoint of the director’s family and other affiliations.

NOMINATION OF CANDIDATES FOR DIRECTOR

The Company will consider director candidates from several sources, including existing directors, members of the Company’s management team, shareholders, and third-party search firms. Enrico Digirolamo was appointed to the Board in May 2018, and was recommended to the Board by a third party search firm. The Company’s current bylaws describe the procedures by which shareholders may recommend candidates for election to the Board. In general, such nominations must be made by a shareholder in good standing, be in writing and be received by our Chairman of the Board no later than the close of business on the 120th day, and no earlier than the close of business on the 150th day, before the anniversary date of the mailing date of the Company’s proxy statement in connection with the previous year’s annual meeting. In addition, nominations must include information regarding both the nominating shareholder and the director nominee, including, their relationship to each other; any understanding between them regarding the nomination; the shares owned by the nominating shareholder; and other information concerning the proposing shareholder and/or nominee that is required for inclusion in a proxy statement filed with the SEC. Further, to be eligible for election as a director of the Company, the nominee must deliver within the timeframe noted above a written questionnaire detailing his or her background and qualifications, and a written representation and agreement as set forth in the Company’s bylaws. The form for this representation and agreement will be provided by the Secretary of the Company upon written request.

The Corporate Governance and Nominating Committee considers a variety of factors when determining whether to recommend a nominee for election to the Board, including those factors set forth in the Company’s Corporate Governance and Nominating Committee Charter. In general, candidates nominated for election to the Board should possess the following qualifications:

-	High personal and professional integrity, practical wisdom and mature judgment;
-	Broad training and experience in policy-making decisions in business;
-

Expertise that is useful to the Company in relevant disciplines, particularly financial, commercial, governmental, international, technical or scientific, and that is complementary to the experience of our other directors;

-	Willingness to devote the time necessary to carry out the duties and responsibilities of a director;
-	Commitment to serve on the Board over several terms to develop critical Company knowledge; and
-	Willingness to represent the best interests of all shareholders and objectively appraise Company performance.

Potential candidates are initially screened and interviewed by the Corporate Governance and Nominating Committee and/or a third party search firm.

Although the Board does not have a formal diversity policy, the Corporate Governance and Nominating Committee’s practice is to review the skills and attributes of individual Board members and candidates for the Board within the context of the current make-up of the full Board, to ensure that the Board as a whole is composed of individuals who, when combined, provide a diverse portfolio of experience, knowledge, talents

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and perspectives that will serve the Company’s governance and strategic needs. Candidates are also evaluated as to their broad-based business knowledge and contacts, prominence, commitment to ethical and moral values, personal and professional integrity, sound reputation in their respective fields, as well as a global business perspective and commitment to corporate citizenship. All members of the Board may interview the final candidates. The same evaluation procedures apply to all candidates for nomination, including candidates submitted by shareholders.

SIZE OF THE BOARD

As provided in the Company’s bylaws, the Board is composed of no less than five and no more than eleven members, with the exact number determined by the Board based on its current composition and requirements. At present, the Board consists of eight members.

BOARD STRUCTURE AND LEAD INDEPENDENT DIRECTOR

As part of the Board’s ongoing succession planning and leadership transition processes, the Board separated the roles of Chairman and CEO in September 2016, so as to enhance the stability of leadership and provide continued decisive leadership and seamless operation of the Company. Accordingly, Francis J. Kramer currently serves as Chairman, and Dr. Vincent D. Mattera, Jr. serves as President and CEO.

Regardless of whether, in the future, the roles of Chairman and CEO are combined or remain separated, the Company intends to retain the position of Lead Independent Director, which is currently held by Rear Admiral Pelaez. The primary responsibilities of the Lead Independent Director include:

-	Chairing executive sessions of the independent directors;
-	Supporting the Chairman in the setting of Board agendas, based on director input;
-	Chairing meetings of the Board in the Chairman’s absence; and
-	Carrying out other duties as requested by the Corporate Governance and Nominating Committee and the Board.

BOARD’S ROLE IN THE OVERSIGHT OF RISK MANAGEMENT

The Audit Committee has been designated to take the lead in overseeing the Company’s risk management at the Board level. The Audit Committee schedules time for periodic review of risk assessment and activities being undertaken by management throughout the year as part of its duties. The Audit Committee receives reports from Company management, internal audit, and other advisors, and strives to provide serious and thoughtful attention to the Company’s risk management processes and system, the nature of the material risks the Company faces, and the adequacy of the Company’s policies and procedures that respond to and mitigate these risks. Although the Audit Committee leads these efforts, risk management is periodically reviewed with the full Board, and feedback is sought from each director as to the most significant risks that the Company faces. Risk management is also reviewed and assessed by the Subsidiary Committee of the Board. Risks identified by the Subsidiary Committee are brought to the attention of the full Board.

In addition to the compliance program, the Board encourages management to promote a corporate culture that understands the importance of risk management and to incorporate it into the corporate strategy and day-to-day operations of the Company. The Company’s risk management approach also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company and to address them in its long-term planning process.

COMMUNICATION WITH DIRECTORS

Shareholders wishing to communicate with the Board may send written communications addressed to the Lead Independent Director, or to any member of the Board individually, in care of II-VI Incorporated, Attn: Secretary, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056. Any communication addressed to a director that is received by the Company at this address will be delivered or forwarded to the individual

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director as soon as practicable, except for advertisements, solicitations or other matters unrelated to the Company. The Company will forward communications received from shareholders that are addressed to the Board, to the chair of the Board committee whose function is most closely related to the subject matter of the communication.

DIRECTOR MANDATORY SERVICE CONCLUSION AND SUCCESSION PLANNING

The Board has instituted a policy for directors, as set forth in the Company’s Corporate Governance Guidelines. Under this policy, directors must voluntarily separate from the Board after the last regularly scheduled Board meeting prior to reaching the age of 75. The Board has undertaken a succession planning process to proactively address future openings on the Board. As part of this process, the Corporate Governance and Nominating Committee expects to evaluate new director candidates in the 2019 fiscal year using the criteria described in the “Nomination of Candidates for Director” section of this Proxy Statement under the heading “Director Independence and Corporate Governance Policies.”

DIRECTOR OWNERSHIP REQUIREMENTS

The minimum beneficial share ownership amount for members of the Board is a number of shares having a value of $150,000, which represents approximately three times the current annual Board cash retainer. A new Board member will have three years from the date of joining the Board to comply with this ownership requirement. In the event of non-compliance, the Board will consider measures appropriate to the circumstances.

STANDING BOARD LIMITS

Board members are limited to serving on a maximum of four public company boards, including the Company. No director currently serves on any other public company boards.

CHANGE IN DIRECTOR OCCUPATION

Under the Company’s Corporate Governance Guidelines, when a director’s principal occupation or business association changes substantially during his/her tenure, the director must tender a resignation for consideration by the Corporate Governance and Nominating Committee. The Committee then will recommend to the Board any action needed regarding the proposed resignation. Each director is limited to one employee director role.

EXECUTIVE SESSIONS OF NON-EMPLOYEE DIRECTORS

Executive sessions of non-employee directors are held regularly, with the Lead Independent Director presiding.

DIRECTOR ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

Directors are expected to attend the Annual Meeting. All directors attended last year’s Annual Meeting.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board has approved and adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all directors, officers and employees of the Company and its subsidiaries. In addition, the Company has adopted an additional Code of Ethics for Senior Leaders. Designated senior leaders are required to sign the Code of Business Conduct and Ethics every year. These documents are available on the Company’s website at www.ii-vi.com/investor/Investors.html. The Company will promptly disclose on its website any substantive amendments or waivers with respect to any provision of the Code of Conduct and any provision of the Code of Ethics for Senior Leaders.

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Employees are required and encouraged to report suspected violations of our Code of Conduct on an anonymous basis. Anonymous reports are forwarded for review by the Audit Committee.

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

The Company’s policies and procedures regarding related party transactions are included in the Code of Conduct. The Code of Conduct specifically requires that all Company directors, officers and employees refrain from activities that might involve a conflict of interest. Additionally, the Code of Conduct requires each Company director, officer and employee to openly and honestly handle any actual, apparent or potential conflict between that individual’s personal and business relationships and the Company’s interests. Before making any investment, accepting any position or benefit, participating in any transaction or business arrangement, or otherwise acting in a manner that creates or appears to create a conflict of interest, such person must make a full disclosure of all relevant facts and circumstances to, and obtain the prior written approval of, the Company. Waivers under the Code of Conduct for any of the Company’s executive officers or directors are granted only by the Board or a properly designated committee of the Board. It is expected that only those matters that are in the best interest of the Company would be approved or waived under our Code of Conduct.

DIRECTOR COMPENSATION IN FISCAL YEAR 2018

The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Company’s Board. In setting director compensation, the Company consults with its independent compensation advisor, Radford, an Aon Hewitt company (“Radford”) and considers the significant amount of time and skill required for directors to fulfill their overall responsibilities. Director compensation is only paid to non-employee directors. For purposes of this section, all references to “directors” means non-employee directors.

Our director compensation program is periodically reviewed by our Compensation Committee, with the help of the Company’s independent compensation advisor, to ensure the program remains competitive. As part of this review, the types and levels of compensation offered to our directors are compared to those offered by a select group of comparable companies. The comparable companies used are the same as those used for the Company’s named executive officers (the “Comparator Group”) and are listed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The components of our director compensation program for fiscal year 2018 are disclosed below. The Board is compensated based on a role-based compensation program, not based on the number of meetings attended, with the exception of activities of the Subsidiary Committee. Attendance at Subsidiary Committee meetings is compensated on a per-meeting basis due to the fact that there is not a set number of meetings for which attendance is required. The Compensation Committee strives to set director compensation at levels that are competitive with our Comparator Group. Typically, the overall compensation level of the Company’s directors ranges between the upper end of the second quartile and the lower end of the third quartile of compensation provided by the Comparator Group.

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DIRECTOR COMPENSATION STRUCTURE FOR FISCAL YEAR 2018

DIRECTOR CASH COMPENSATION

	Annual Retainer
Compensation Item	Member	Chair(1)	Meeting Fee
Full Board Membership	$50,000	$90,000	$—
Lead Independent Director	10,000	—	—
Audit Committee	10,000	20,000	—
Compensation Committee	7,500	15,000	—
Corporate Governance & Nominating Committee	5,000	10,000	—
Subsidiary Committee	—	5,000	1,500	(2)
(1)	Retainers paid to Chairs are in lieu of, and not in addition to, retainers otherwise paid to members.
(2)	Per-day meeting fee.

DIRECTOR EQUITY PROGRAM

In addition to the cash compensation outlined above, directors receive annual equity awards, typically in August of each fiscal year. In August 2018, each director (other than Mr. Digirolamo, who joined the Board in May 2018) received a grant of 5,700 stock options at an exercise price of $35.25 per share, and a restricted stock award grant of 2,280 shares of Common Stock. Stock options granted to directors generally have the same terms as those granted to our employees, including vesting occurring in four equal annual installments, and a term of ten years, but do not automatically vest upon a director’s departure from the Board. The Compensation Committee may recommend and the Board may approve, in its sole discretion, that a stock option award will vest upon departure from the Board, with an exercise period not to exceed five years. Restricted stock awards also generally have the same terms as those granted to our employees, including annual vesting of one-third of the award over three years, but do not automatically vest upon a director’s departure from the Board. The Compensation Committee may recommend and the Board may approve, in its sole discretion, that a restricted stock award will vest upon a director’s departure from the Board.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2018

Non-Employee Director (alphabetical order)	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Joseph J. Corasanti	$88,000	$80,370	$85,960	$254,330
Enrico Digirolamo(4)	25,000	—	—	25,000
Francis J. Kramer	129,000	80,370	85,960	295,330
Marc Y.E. Pelaez	107,500	80,370	85,960	273,830
Shaker Sadasivam	75,000	80,370	85,960	241,330
William A. Schromm	65,000	80,370	85,960	231,330
Howard H. Xia	85,750	80,370	85,960	252,080
(1)	Amounts reflect fees actually paid during fiscal year 2018. Director fees are usually paid in January of the applicable fiscal year.
(2)

Represents the aggregate grant date fair value of restricted stock issued to the non-employee directors under the 2012 Omnibus Incentive Plan, computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718 (excluding the effect of forfeitures). The grant date fair value of restricted stock was computed based upon the closing price of the Company’s Common Stock on the date of grant, which was $35.25.

(3)

Represents the aggregate grant date fair value of option awards issued by the Company to the non-employee directors under the 2012 Omnibus Incentive Plan, computed in accordance with FASB ASC Topic 718. The grant date fair value of stock option awards is based on the Black-Scholes option pricing model. The actual value, if any, that a director may realize upon exercise of stock options will depend on the excess of the stock option price over the strike value on the date of exercise. As such, there is no assurance that the value realized by a director will be at or near the value estimated by the Black-Scholes model. Refer to Note 11 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for fiscal year 2018 filed with the SEC on August 28, 2018, for relevant assumptions used to determine the valuation of option awards, except that any estimate of forfeitures for service-based conditions have been disregarded.

(4)	Mr. Digirolamo was appointed to the Board in May 2018. The fees paid to Mr. Digirolamo represented his board retainer on a pro-rata basis for 2018.

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DIRECTOR EQUITY AWARDS OUTSTANDING

The following table sets forth the aggregate number of shares of restricted stock and shares of underlying stock options held by the named directors as of June 30, 2018.

Non-Employee Director (alphabetical order)	Restricted Stock (#)	Total Option Awards Held (#)	Exercisable Option Awards (#)(1)
Joseph J. Corasanti	9,229	109,560	85,318
Enrico Digirolamo(2)	—	—	—
Francis J. Kramer	39,124	609,300	483,178
Marc Y.E. Pelaez	9,229	69,440	45,198
Shaker Sadasivam	4,744	14,940	2,310
William A. Schromm	9,229	23,910	5,898
Howard H. Xia	9,229	61,540	37,298
(1)	Includes options exercisable within 60 days of June 30, 2018.
(2)	Mr. Digirolamo was appointed to the Board in May 2018, and did not receive any restricted shares or stock options as of June 30, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

STOCK BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the ownership by any person, including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known to us to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock as of August 31, 2018. Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the shares beneficially owned. Ownership information is as reported by the shareholder in their respective filings with the SEC.

Name and Address	Number of Shares of Common Stock	Percent of Common Stock(1)
BlackRock, Inc.(2)	7,562,217	11.87%
55 East 52nd Street
New York, NY 10055
Wellington Management Group LLP(3)	6,389,481	10.03%
280 Congress Street
Boston, MA 02210
The Vanguard Group(4)	5,217,643	8.19%
P.O. Box 2600
Valley Forge, PA 19482-2600
Carl J. Johnson(5)	3,343,965	5.25%
90 Elisabeth Way
McKinney, TX 75069
(1)	As of August 31, 2018. There were 63,694,258 shares of our common stock outstanding as of August 31, 2018.
(2)

Based solely on a Schedule 13G/A filed with the SEC on February 8, 2018. BlackRock, Inc., reported sole voting power over 7,429,243 shares of Common Stock and sole dispositive power over 7,562,217 shares of Common Stock. As reported in the Schedule 13G/A, certain shares reported by BlackRock, Inc., are owned by various investment companies affiliated with BlackRock, Inc.

(3)

Based solely on a Schedule 13G/A filed with the SEC on February 12, 2018. Wellington Management Group LLP reported shared voting power over 5,711,181 shares of Common Stock and sole dispositive power over 6,389,481 shares of Common Stock. As reported in the Schedule 13G, the shares of Common Stock are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP.

(4)

Based solely on a Schedule 13G/A filed with the SEC on February 9, 2018. The Vanguard Group, Inc., reported sole voting power over 79,883 shares, shared voting power over 9,294 shares of common stock, sole dispositive power over 5,133,172 shares, and shared dispositive power over 84,471 shares of Common Stock.

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(5)

Based solely on a Schedule 13D/A filed with the SEC on June 1, 2018. Mr. Johnson reported sole voting power over 1,034,440 shares of Common Stock, shared voting power over 2,309,525 shares of Common Stock, sole dispositive power over 1,329,351 shares of Common Stock, and shared dispositive power over 2,309,525 shares of Common Stock.

STOCK BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS

The following table shows the number of shares of II-VI Common Stock beneficially owned by all directors, our named executive officers (as reflected in the “Summary Compensation Table”), and all of our directors and executive officers as a group, as of August 31, 2018. This includes shares that could have been acquired within 60 days of that date through the exercise of stock options. The number of shares “beneficially owned” is defined by Rule 13d-3 under the Exchange Act. Unless otherwise indicated, each individual and member of the group has sole voting power and sole investment power with respect to shares owned. None of the shares reflected in the table below have been pledged as security.

	Beneficial Ownership of Common Stock(9)
	Shares	Percent
Joseph J. Corasanti(1)(2)	106,303	*
Enrico Digirolamo(2)(3)	1,608	*
Francis J. Kramer(1)(2)(4)(5)(6)	1,134,705	1.8%
Vincent D. Mattera, Jr.(1)(2)(5)	607,905	*
Marc Y.E. Pelaez(1)(2)	117,426	*
Shaker Sadasivam(1)(2)	13,629	*
William A. Schromm(1)(2)	23,496	*
Howard H. Xia(1)(2)	73,208	*
Giovanni Barbarossa(1)(2)	145,907	*
Gary A. Kapusta(1)(2)	88,791	*
Mary Jane Raymond(1)(2)	115,271	*
Jo Anne Schwendinger(1)(2)(7)	21,362	*
All Executive Officers and Directors as a Group (13 persons)(8)	2,570,740	4.0%
*	Less than 1%
(1)

Includes the following amounts subject to stock options that are exercisable within 60 days of June 30, 2018: 54,669 options exercisable by Mr. Corasanti, 533,149 options exercisable by Mr. Kramer, 340,770 options exercisable by Dr. Mattera, 54,669 options exercisable by Rear Admiral Pelaez, 6,045 options exercisable by Mr. Sadasivam, 11,427 options exercisable by Mr. Schromm, 46,769 options exercisable by Dr. Xia, 79,270 options exercisable by Dr. Barbarossa, 59,076 options exercisable by Ms. Raymond, 28,380 options exercisable by Mr. Kapusta, 6,045 options exercisable by Mr. Sadasivam, and 4,320 options exercisable by Ms. Schwendinger.

(2)

Includes 2,752 shares of restricted stock and 1,608 restricted stock units held by each of Mr. Corasanti, Rear Admiral Pelaez, Dr. Xia, Mr. Sadasivam and Mr. Schromm, 37,132 shares of restricted stock and 1,608 restricted stock units held by Mr. Kramer, 1,608 shares of restricted stock units held by Mr. Digirolamo, 46,134 shares of restricted stock and 21,672 restricted stock units held by Dr. Mattera, 18,440 shares of restricted stock and 7,104 restricted stock units held by Dr. Barbarossa, 18,952 shares of restricted stock and 6,864 restricted stock units held by Ms. Raymond, 47,561 shares of restricted stock and 7,512 restricted stock units held by Mr. Kapusta and 7,808 shares of restricted stock and 4,608 restricted stock units held by Ms. Schwendinger.

(3)	Mr. Digirolamo was appointed to the Board in May 2018.
(4)	Includes 285,401 shares held in a Spousal Limited Access Trust as to which Mr. Kramer disclaims beneficial ownership.
(5)	Includes 21,135 shares held on behalf of Dr. Mattera and 16,133 shares held on behalf of Mr. Kramer in the II-VI Incorporated Nonqualified Deferred Compensation Plan.
(6)	Includes 89,657 shares held in a grantor retained annuity trust as to which Mr. Kramer disclaims beneficial ownership.
(7)	Includes 2,000 shares held by Ms. Schwendinger’s spouse, as to which Ms. Schwendinger disclaims beneficial ownership.
(8)

Includes a total of 1,278,795 shares subject to stock options exercisable within 60 days of June 30, 2018, and a total of 198,022 shares of restricted stock and 71, 742 restricted stock units held by all executive officers and directors as a group.

(9)

There were 63,694,258 shares of our common stock outstanding as of August 31, 2018. In accordance with the rules and regulations of the SEC, in computing the percentage ownership for each person listed, any shares which the listed person had the right to acquire within 60 days are deemed outstanding; however, shares which any other person had the right to acquire within 60 days are disregarded in the calculation. Therefore, the denominator used in calculating beneficial ownership among the persons listed may differ for each person.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires the Company’s directors, executive officers and persons who beneficially own more than 10% of a class of the Company’s registered equity securities to file with the SEC and deliver to the Company initial reports of ownership and reports of changes in ownership of such registered equity securities.

The Company’s directors and executive officers timely filed all reports due under Section 16(a) during the period from July 1, 2017, through June 30, 2018, except that one late Form 4 on behalf of Jo Anne Schwendinger was filed to report the withholding by the Company of 790 shares to discharge withholding tax obligations in connection with the vesting of restricted shares on March 6, 2018, and one late Form 4 on behalf of Francis J. Kramer was filed to report the withholding by the Company of 25,000 and 2,208 shares to discharge withholding tax obligations in connection with the vesting of restricted shares on March 2, 2017, and March 2, 2018, respectively.

EXECUTIVE OFFICERS

Set forth below is information concerning our Named Executive Officers (“NEOs”) discussed herein as of June 30, 2018.

Name	Age	Position
Vincent D. Mattera, Jr.	62	President and Chief Executive Officer; Director
Mary Jane Raymond	57	Chief Financial Officer, Treasurer and Assistant Secretary
Gary A. Kapusta	58	Chief Operating Officer
Giovanni Barbarossa	56	Chief Technology Officer and President II-IV Laser Solutions
Jo Anne Schwendinger	62	Chief Legal and Compliance Officer and Secretary

Biographical information for VINCENT D. MATTERA, JR. may be found in the “DIRECTORS” section of this Proxy Statement.

MARY JANE RAYMOND has been Chief Financial Officer and Treasurer of the Company since March 2014. Previously, Ms. Raymond was Executive Vice President and Chief Financial Officer of Hudson Global, Inc., from 2005 to 2013. Ms. Raymond was the Chief Risk Officer and Vice President and Corporate Controller at Dun and Bradstreet, Inc., from 2002 to 2005. In addition, she was the Vice President, Merger Integration, at Lucent Technologies, Inc., from 1997 to 2002, and held several management positions at Cummins Engine Company from 1988 to 1997. Ms. Raymond holds a B.A. degree in Public Management from St. Joseph’s University, and an M.B.A. from Stanford University.

GARY A. KAPUSTA joined II-VI in February 2016, serving as Chief Operating Officer. Prior to his employment with the Company, Mr. Kapusta served in various roles at Coca-Cola, including as President & Chief Executive Officer, Coca-Cola Bottlers’ Sales & Services L.L.C.; and President, Customer Business Solutions, and Vice President, Procurement Transformation, of Coca-Cola Refreshments. He joined Coca-Cola following a 19-year career at Agere Systems, Lucent Technologies, and AT&T. Mr. Kapusta graduated from the University of Pittsburgh with B.S. and M.S. degrees in Industrial Engineering, and holds an M.B.A. from Lehigh University.

GIOVANNI BARBAROSSA joined II-VI in October 2012, and has been the President, Laser Solutions Segment since 2014, and the Chief Technology Officer since 2012. Dr. Barbarossa was employed at Avanex Corporation from 2000 through 2009, serving in various executive positions in product development and general management, ultimately serving as President and Chief Executive Officer. When Avanex merged with Bookham Technology, forming Oclaro, Dr. Barbarossa became a member of the Board of Directors of Oclaro, and served as such from 2009 to 2011. Previously, he held senior management roles in the Optical Networking Division of Agilent Technologies and in the Network Products Group of Lucent Technologies. He was previously a Member of Technical Staff, then Technical Manager at AT&T Bell Labs, and a Research Associate at British Telecom Labs. Dr. Barbarossa graduated from the University of Bari, Italy, with a B.S. degree in Electrical Engineering, and holds a Ph.D. in Photonics from the University of Glasgow, U.K.

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JO ANNE SCHWENDINGER was appointed to the position of General Counsel and Secretary of II-VI Incorporated in March 2017, and assumed the role of Chief Legal and Compliance Office and Secretary in November 2017. Prior to joining II-VI, from August 2016 to March 2017, Ms. Schwendinger was in the private practice of law at Blank Rome LLP, where she was a member of the firm’s Corporate Mergers & Acquisitions and Securities group. Before joining Blank Rome, Ms. Schwendinger held various positions, from February 2000 to August 2016, at Deere & Company, including Regional General Counsel for Asia-Pacific and Sub-Saharan Africa. Ms. Schwendinger currently serves on the global Board of Directors of the Association of Corporate Counsel. Ms. Schwendinger holds a Bachelor’s degree from the Université d’Avignon et des Pays de Vaucluse, and a Master’s degree from the Université de Strasbourg. Her Juris Doctor degree is from the University of Pittsburgh School of Law.

EXECUTIVE COMPENSATION

FISCAL YEAR 2018 COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

Our Compensation Discussion and Analysis explains the key features of our executive compensation program for fiscal year 2018 and the Compensation Committee’s approach in deciding fiscal year 2018 compensation for our NEOs. We have divided this discussion into six parts:

1.	Compensation Philosophy and Objectives
2.	Elements of Total Direct Compensation
3.	Fiscal Year 2018 Total Direct Compensation Decisions and Results
4.	Process for Setting Compensation for Fiscal Year 2018
5.	Compensation and Risk
6.	Additional Information

COMPENSATION PHILOSOPHY AND OBJECTIVES

Overview

The Company believes in setting challenging objectives and requires talented and committed people to achieve them. The Company’s executive compensation program is designed to align our executives’ compensation with the market and the interests of our shareholders, and to attract, motivate and retain high-quality executive talent.

The Company’s executive compensation philosophy is based on the principle of pay-for-performance, with a substantial portion of total direct compensation (“TDC”) being at risk, and tied to performance. TDC refers to the sum of base salary, annual cash incentives and annual equity-based awards, which collectively form the core of our executive compensation program. We target TDC in the range of median level of pay of our Comparator Group for performance at target. Actual compensation received by the NEOs may be higher or lower than the competitive median depending on our performance results.

The primary objectives of our fiscal year 2018 executive compensation program were:

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Continuous Improvements in Performance: Ensure that a significant portion of TDC is at risk, based on Company and individual performance, measured by revenue and net income (the measures for determining cash incentives), and cash flow from operations (a metric used for performance shares).

-	Shareholder Returns Above Median: Maximize Company performance to enhance relative total shareholder return (“rTSR”), another metric used for performance shares.
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Stable Leadership: Attract and retain a high caliber of executive talent by taking into account competitive market practices at our Comparator Group and providing equity awards with multi-year vesting conditions to encourage retention and performance.

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Sustainable Achievement of Results: Encourage a long-term focus by our NEOs, while recognizing the importance of short-term performance, with goals that are challenging yet attainable, and discourage excessive risk taking, all through a balanced mix of annual and longer-term incentives tied to our business goals and various best-practice policies, such as our compensation clawback policy.

-	Commitment: Align executive and shareholder interests by requiring our NEOs to meet share ownership and holdings guidelines and prohibit them from hedging or pledging Company stock.

Shareholder Outreach

For fiscal year 2017, the Company received over a 97% non-binding favorable vote on executive compensation. This followed a year of ongoing investor interactions, including more than 30 days spent with investors in person, and the final implementation of compensation changes identified from the fiscal year 2015 shareholder vote. The Compensation Committee believes that the 2017 vote indicated strong support for the changes we made to our executive compensation program. Accordingly, the Compensation Committee did not make any material changes to the compensation program for fiscal year 2018.

Given the actions we took after 2015, our strong 2017 vote, and the fact that we made no material program changes in fiscal year 2018, there were no compensation matters for which the Company needed to solicit the shareholders’ views in fiscal year 2018. The Company did, however, continue to reach out to shareholders.

During fiscal year 2018, the Company interacted live with investors holding a minimum of 65% of our outstanding shares, in most cases more than once, and 89% of shareholders who individually hold 2% or more of the stock during the year. The Company has many small investors, with approximately 87% of our individual shareholders holding 0.5% or less of the outstanding stock, and collectively accounting for less than 18% of our outstanding shares. We met with 14% of those smaller investors.

The Company’s time with investors focused primarily on the Company’s performance, strategy and metrics for ensuring short and long term revenue and earnings growth.

On November 8, 2017, the Company held its first ever investor day in New York City. The Company endeavored to invite all shareholders as of June 30, 2017, for which contact information was accessible, via an electronic invitation. We also invited more recent investors if their interest in the Company was disclosed to us in time to be invited before we reached the capacity of the venue. Approximately 80 current, past and potential investors attended. The program took place over four hours, approximately half of it dedicated to questions. The focus of the program was a cohesive review of the Company’s strategy, end market opportunities, relationship of the Company’s differentiated materials capabilities to each one of those opportunities, and the Company’s goals for financial returns. The feedback from investors was strongly positive.

Compensation Decisions Aligned to Our Performance

Recap of the Company’s Performance in Fiscal Year 2018. Detailed below are the abbreviated results of the Company’s performance for fiscal year 2018. For a more detailed review, please see the Company’s Annual Report on Form 10-K for the fiscal year 2018, filed with the SEC on August 28, 2018.

	FY 2018	FY 2017	Increase (Decrease)
Revenue	$1,159 million	$972 million	19%
Gross Margin %	39.8%	40.0%	(20 bps)
Bonus Operating Profit	$201 million	$176 million	14%
EBITDA	$221 million	$189 million	17%

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Alignment of Executive Pay and Company Performance in Fiscal Year 2018. The performance described above drove our fiscal year 2018 compensation decisions for the NEOs:

-	Revenue and Net Income. The annual cash incentives for NEOs were awarded at approximately 175% of target, based on the Company’s ratio of actual to target revenue, and actual to target net income.
-	Relative Total Shareholder Return. Performance shares based on rTSR for the 3-year period ended June 30, 2018, resulted in an actual award payout of 200% of the target number of shares.
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Fiscal Year 2018 Equity Awards. NEOs received awards in a balanced mix of stock options (30%), restricted stock (30%) and performance shares (40%) with a 3-year performance period and goals tied to both cash flow and rTSR performance.

ELEMENTS OF TOTAL DIRECT COMPENSATION

TDC combines both fixed and variable elements, with variable elements based on Company performance. The Company pays incentive compensation only after the Compensation Committee has certified the Company’s operating results and approves the compensation award. In certifying the results, the Committee ensures that it has received the audit of our financial performance by the Company’s Independent Accountants, and the report of the Audit Committee with respect to the Company’s audited financial statements.

To achieve our compensation objective of driving continuous improvements in performance we set TDC so that:

-	A substantial portion of TDC is variable (for fiscal year 2018, approximately 66% for all NEOs; and
-	The variable portion is a mix of equity and cash.

Figure A and Figure B below show that variable compensation makes up approximately 71% and 62% of the fiscal year 2018 target TDC of our CEO and NEOs, respectively.

CEO COMPENSATION MIX	NEO COMPENSATION MIX

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NEO compensation for fiscal year 2018 included the following elements, as described below. For ease of understanding, the term “non-equity incentive plan compensation” in the Summary Compensation Table and other tables below is referred to as “cash incentives.” The following chart summarizes the key elements of TDC for our NEOs for Fiscal Year 2018.

Element	Description	2018 Pay Action	Primary Metrics
Base Salary	Market-competitive fixed pay reflective of an NEO’s role, responsibilities, and individual performance.	Increased NEO salaries based on individual performance, and evaluation against our Comparator Group. Increases ranged from 8% to 10%.	Comparator Group benchmarking
BIP Cash Incentive

Payable to NEOs with at least six months of service, based on a targeted level of operating profit, reduced by variable compensation paid (“Bonus Operating Profit”). The Compensation Committee pre-determines the Bonus Operating Profit target.

		During fiscal year 2018, Bonus Operating Profit performance for our NEOs was 17% of target.	Bonus Operating Profit
GRIP Cash Incentive	Payable to NEOs, based on achieving targeted revenue and net income results. The Board pre-determines the targets.	Actual payout for fiscal year 2018 was 175% of the target applicable to the Company’s consolidated results.	Revenue and net income
Equity-Based Awards

Time-based and performance-based awards that provide incentive to focus on long-term growth and financial success, to balance short- and long-term performance, and to align executive and shareholder interests.

		NEO target equity compensation for 2018 consisted of 30% Stock Options, 30% Restricted Stock, and 40% Performance Share Awards with a 3-year performance period.	Russell 2000 for rTSR and Board approved budget for cash flow from operations (Performance Share Awards)

FISCAL YEAR 2018 TOTAL DIRECT COMPENSATION DECISIONS AND RESULTS

Base Salary

The Compensation Committee annually reviews NEO base salaries. For fiscal year 2018, the Compensation Committee approved annual merit increases in base salary based on its assessment of current market data for similar positions in the Comparator Group and individual performance. Compensation Committee approval is then reviewed and ratified by the Board. The increases in NEO base salaries for fiscal year 2018 that appear in the chart below reflect these adjustments.

Named Executive Officer	Fiscal Year 2018 Base Salary	Fiscal Year 2017 Base Salary	Percentage Increase
Vincent D. Mattera, Jr.	$686,200	$624,100	10%
Mary Jane Raymond	399,300	363,000	10%
Gary A. Kapusta	413,100	383,750	8%
Giovanni Barbarossa	412,000	382,500	8%
Jo Anne Schwendinger	302,500	275,000	10%

Actual base salary amounts paid for fiscal year 2018 are included under the “Base Salary” column in the Summary Compensation Table later in this Proxy Statement.

Cash Incentives

We provided our NEOs with annual cash incentive award opportunities for fiscal year 2018 under two programs: (1) Bonus Incentive Program (BIP) and (2) Goal / Results Incentive Program (GRIP), as described below. Actual payouts under these programs for fiscal year 2018 are included under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table later in this Proxy Statement.

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Bonus Incentive Program (“BIP”). The BIP is a Company-wide bonus program that has been successfully used by the Company throughout most of its history, to tie the interests of all of our employees who have at least six months of service, regardless of position, to the operating earnings of the Company, which is a major driver of shareholder value. This plan drives a Company-wide focus on achieving targeted Bonus Operating Profit (BOP), and is evaluated on that basis. BOP is the Company’s annual operating profit before reduction for variable employee compensation (both cash and equity). At the beginning of the Company’s fiscal year, the Compensation Committee determines the percentage of final approved budgeted annual operating profit available to be paid under the BIP for the year. This determination is based on total budgeted annual salary of all eligible employees. Actual payouts under the BIP could deviate from the budgeted payout due to changes in actual operating results as compared to budgeted operating results, and changes in the participant pool. The BIP is paid at 75% of the earned amount at the end of each of the first three fiscal quarters, based on interim financial performance. The final payment is made after fiscal year end, at which time the balance of the full year payout is paid.

The BOP target and actual performance results for fiscal year 2018 compared to fiscal year 2017 (in $ millions, except percentages) were:

	2018	2017
Budgeted Bonus Operating Profit	$191.2	$104.8
Actual Bonus Operating Profit Achieved	$218.3	$175.8
Actual BIP Performance % as Compared to Budget(1)	117%	180%
(1)	The 117% performance is a function of the actual BOP and qualified wages delivering a 19.5% payout versus budgeted payout of 16.7%

The NEO payouts under our BIP for fiscal year 2018 were:

Named Executive Officer	Fiscal Year 2018 BIP	Fiscal Year 2017 BIP
Vincent D. Mattera, Jr.	$133,809	$179,660
Mary Jane Raymond	77,864	109,989
Gary A. Kapusta	80,555	48,448
Giovanni Barbarossa	80,340	115,898
Jo Anne Schwendinger(1)	49,156	—
(1)	Ms. Schwendinger was not an NEO for fiscal year 2017, and therefore no amounts are reported for her for that year.

Goals/Results Incentive Program (“GRIP”). This program focuses achieving revenue and net income goals for the year. The purpose of the GRIP cash incentive program is to link pay to the major drivers of increasing shareholder value – growth in revenue and growth in net income. The GRIP for fiscal year 2018 was based solely on achievement of revenue and net income targets set by the Compensation Committee. Net income was used rather than earnings per share to eliminate variability based on share count.

The revenue and net income calculation methodology is derived from the GRIP Matrix. The bottom, or the threshold, of the matrix is normally the prior fiscal year’s results for revenue and net income, unless there is a significant one-time event or an expected market or investment change. At the threshold, the payout is 30% of the target amount. Below the threshold, the payout is zero. The middle of the matrix is the current year’s revenue and net income targets as approved by the Compensation Committee. These targets are designed to motivate achievement of challenging goals and drive rTSR. The upper right of the matrix is the achievement maximum, set at 115% of the revenue and net income targets, at which the payout is 200% of the target amount. The GRIP payout is calculated by interpolation within the matrix. Revenue and net income are equally weighted.

For purposes of calculating the relevant net income for fiscal year 2018, the Company used adjusted net income, and excluded the effects of (i) the acquisitions of Integrated Photonics Inc., and II-VI Compound

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Semiconductor Ltd., and a reported equity investment, (ii) the total expense associated with the Company’s $345 million convertible debt issuance and the Tax Cuts and Jobs Act, because these items were not contemplated in the original targets. The excluded items consist of the operating results and transaction fees II-VI paid on behalf of the acquisitions, and the costs associated with convertible debt, including the one-time transaction expenses, interest differential, amortization of the convertible debt discount, debt issuance costs, and the impact of the Tax Cuts and Jobs Act.

The targets and performance for the revenue and net income for GRIP for fiscal year 2018 are:

(in millions)
Metric	Entry	Target	Maximum	Actual Performance	Approved Adjustments	Adjusted Performance for GRIP Compensation
Revenues	$908.60	$1,068.90	$1,229.20	$1,146.70	$6.6	$1,153.30
Net Income	$95.20	$108.98	$125.33	$89.10	$38.97	$128.07

Total GRIP payouts to our NEOs under our GRIP were:

Named Executive Officer	Fiscal Year 2018 GRIP	Fiscal Year 2017 GRIP
Vincent D. Mattera, Jr.	$1,262,004	$1,101,688
Mary Jane Raymond	655,055	454,514
Gary A. Kapusta	470,859	476,399
Giovanni Barbarossa	363,031	254,376
Jo Anne Schwendinger(1)	387,879	—
(1)	Ms. Schwendinger was not an NEO for fiscal year 2017, and therefore no amounts are reported for her for that year.

Equity Incentives

In this section, we describe both equity grants made in fiscal year 2018 to our NEOs and the results of prior-year performance share awards that became earned based on performance through the end of fiscal year 2018.

Equity Grants Made in Fiscal Year 2018. The equity compensation for our NEOs for fiscal year 2018, consistent with recent practice, was made up of a balanced mix of (a) stock options (30%), (b) restricted shares (30%) and (c) performance shares (40%). Equity awards were targeted based on the Committee’s assessment of market data and individual performance for the CEO represents 65% of his TDC and for the other NEOs approximately 50% of their TDC. The awards were granted in August 2017 at the beginning of the 2018 fiscal year, and we therefore refer to them as the “2018 awards.”

The grant date fair value for the 2018 awards are included in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table later in this Proxy Statement. Additional details about the 2018 awards are included in the Grants of Plan-Based Awards table later in this Proxy Statement. The following provides additional discussion about the 2018 awards.

Nonqualified Stock Options (“Stock Options”). Because financial gain from stock options is only possible if the price of our Common Stock increases during the term of the stock option, we believe grants encourage NEOs and other employees to focus on actions and initiatives that should lead to a longer-term increase in the price of our Common Stock, aligning the interests of our NEOs and other employees who receive them with those of our shareholders. Typically, stock options are granted in August and are 30% of the total targeted equity award to the NEO. The strike price is set on the date of the grant and represents the fair market value of the Company’s Common Stock on that day. The options vest at the rate of 25% per year and expire after 10 years. The options do not have any tangible value if the stock price does not increase.

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The fiscal year 2018 stock options were granted to the NEOs with a strike price $35.25 per share, the closing price (and fair market value) of the Company’s stock on August 18, 2017. The stock options have a 10-year term and vest in four equal annual installments. Stock options granted to the NEOs on August 18, 2017, were as follows:

Named Executive Officer	Stock Options Granted	Grant Date Fair Value(1)
Vincent D. Mattera, Jr.	60,120 shares	$1,146,250
Mary Jane Raymond	17,880 shares	234,748
Gary A. Kapusta	15,960 shares	209,540
Giovanni Barbarossa	14,640 shares	192,209
Jo Anne Schwendinger(2)	—	—
(1)	The Company uses the Black-Scholes option pricing model to determine fair value.
(2)

Ms. Schwendinger did not receive a grant of Stock Options in fiscal year 2018 because she received a grant of Stock Options in March 2017 at the time of her employment as the Company’s General Counsel and Secretary.

Restricted Stock Award (“RSAs”). The Compensation Committee uses RSAs to enhance the retention value of our equity program, and help ensure an acceptable risk taking environment. The value of restricted stock awards is set in August at approximately 30% of the total targeted equity award to the NEO. RSAs vest at the rate on one-third per year over a three-year period.

The fiscal year 2018 RSAs were granted to our NEOs on August 18, 2017, with a fair market value of $35.25 per share, the closing price of the Company’s stock on that date. The RSAs vest at the rate of one-third per year over a 3-year period. RSAs granted to the NEOs on August 18 2017, were as follows:

Named Executive Officer	Restricted Stock Granted	Grant Date Fair Value(1)
Vincent D. Mattera, Jr.	24,048 shares	$847,692
Mary Jane Raymond	7,152 shares	252,108
Gary A. Kapusta	6,384 shares	225,036
Giovanni Barbarossa	5,856 shares	206,424
Jo Anne Schwendinger	4,800 shares	169,200
(1)	Grant date fair value is calculated by the number of shares granted multiplied by the stock price on the date of grant of $35.25.

Performance Share Awards (“PSAs”). The Compensation Committee believes that longer term awards tied directly to elements of shareholder value are beneficial to the sustainable management of the Company. Because Relative Total Shareholder Return (“rTSR”) and cash flow from operations influence increases in shareholder value over time, the Company has based its PSAs on those metrics, in order to reward both carefully considered strategic actions and excellent management and execution. Typically, PSAs are granted at the beginning of the fiscal year and are 40% of the total targeted equity award to each NEO. PSAs have a 3-year performance period. The number of PSAs actually earned is determined shortly after the end of the performance period based on the applicable performance results.

The PSAs granted in fiscal year 2018 depend on the achievement of two metrics, cash flow from operations and rTSR. These metrics are equally weighted, and operate independently of one another. The number of PSAs earned is determined by the Compensation Committee, and is based on performance compared to the target for the full performance period.

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Cash Flow from Operations Awards. These awards (the “2018 Cash Flow Performance Awards”) will be earned based on the achievement of specific consolidated cash flow metrics established for the thirty-six month period ending June 30, 2020. The 2018 Cash Flow Performance Awards will be earned as follows:

Performance vs. Target	Payout vs. Target
0.00% to 74.99%	0%
75.00% to 99.99%	50.00% to 99.99%
100%	100%
100.01% to 139.99%	100.01% to 199.99%
140% or Greater	200%

rTSR Awards. These awards focus on achieving certain levels of shareholder value compared to the Russell 2000 index. The Compensation Committee believes that rTSR is one important reflection of Company performance, and recognizes that our shareholders invest in the Company with the expectation that we will deliver a level of performance that creates value. As such, the 2018 rTSR Performance Awards will be earned based on achieving cumulative rTSR for the thirty-six month period ending June 30, 2020, compared to returns on the Russell 2000 index, as follows:

Cumulative rTSR	Payout vs. Target
Below the Russell 2000 50th percentile by more than 40%	0%
Between 0 and 40% below the Russell 2000 50th percentile, and an absolute positive cumulative rTSR	50.00% to 99.99%
Equal to the Russell 2000 50th percentile	100%
Between 0 and 40% above the Russell 2000 50th percentile	100.01% to 199.99%(1)
More than 40% above the Russell 2000 50th percentile	200%(1)
(1)	If there is a negative cumulative rTSR for the performance period, and cumulative rTSR is above Market 50th Percentile, the percentage of the Target Award earned will be capped at 100.00%

Target award amounts for PSAs for fiscal year 2018 granted on August 18, 2017, for the NEOs are as follows:

Named Executive Officer	Target rTSR- Based Awards	Target Cash Flow-Based Awards	Aggregate Fair Value at Target Payout		Aggregate Fair Value at Maximum Payout
Vincent D. Mattera, Jr.	16,032 shares	16,032 shares	$	1,130,256	$	2,260,512
Mary Jane Raymond	4,764 shares	4,764 shares		335,862		671,724
Gary A Kapusta	4,260 shares	4,260 shares		300,330		600,660
Giovanni Barbarossa	3,900 shares	3,900 shares		274,950		549,900
Jo Anne Schwendinger	3,204 shares	3,204 shares		225,882		451,764

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rTSR Performance Share Awards Earned in Fiscal Year 2018.

At June 30, 2018, each of the Company’s NEOs other than Mr. Kapusta and Ms. Schwendinger had a TSR award granted in August 2015 under the 2012 Omnibus Incentive Plan (the “2015 TSR Awards”) and for which the 36-month performance period ended on June 30, 2018 (the 2015 TSR Award Performance Period”). The 2015 TSR Awards were earned based on total shareholder return, the Company’s stock outperformed the Russell 2000 50th percentile by 115%, the payout falls more than 40% above the Russell 2000 resulting in a payout of 200%.

Named Executive Officer	TSR Based Awards Target	Payout % Based on Russell 2000 Performance	TSR Based Awards Earned
Vincent D. Mattera, Jr.	10,800 shares	200%	21,600 shares
Mary Jane Raymond	5,695 shares	200%	11,390 shares
Gary A. Kapusta(1)	—	—	—
Giovanni Barbarossa	7,634 shares	200%	15,268 shares
Jo Anne Schwendinger(1)	—	—	—
(1)	Mr. Kapusta joined the Company in February 2016, and Ms. Schwendinger in March 2017, as such, they did not receive a grant of a 2015 PSA

Note that, in August of 2016, the performance period for the Cash from Operations metric was increased from two years to three years, and therefore there is no payout for this metric in FY18.

PROCESS FOR SETTING COMPENSATION FOR FISCAL YEAR 2018

Compensation Committee Matters and Scope of Authority

The Compensation Committee acts on behalf of the Board to establish the compensation of executive officers of the Company, and provide oversight of the Company’s compensation philosophy. In determining fiscal year 2018 NEO compensation, the Compensation Committee was advised by its independent compensation advisor. Radford was retained by, and reported directly to, the Compensation Committee. Radford performed no other work for the Company, or for the members of the Board, other than its advisory services related to compensation. Radford had no prior relationship with our Chief Executive Officer or with any other executive officer or director.

Development of the Comparator Group

Our Comparator Group was constructed by the Compensation Committee with assistance from Radford, and includes companies we compete with for investor capital, talent and market share. Because the Company provides a wide range of products serving multiple end markets, the Compensation Committee believes that it is important to consider peers with Global Industry Classification Standard (“GICS”) codes that align with the Company’s multiple segments. The Comparator Group for fiscal year 2018 consisted of 19 manufacturing companies with GICS codes that reflect the Company’s lines of business:

-	GICS code 201010 – One company classified as Industrial – Capital Goods – Aerospace and Defense
-	GICS code 201060 – One company classified as Industrial Machinery
-	GICS code 452010 – One company classified as Communications Equipment.
-	GICS code 452030 – Six companies classified as Information Technology – Technology Hardware and Equipment – Electronic Equipment, Instruments and Components;
-	GICS code 453010 – Ten companies classified as Information Technology – Semiconductors and Semiconductor Equipment

Companies in the Comparator Group had revenues ranging from $0.4 billion to $1.7 billion, with median revenues of $0.9 billion. In structuring the Comparator Group, the Compensation Committee focuses on (a) industry, (b) total revenue and profitability, (c) annual revenue growth, and (d) global footprint. The

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Comparator Group also has executive officer functions that are generally comparable to ours in terms of complexity and scope of responsibilities. For fiscal year 2018 compensation decisions, the Comparator Group consisted of:

Fiscal Year 2018 Comparator Group

Brooks Automation, Inc.	Finisar Corporation	Microsemi Corporation
Cabot Microelectronics Corporation	Franklin Electric Co., Inc.	OSI Systems, Inc.
Cognex Corporation	HEICO Corporation	Rogers Corporation
Coherent Inc.	IPG Photonics	Semtech Corporation
Cree, Inc.	Kulicke and Soffa Industries, Inc.	Silicon Laboratories, Inc.
Diodes Incorporated	Methode Electronics, Inc.
Entegris, Inc.	MKS Instruments, Inc.

The Compensation Committee’s Processes

The Compensation Committee utilizes a number of processes to assist it in ensuring that the Company’s executive compensation program achieves its objectives. Among those are:

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Meetings. The Compensation Committee meets at least quarterly, or more often as needed. For fiscal year 2018, the Committee met 12 times. Agendas are established in advance of the meetings, under the direction of the Compensation Committee Chair.

•

Independent Compensation Advisor: The Compensation Committee engages an independent compensation advisor to assist the Committee in setting executive compensation, and selects an advisor only after evaluating all factors relevant to that advisor’s qualifications and independence from Company management. The Committee’s independent advisor for fiscal year 2018 was Radford.

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Assessment of Company Performance. The Compensation Committee uses objective measures of Company and Comparator Group performance in establishing total compensation targets. These include rTSR, earnings growth, revenue growth, operating profit, and cash flow from operations.

•

Assessment of Shareholder Feedback. The Compensation Committee, and in particular the Chair of the Committee, directs and participates in the collection of the shareholder feedback. Conversations are focused on listening to feedback in general, and asking specific questions about the elements of the Company’s compensation program, and the key criteria the investor uses to evaluate pay and performance alignment.

•

Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including our NEOs. During the course of the year, the Compensation Committee meets with the CEO and the Vice President, Human Resources, to review recommendations on changes, if any, in the compensation of each NEO other than the CEO, based on individual performance. With respect to the CEO, the Compensation Committee meets with the Vice President, Human Resources, to review Comparator Group market data and CEO performance so that the Compensation Committee can recommend TDC targets to the full Board.

•

Target Pay Philosophy. The Compensation Committee considers relevant market pay practices when setting executive compensation. Its goal is to balance market alignment with the Company’s performance and ability to recruit, motivate and retain high caliber talent. Based on the Compensation Committee’s judgment, current market practices, compensation data from the Comparator Group, compensation data from the independent compensation advisor, and each employee’s contributions to the Company, the Compensation Committee makes a recommendation to the full Board regarding targeted TDC and actual payouts at year-end for each of our NEOs.

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Application of Judgment

The Compensation Committee believes that the application of its collective experience, business judgment, and current objective market data provided by its independent compensation advisor significantly contribute to the overall compensation setting process. While market data provide an important tool for analysis and decision-making, the Compensation Committee realizes that these data do not necessarily provide a complete picture of an executive’s performance and contributions to the Company. Consequently, the Compensation Committee also gives serious consideration to an individual’s personal contribution to the Company, including his or her individual skill set, qualifications, experience and demonstrated performance. The Company values and seeks to reward performance that develops talent within the Company, embraces the sense of urgency that distinguishes the Company, and demonstrates the qualities of imagination and drive to resolve longer-term challenges or important new issues. These and similar other competencies are not easily correlated to typical compensation benchmarking data, but deserve and receive consideration in reaching compensation decisions. The market data provided by our independent compensation advisor provide the Compensation Committee and senior management with the foundation for applying to compensation decisions.

COMPENSATION AND RISK

The Company’s compensation programs are designed to motivate and reward our employees and executive officers for their performance as well as Company performance, and for prudent risk-taking during the fiscal year and over the long term. The Compensation Committee periodically reviews our compensation policies and practices to ensure that they do not encourage our executives or other employees to take inappropriate risks. Based on these reviews, and a review of the Company’s internal controls, the Compensation Committee and management have concluded that our policies and practices are sound, and do not encourage executives or other employees to take excessive risks that would be reasonably likely to have a material adverse effect on the Company.

Compensation programs for our executives and other employees include the following risk mitigation features, which we believe reduce the tendency for excessive risk taking, and reduce the incentive to maximize short-term results at the expense of long-term results and value:

•	Balanced Pay Mix: Our compensation program balances the mix of (i) cash and equity-based compensation and (ii) short-term and long-term award horizons.

•

Mix of Performance Metrics: We do not rely on a single performance metric to determine payouts for performance-based awards. Instead, performance targets are tied to a variety of financial metrics, including earnings growth, revenue growth, cash flow from operations, and operating profits.

•	Calculation and Verification of Performance: Controls are in place to ensure accuracy of calculations as to actual performance against the pre-established performance targets for each award.

•	Caps on Incentive Compensation Arrangements: Performance share and GRIP cash incentive awards are capped at 200%.

•

Multi-Year Vesting on Long-Term Equity-Based Compensation Awards: Our long-term equity-based awards are subject to multi-year vesting, which requires a long-term commitment on the part of our employees.

•

Share Ownership Requirements: This policy requires our CEO to own Company common stock having a value of at least three times his annual base salary, and our other executive officers to own Company common stock having a value at least equal to their annual base salary. The guidelines have a phase-in period to allow newly hired or promoted executives to acquire the requisite share levels over a period of three years. All NEOs are currently in compliance with this policy.

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•	Holding Requirements: In addition to satisfying share ownership requirements, executives must hold restricted and performance shares (net of tax) for at least one year after vesting.

•

Clawback Policy: If the Company must restate its financial statements due to material non-compliance with any financial reporting requirements (a “Restatement”), any current or former executive officer or other employee of the Company (i) who received incentive compensation based on financial information that is subject to restatement, and (ii) whose gross negligence, fraud or misconduct caused or contributed to the non-compliance resulting in the Restatement, would be required to reimburse the Company for any incentive compensation received in excess of what they would have received under the Restatement. In addition, if the Board in its sole discretion determines that the gross negligence, fraud or misconduct by a current or former executive officer or other employee caused or contributed to the need for the Restatement, then such person would be required to repay the net profits realized from any sales of shares of the Company’s Common Stock that were received as incentive compensation based on the restated financial statements.

•

Prohibition on Pledging and Anti-Hedging Policy: To further demonstrate the Company’s commitment to align the interests of our officers and directors with those of our shareholders, the Board formalized a policy which prohibits hedging or pledging of Company stock by members of our Board and executive officers. Throughout the fiscal year, there were no such arrangements.

ADDITIONAL INFORMATION

Deferred Compensation. The II-VI Incorporated Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) is designed to allow executive officers and certain employees of the Company to defer receipt of compensation into a trust fund for retirement or other qualified purposes. In addition, in connection with his promotion to Chief Executive Officer, Dr. Mattera receives an annual $100,000 employer contribution credited to the Deferred Compensation Plan. For a description of the Deferred Compensation Plan and more information regarding the amounts deferred under the Deferred Compensation Plan, see the “Nonqualified Deferred Compensation Table” and accompanying narrative.

Employees’ Profit Sharing Plan. The II-VI Incorporated Employees’ Profit Sharing Plan (the “Profit Sharing Plan”) covers certain Company employees who have met established tenure and service requirements. The Company makes a matching contribution to the Profit Sharing Plan based on the employee’s contributions to his or her 401(k) deferred savings and/or Roth 401(k) savings plan. In addition, the Company may make an additional discretionary performance-based contribution to the Profit Sharing Plan out of the Company’s operating profits, as determined by the Compensation Committee. Company contributions to NEO accounts under the Profit Sharing Plan are set forth in the “All Other Compensation” column of the Summary Compensation Table.

Change in Control. Existing equity awards vest on an accelerated basis in the event of death, disability or retirement. Performance-based awards vest pro rata of the months employed during the relevant performance period. In case of a change in control of the Company, if an award is assumed by the new company, and if the participant’s employment is involuntarily terminated, without cause or with good reason, within two years of the change in control, then the award will vest in full, with performance-based awards vesting at the greater of target or actual performance up to the change in control date. In all other circumstances involving a separation from the Company, unvested awards are forfeited. These acceleration provisions reflect market practices that appropriately value the employees’ contributions to the Company prior to the event triggering the accelerated vesting, and following a change in control, and help NEOs focus on delivering shareholder value without distractions.

We do not provide tax gross-ups on any excise taxes that may be triggered by change in control payments.

For additional information on payments on termination of employment or change in control, please refer to the “Potential Payments upon Change in Control and Employment Termination” section of this Proxy Statement.

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Perquisites and Other Benefits. The Company generally does not provide perquisites or personal benefits to its NEOs. As Chief Executive Officer, Dr. Mattera is eligible for supplemental disability benefits.

Employment Agreements. Each of our officers has an employment agreement with the Company, terminable by either party on prior written notice. A summary description of these agreements is included beginning on page 39 of this Proxy Statement.

Tax Considerations. The Compensation Committee considers the impact that applicable tax laws may have with respect to executive compensation. In certain circumstances, applicable tax laws impose penalties on compensation, or may result in a loss of deduction to the Company for such compensation. Participation in, and compensation paid under, our plans, contracts and compensation arrangements may result in the deferral of compensation that is subject to the requirements of Section 409A (“Section 409A”) of the Internal Revenue Code of 1986 (the “Code”). While the Company intends for its plans, contracts and compensation arrangements to be structured and administered in a manner that complies with the requirements of Section 409A, to the extent that they fail to meet Section 409A, compensation earned under those arrangements may be subject to immediate taxation and tax penalties.

Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to any one NEO in any calendar year. Under the tax rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. In 2017 and prior years, the Compensation Committee designed awards, including stock options and PSAs, that were intended to qualify for this performance-based compensation exception. However, the Tax Cuts and Jobs Act, which was signed into law December 22, 2017, eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that the Compensation Committee structured in 2017 and prior years with the intent of qualifying as performance-based compensation under Section 162(m) that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfather rules. Moreover, from and after January 1, 2018, compensation awarded in excess of $1 million to our NEOs generally will not be deductible. While the Tax Cuts and Jobs Act will limit the deductibility of compensation paid to the NEOs, the Compensation Committee will, consistent with its past practice, design compensation programs that are intended to be in the best long-term interests of the Company and our shareholders, with deductibility of compensation being one of a variety of considerations taken into account.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has:

(1)	reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management; and
(2)

based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The foregoing report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Compensation Committee

Shaker Sadasivam, Chair

Joseph J. Corasanti

Marc Y.E. Pelaez

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SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the named executive officers for the fiscal years 2018, 2017 and 2016, discussed in this proxy document. All footnote references and explanatory statements relate to fiscal year 2018 unless otherwise noted.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Vincent D. Mattera, Jr.	2018	$686,200	$1,977,948	$1,146,250	$1,395,813	$ 146,686	$5,352,897
President and Chief Executive Officer	2017	592,939	3,573,860	810,575	1,281,348	142,520	6,401,242
	2016	424,000	772,775	513,614	1,104,986	39,578	2,854,953
Mary Jane Raymond	2018	$399,300	$587,970	$234,748	$ 732,919	$ 39,612	$1,994,549
Chief Financial Officer and Treasurer	2017	363,000	548,511	191,824	564,503	38,131	1,705,969
	2016	330,000	407,524	270,811	537,849	39,350	1,585,534
Gary A. Kapusta	2018	$413,100	$525,366	$209,540	$ 551,414	$ 42,608	$1,742,027
Chief Operating Officer	2017	383,750	501,422	195,074	524,847	6,767	1,611,860
	2016	145,833	820,000	223,411	125,000	20,314	1,334,558
Giovanni Barbarossa	2018	$412,000	$481,374	$192,209	$ 443,371	$ 39,612	$1,568,566
Chief Technology Officer	2017	382,500	547,384	191,359	370,274	38,572	1,530,089
	2016	351,200	420,885	279,731	405,325	37,557	1,494,698
Jo Anne Schwendinger	2018	$302,500	$395,082	$—	$ 437,035	$ 6,413	$1,141,030
Chief Legal and Compliance Officer

(1)

Represents the aggregate grant date fair value of restricted stock and performance shares issued by the Company during the fiscal years presented, computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 11 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2018. For restricted stock, the grant date fair value was computed based upon the closing price of the Company’s Common Stock on the date of grant multiplied by the number of shares awarded. The grant date fair value of the restricted stock awards reported in this column for fiscal year 2018 was as follows: Dr. Mattera, $847,692; Ms. Raymond, $252,108; Mr. Kapusta, $225,036; Dr. Barbarossa, $206,424 and Ms. Schwendinger, $169,200.

(2)

The grant date fair value of the performance share awards included in this column was calculated based upon the estimate of aggregate compensation expense to be recognized over the service period. For the performance share awards earned based on a relative TSR performance, this was calculated based on a Monte Carlo simulation fair value as of the grant date of $49.60. For the performance share awards earned based on cash flow performance this was calculated based upon the number of shares projected to be earned multiplied by the stock price at the date the performance shares were awarded, based on a probable outcome at the date of grant of target. The grant date fair value of the performance share awards included in this column was calculated based on the probable outcome of the performance conditions, as determined at the grant date (which was target). The grant date fair value of the performance share awards reported in this column for fiscal year 2018 (measured at target) were as follows: Dr. Mattera, $1,130,256; Ms. Raymond, $335,862; Mr. Kapusta, $300,330; Dr. Barbarossa, $274,950 and Ms. Schwendinger, 225,882. If these awards were to be paid out at the maximum (200%) payout, would be as follows: Dr. Mattera, $2,260,512; Ms. Raymond, $671,724; Mr. Kapusta, $600,660; Dr. Barbarossa, $549,900 and Ms. Schwendinger, $451,764.

(4)

Represents the aggregate grant date fair value of stock option awards issued by the Company during the fiscal years presented, computed in accordance with FASB ASC Topic 718. Refer to Note 11 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2018 for the relevant weighted-average assumptions underlying the valuation of the option awards, except that any estimate of forfeitures for service-based conditions have been disregarded. The grant date fair value of stock option awards is based on the Black-Scholes option pricing model. The actual value a named executive officer may realize upon exercise of stock options, if any, will depend on the excess of `the price of the underlying stock on the date of exercise over the grant date fair market value. As such, there is no assurance that the value realized by a named executive officer will be at or near the value estimated by the Black-Scholes model.

(5)

Amounts reflect the cash awards earned by our NEOs under the BIP and the GRIP, which are discussed in further detail in the “Compensation Discussion and Analysis” section of this Proxy Statement. The cash awards earned by Dr. Mattera, Ms. Raymond, Mr. Kapusta, Dr. Barbarossa and Ms. Schwendinger under the BIP for fiscal year 2018 were $133,809, $77,864, $80,555, $80,340, and $49,156, respectively. The cash awards earned by Dr. Mattera, Ms. Raymond, Mr. Kapusta, Dr. Barbarossa and Ms. Schwendinger under the GRIP for fiscal year 2018 were $1,262,004, $655,055, $470,859, $363,031, and $387,879, respectively.

(6)

Amounts reflect premiums paid for life and disability insurance and the Company’s contributions under the Company’s Profit Sharing Plan, which is qualified under Section 401(a) of the Code. Profit sharing contributions made by the Company on behalf of Dr. Mattera, Ms. Raymond, Mr. Kapusta and Dr. Barbarossa were $27,250, $27,000, $30,734, and $27,000, respectively. Ms. Schwendinger did not receive a profit sharing contribution as she was not eligible to participate. 401(k) matching contributions made by the Company on behalf of Dr. Mattera, Ms. Raymond, Mr. Kapusta, Dr. Barbarossa and Ms. Schwendinger for fiscal year 2018 were $8,958, $9,000, $8,262, $9,000 and $2,017, respectively. Dr. Mattera’s other income includes an annual Company contribution in the amount of $100,000 contributed to his account under the Company’s Deferred Compensation Plan.

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GRANTS OF PLAN-BASED AWARDS FISCAL YEAR 2018

The following table sets forth each annual non-equity cash incentive award and long-term equity-based award granted by the Company to the NEOs in fiscal year 2018.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Share)(5)	Grant Date Fair Value of Stock and Option Awards(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vincent D. Mattera, Jr.	—	$—	$114,595	$171,892	—	—	—	—	—	$—	$—
	—	$—	$721,145	$1,414,234	—	—	—	—	—	$—	$—
	8/18/2017	$—	—	—	16,032	32,064	64,128	—	—	$—	$1,130,256
	8/18/2017	$—	—	—	—	—	—	—	60,120	$35.25	$1,146,250
	8/18/2017	$—	—	—	—	—	—	24,048	—	$—	$847,692
Mary Jane Raymond	—	$—	$66,683	$100,025	—	—	—	—	—	$—	$—
	—	$—	$374,317	$748,634	—	—	—	—	—	$—	$—
	8/18/2017	$—	—	—	4,764	9,528	19,056	—	—	$—	$335,862
	8/18/2017	$—	—	—	—	—	—	—	17,880	$35.25	$234,748
	8/18/2017	$—	—	—	—	—	—	7,152	—	$—	$252,108
Gary A. Kapusta	—	$—	$68,988	$103,482	—	—	—	—	—	$—	$—
	—	$—	$269,062	$538,124	—	—	—	—	—	$—	$—
	8/18/2017	$—	—	—	4,260	8,520	17,040	—	—	$—	$300,330
	8/18/2017	$—	—	—	—	—	—	—	15,960	$35.25	$209,540
	8/18/2017	$—	—	—	—	—	—	6,384	—	$—	$225,036
Giovanni Barbarossa	—	$—	$68,804	$103,206	—	—	—	—	—	$—	$—
	—	$—	$207,446	$414,892	—	—	—	—	—	$—	$—
	8/18/2017	$—	—	—	3,900	7,800	15,600	—	—	$—	$274,950
	8/18/2017	$—	—	—	—	—	—	—	14,640	$35.25	$192,209
	8/18/2017	$—	—	—	—	—	—	5,856	—	$—	$206,424
Jo Anne Schwendinger	—	$—	$41,255	$61,883	—	—	—	—	—	$—	$—
	—	$—	$221,645	$443,290	—	—	—	—	—	$—	$—
	8/18/2017	$—	—	—	3,204	6,408	12,816	—	—	$—	$225,882
	8/18/2017	$—	—	—	—	—	—	4,800	—	$—	$169,200
(1)

These columns show the range of potential payouts for awards made to our NEOs in fiscal year 2018, under the GRIP and the BIP, assuming the target or maximum goals are satisfied with respect to the applicable performance measures underlying such awards. The business measurements and performance goals underlying these awards are described in the “Compensation Discussion and Analysis” section of this Proxy Statement. The aggregate amounts actually paid to our named executive officers under these plans for fiscal year 2018 are set forth in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation,” and additional details regarding the specific pay-outs under each of the various plans are provided in the footnotes thereto.

(2)

These columns show the range of pay-outs of performance share awards granted to our NEOs in fiscal year 2018 under the 2012 Omnibus Incentive Plan if threshold, target or maximum goals are achieved. See “Equity Incentives – Performance Share Awards” on page 26 for additional information regarding our performance share awards.

(3)

This column shows the number of shares underlying the restricted stock awards granted to our named executive officers in fiscal year 2018 under the 2012 Omnibus Incentive Plan. These awards are subject to our three-year even distribution vesting schedules.

(4)

This column shows the number of shares underlying the stock options granted to our named executive officers in fiscal year 2018 under the 2012 Omnibus Incentive Plan. Options vest over a four-year period, with 25% vesting to occur on each of the first, second, third, and fourth anniversaries of the grant date.

(5)

This column shows the exercise price for the stock options granted to our named executive officers in fiscal year 2018, which is equal to the closing market price of our Common Stock on the grant date.

(6)

This column shows the full grant date fair value of the stock and option awards reported in this table, which were computed in accordance with FASB ASC Topic 718. Generally, the full grant date fair value of an award is the amount the Company would expense in its financial statements over the award’s vesting period as determined at the grant date. For the performance share awards earned based on relative TSR performance, the grant date fair value is based on a Monte Carlo simulation fair value as of the grant date of $49.60 per share. For the performance share awards earned based on cash flow performance, the grant date fair value is based on a value of $35.25 per share, which was the closing price of our Common Stock on the grant date, multiplied by the number of shares underlying the award at the target level, which was the probable outcome for the award determined as of the grant date. The restricted stock awards’ grant date fair value is based on a value of $35.25 per share, which was the closing price of our Common Stock on the grant date, multiplied by the number of shares underlying the award. Refer to Note 11 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal year 2018 for the relevant weighted-average assumptions underlying the valuation of the option awards, except that any estimate of forfeitures for service-based conditions have been disregarded.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

This table summarizes the long-term equity-based awards held by our NEOs outstanding as of June 30, 2018.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Vincent D. Mattera, Jr.					—	—	233,665	$10,152,744
					63,622	$2,764,376	—	—
	9,450	—	$23.50	8/16/2018	—	—	—	—
	15,800	—	$12.08	8/15/2019	—	—	—	—
	29,000	—	$13.17	2/10/2020	—	—	—	—
	18,100	—	$16.86	8/21/2020	—	—	—	—
	69,600	—	$17.53	8/20/2021	—	—	—	—
	47,550	—	$18.93	8/18/2022	—	—	—	—
	33,048	8,262	$19.37	8/17/2023	—	—	—	—
	25,734	17,156	$13.99	8/16/2024	—	—	—	—
	23,032	34,548	$17.84	8/15/2025	—	—	—	—
	17,760	53,280	$21.67	8/20/2026	—	—	—	—
	—	60,120	$35.25	8/18/2027	—	—	—	—
Mary Jane Raymond					—	—	31,528	$1,369,892
					24,640	$1,070,608	—	—
	24,000	6,000	$14.99	3/20/2024	—	—	—	—
	12,144	18,216	$17.84	8/15/2025	—	—	—	—
	6,195	18,585	$21.67	8/20/2026	—	—	—	—
	—	17,880	$35.25	8/18/2027	—	—	—	—
Gary A. Kapusta					—	—	28,356	$1,232,068
					52,994	$2,302,589	—	—
	12,000	18,000	$20.50	2/1/2026	—	—	—	—
	6,195	18,585	$21.67	8/20/2026	—	—	—	—
	—	15,960	$35.25	8/18/2027	—	—	—	—
Giovanni Barbarossa					—	—	29,760	$1,239,072
					23,688	$1,029,244	—	—
	7,000	—	$16.45	11/2/2022	—	—	—	—
	10,408	2,602	$19.37	8/17/2023	—	—	—	—
	18,318	12,212	$13.99	8/16/2024	—	—	—	—
	12,544	18,816	$17.84	8/15/2025	—	—	—	—
	6,180	18,540	$21.67	8/20/2026	—	—	—	—
	—	14,640	$35.25	8/18/2027	—	—	—	—
Jo Anne Schwendinger					—	—	6,408	$278,428
					9,408	$408,778	—	—
	4,320	12,960	$35.50	03/6/2027	—	—	—	—

(1)

This column shows the number of shares underlying stock options that were outstanding as of June 30, 2018. Generally, awards granted in fiscal year 2018 and later vest over a four year period, with 25% vesting occurring on each of the first, second, third, and fourth anniversaries of the grant date. Prior to 2017, awards granted vested over a five year period with 20% vesting occurring on each of the first, second, third, fourth and fifth anniversaries of the grant.

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(2)	This column shows the number of restricted shares outstanding as of June 30, 2018. These awards are subject to our standard vesting schedule and will vest as set forth in the following table:

Name	Shares Vesting in August 2018	Shares Vesting in November 2018	Shares Vesting in February 2019	Shares Vesting in March 2019	Shares Vesting in August 2019	Shares Vesting in March 2020	Shares Vesting in August 2020	Total Unvested Shares
Vincent D. Mattera, Jr.	17,488	20,630	—	—	17,488	—	8,016	63,622
Mary Jane Raymond	5,688	10,880	—	—	5,688	—	2,384	24,640
Gary A. Kapusta	5,433	—	40,000	—	5,433	—	2,128	52,994
Giovanni Barbarossa	5,248	11,240	—	—	5,248	—	1,952	23,688
Jo Anne Schwendinger	1,600	—	—	2,304	1,600	2,304	1,600	9,408

(3)	These values are based on the closing market price of the Company’s Common Stock on June 30, 2018, of $43.45 per share.
(4)

This column shows the number of unvested performance shares outstanding as of June 30, 2018, and consists of shares underlying the 2016 Performance Share Awards at target, as well as TSR Awards granted in 2016 at maximum and 2017 at target. These awards are subject to both two-year and three-year cliff-vesting schedules and will vest as set forth in the following table:

Name	2016 PSA Shares Vesting in June 2019	2016 TSR Shares Vesting in June 2019	2017 TSR Shares Vesting in June 2020	2017 PSA Shares Vesting in June 2020	Total Unvested Shares
Vincent D. Mattera, Jr.	71,411	130,190	16,032	16,032	233,665
Mary Jane Raymond	8,800	13,200	4,764	4,764	31,528
Gary A. Kapusta	6,612	13,224	4,260	4,260	28,356
Giovanni Barbarossa	8,784	13,176	3,900	3,900	29,760
Jo Anne Schwendinger	—	—	3,204	3,204	6,408

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2018

The following table provides information related to (1) stock options exercised by our NEOs in fiscal year 2018, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares acquired upon the vesting of restricted stock awards and performance share awards in fiscal year 2018 and the value realized, before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)(2)	Value Realized Upon Vesting ($)(3)
Vincent D. Mattera, Jr.	8,000	$231,978	62,834	$2,562,404
Mary Jane Raymond	—	—	25,616	1,044,011
Gary A. Kapusta	—	—	3,305	120,963
Giovanni Barbarossa	—	—	40,362	1,664,309
Jo Anne Schwendinger	—	—	2,304	86,515

(1)

The value realized upon exercise of these option awards represents the difference between the market price of the underlying stock at exercise and the exercise price of the option, multiplied by the number of shares underlying the options exercised.

(2)

Includes 21,454 shares, 8,708 shares and 15,268 shares acquired by Dr. Mattera, Ms. Raymond, and Dr. Barbarossa respectively, upon the vesting of the 2014 performance awards. Includes 5,508 shares, 2,904 shares and 2,998 shares acquired by Dr. Mattera, Ms. Raymond, and Dr. Barbarossa respectively, upon the vesting of the 2015 performance awards. Includes 26,400 shares, 10,700 shares and 18,800 shares acquired by Dr. Mattera, Ms. Raymond and Dr. Barbarossa respectively, upon the vesting of the June 2015 Restricted Share Awards. Includes 9,472 shares, 3,304 shares, 3,305 shares and 3,296 shares acquired by Dr. Mattera, Ms. Raymond, Mr. Kapusta and Dr. Barbarossa respectively, upon the vesting of the August 2016 Restricted Share Awards. Includes 2,304 shares acquired by Ms. Schwendinger upon the vesting of the 2017 Restricted Share Awards she received as part of her employment with the Company.

(3)

The value realized upon the vesting of the 2014 and 2015 Performance Awards represents the closing stock price of $36.60 per share on August 14, 2017 (the closing stock price on the day prior to the vest date), multiplied by the number of shares acquired upon vesting. The value realized upon vesting of the June 2015 restricted share awards represents the closing stock price of $46.55 per share on June 18, 2018 (the closing stock price on the day prior to the vest date), multiplied by the number of shares acquired upon vesting. The value realized upon vesting of Ms. Schwendinger’s 2,304 shares of her initial grant upon employment with the Company represents the closing stock price of $37.55 per share on March 5, 2018 (the closing stock price on the day prior to the vest date), multiplied by the number of shares acquired.

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NONQUALIFIED DEFERRED COMPENSATION FISCAL YEAR 2018

This table provides information regarding executive contributions to, and aggregate earnings under, the Deferred Compensation Plan for our NEOs as of and for the fiscal year ended 2018.

Name	Executive Contributions FY2018 ($)(3)	Registrant Contributions FY2018(1)	Aggregate Earnings (Loss) in FY2018 ($)(2)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at June 30, 2018 ($)
Vincent D. Mattera, Jr.	$—	$100,000	$232,487	$—	$1,722,483
Mary Jane Raymond	—	—	—	—	—
Gary A. Kapusta	—	—	—	—	—
Giovanni Barbarossa	—	—	—	—	—
Jo Anne Schwendinger	—	—	—	—	—
(1)	As Chief Executive Officer, Dr. Mattera receives an annual Company contribution in the amount of $100,000 to his account under the Company’s Deferred Compensation Plan.
(2)

Aggregate earnings include all changes in value based on performance of deemed investments elected by the NEO under the Deferred Compensation Plan. The Deferred Compensation Plan is administered by a third party and provides for deemed investment options similar to the investment options available under the Profit Sharing Plan, with the exception that amounts under the Deferred Compensation Plan may be invested in the Company’s Common Stock. Amounts that are deferred into the Company’s Common Stock must remain invested in the Company’s Common Stock and must be paid out in shares of Company’s Common Stock upon a qualifying distribution event.

(3)

All amounts shown in this column were reported in the Summary Compensation Table for previous fiscal years, other than earnings and other than the difference between the actual value of performance share awards at payout and the fair value of performance share awards as reported for the year in which such awards were granted.

The Deferred Compensation Plan was established to provide retirement savings benefits for NEOs and certain other employees beyond what is available through the II-VI Incorporated Employees’ Profit Sharing Plan, which is subject to IRS limitations on annual contributions and compensation. Under the Deferred Compensation Plan, as it is currently implemented by the Company, eligible participants can elect to defer up to 100% of certain performance-based cash incentive compensation and certain equity awards into an account that will be credited with earnings at the same rate as one or more deemed investments chosen by the participant. The Company may make matching contributions and discretionary contributions to the Deferred Compensation Plan, but did not make any such contributions in fiscal year 2018. A participant’s right to receive benefits under the Deferred Compensation Plan is an unfunded, unsecured right, no greater than the claim of a general creditor of the Company. Any assets that the Company sets aside to pay benefits under the Deferred Compensation Plan are the property of the Company and subject to claims of the Company’s creditors in case of the Company’s insolvency. Participants are eligible to receive distributions from the Deferred Compensation Plan upon a separation from service (as defined in the Deferred Compensation Plan) and may also receive in-service distributions in certain scenarios, and may elect to receive payments in a lump sum or in annual installments over a specified term of years.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our Common Stock subject to our equity compensation plans that were in effect as of June 30, 2018.

As of June 30, 2018	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (Excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,310,978	(1)	$20.07	(2)	954,874
Equity compensation plans not approved by security holders	—		—		—
Total	4,310,978		$20.07		954,874
(1)

Represents outstanding awards pursuant to the 2012 Omnibus Incentive Plan and includes both vested and unvested options, as well as 382,270 outstanding performance share awards at target level of performance. Amount does not include 595,519 shares underlying the restricted stock awards.

(2)	Does not take into account outstanding performance share awards.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL AND EMPLOYMENT TERMINATION

EQUITY AWARDS

Treatment of equity awards upon a change in control of the Company depends on when the awards were granted and whether the awards are assumed or replaced by the buyer in the transaction. Awards vest upon closing of the transaction if the awards were granted before fiscal year 2017 or, for awards granted beginning with fiscal year 2017, if the awards are not assumed or replaced by the buyer. For awards granted beginning with fiscal 2017, if the awards are assumed or replaced by the buyer, they do not vest upon closing of the transaction, but will vest if the employee is terminated by the buyer without cause or by the executive with good reason within two years after the closing. Vesting upon the occurrence of the two events, a change of control, and termination as describe above, are often referred to as “double trigger” vesting.

Stock options accelerate and vest in their entirety in the event of death or disability, and continue to vest as set forth in the applicable award upon retirement, as defined in the agreement. Performance share awards are prorated in the event of death, disability or retirement, based on the months employed during the performance period, and remain subject to actual performance results. Restricted stock awards accelerate and vest in their entirety in the event of death, disability or (for awards granted before fiscal year 2017) retirement from the Company, provided that an on-going consulting agreement and/or Board member relationship does not exist. If an on-going consulting agreement and/or Board member relationship does exist, the restricted stock award continues to vest as set forth in the applicable award. Certain performance awards for some NEOs also provide pro rata vesting, subject to actual performance, if the NEO is terminated by the Company without “cause” or the NEO terminates for “good reason” during the performance period. In all other circumstances, the awards terminate upon termination of service. Eligibility for “retirement” for this purpose is determined under the Company’s Global Retirement Policy, and generally means for the NEOs attainment of at least age 65 with five years of service. As of June 30, 2018, none of the NEOs were eligible for retirement under this definition.

The following table sets forth for each of the NEOs the dollar amount that such NEO would have been entitled to receive as a result of the acceleration of vesting of unvested stock options, performance shares and restricted stock caused by (i) a change in control of the Company (and a subsequent termination without

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cause or with good reason, if applicable), (ii) the death or disability of the NEO, (iii) retirement of the NEO, or (iv) for some NEOs, termination by the Company without “Cause” or by the NEO for “good reason” (as those terms are defined in the NEO’s employment agreement described below), in each case assuming the triggering event occurred on June 30, 2018. The values shown are calculated based on the closing price of the Company’s Common Stock on June 30, 2018 of $43.45 per share, and, for stock options, are calculated based on the difference between the exercise price of the unvested options and $43.45. These benefits are in addition to benefits available generally to salaried employees, such as accrued vacation pay. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, such as the timing during the year of an event and the Company’s stock price, actual amounts paid or distributed may be different.

Named Executive Officer	Acceleration of Equity Awards Upon Change in Control ($)	Acceleration of Equity Awards Upon Death or Disability ($)	Acceleration of Equity Awards Upon Retirement ($)	Acceleration of Equity Awards Upon Termination Without Cause or With Good Reason ($)
Vincent D. Mattera, Jr.	16,159,682	12,313,495	—	6,306,558
Mary Jane Raymond	3,629,169	3,034,722	—	775,445
Gary A. Kapusta	4,483,411	3,949,487	—	698,145
Giovanni Barbarossa	3,750,464	3,206,675	—	—
Jo Anne Schwendinger	790,237	604,526	—	92,716

EMPLOYMENT AGREEMENTS – NAMED EXECUTIVE OFFICERS

The following is an overview of the employment agreements the Company has entered into with its NEOs, as in effect on June 30, 2018, along with common definitions and terms applicable to all the employment agreements noted below.

Named Executive Officer	Employment Agreement Date
Vincent D. Mattera, Jr.	August 1, 2016
Mary Jane Raymond	March 20, 2014
Gary A. Kapusta	February 1, 2016
Giovanni Barbarossa	October 3, 2012
Jo Anne Schwendinger	March 6, 2017

SOME DEFINITIONS AND TERMS USED IN OUR NEO EMPLOYMENT AGREEMENTS

The NEO employment agreements use definitions for “cause,” “change in control” and “good reason,” substantially as follows:

•

“Cause” means a determination by our Board, in the exercise of its reasonable judgment, that any of the following has occurred: (i) the willful and continued failure by the NEO to perform his or her duties and responsibilities under the agreement (after notice and a 30-day cure period); (ii) the willful engaging by the NEO in any act which is materially damaging to us; (iii) the conviction of an NEO of, or a plea of “guilty” or “no contest” to, a felony or a criminal offense involving fraud, dishonesty or other moral turpitude; (iv) any material breach by an NEO of the terms of the agreement, or any other written agreement between the NEO and the Company relating to proprietary information, confidentiality, non-competition or non-solicitation; or (v) the engaging by the NEO in any intentional act of dishonesty resulting, or intended to result, directly or indirectly, in personal gain to the NEO at the Company’s expense.

•	“Change in Control” means (i) the Company is merged or consolidated with another entity and following such transaction (A) the persons who were our shareholders immediately prior to such a

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transaction have less than a majority of the voting power over the Company or the entity owning or controlling the Company, or (B) individuals who comprise our Board immediately prior to such transactions cease to be at least a majority of the Board of the Company, or of an entity controlling the Company; or (ii) a majority of our assets are sold or otherwise transferred to another corporation not controlled by or under common control with us, or to a partnership, firm, entity or individuals not so controlled; or (iii) a majority of the members of our Board consists of persons who were not nominated for election by or on behalf of our Board, or with their concurrence; or (iv) a single person, or group of persons, obtains voting control over a majority of our outstanding shares; provided, however, that a change in control will not have occurred as a result of any transaction in which Dr. Carl Johnson, and/or his affiliates, including the II-VI Foundation, directly or indirectly, acquire more than a majority of our assets or stock or of an entity controlling us.

•

“Good Reason” means, without the NEO’s express written consent: (i) a material reduction of the NEO’s employment responsibilities; (ii) a material reduction by the Company of the NEO’s eligibility for total direct compensation; (iii) a material increase in the amount of the NEO’s business travel, which produces a constructive relocation of the NEO; (iv) a material reduction by the Company of the level of employee benefits provided to the NEO with the result that overall benefits to such NEO are significantly reduced; or (v) the relocation of the NEO to a facility or a location more than 50 miles from the Saxonburg, Pennsylvania facility.

EMPLOYMENT AGREEMENT – DR. MATTERA

Dr. Mattera’s employment agreement provides for an annual base salary to be determined in the discretion of the Company, with the potential to earn cash bonuses and other bonuses in the discretion of the Company. The agreement also provides Dr. Mattera with other benefits which are routinely provided to the employees of the Company, including participation in the 2012 Omnibus Incentive Plan.

If Dr. Mattera’s employment is terminated as a result of death or permanent disability, the Company will pay to him or his representatives his annual base salary through the last day of the fiscal year in which the date of death or disability occurs, and bonuses that would have been paid to him for the full year had he remained employed by the Company. Any such payments shall be made not later than the 15th day of the third month following the Company’s fiscal year in which Dr. Mattera dies or becomes totally disabled. If Dr. Mattera terminates employment other than for Good Reason, he will receive his remaining fiscal year salary and bonuses earned during the fiscal year of termination.

If the Company terminates Dr. Mattera’s employment without Cause, or if Dr. Mattera terminates employment for Good Reason, except when such termination is coincident with, or within 18 months following, the occurrence of a Change in Control, after Dr. Mattera’s execution of a release, the Company will pay him severance of two times his Average Annual Income. Average Annual Income for such payment is the sum of his annual base pay and annual cash bonuses for the preceding three fiscal years, divided by three. The severance will be paid no later than 60 days after the date of termination (following the expiration of any applicable revocation periods set forth in the release). The Company also will pay the premiums for Dr. Mattera’s health insurance coverage for up to 18 months. If Dr. Mattera’s employment is terminated by the Company without Cause, or by him for Good Reason, and such termination is coincident with or within the 18 months following the occurrence of a Change in Control, after his execution of a release, the Company will pay to him severance in an amount equal to 2.99 multiplied by his Average Annual Income. Average Annual Income for this calculation is the sum of his annual base pay and annual cash incentive awards for the preceding five fiscal years, divided by five. The severance will be paid in a lump sum no later than 60 days after the date of termination. The Company will also pay the premiums for Dr. Mattera’s health insurance coverage for a period of up to 18 months, and, no later than 60 days after the date of termination, a lump sum cash payment of $40,000 in order to cover the cost of his post-termination benefit coverage, and expenses associated with his seeking another employment position.

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Dr. Mattera’s employment agreement does not provide any gross-up payments for excise taxes. Instead, the agreement requires payments to be scaled back to an amount that would not trigger the excise taxes, if such reduction would result in Dr. Mattera retaining a larger amount on an after-tax basis.

Dr. Mattera is subject to undertakings including restrictions on the assignment of inventions, confidentiality, and one-year non-solicitation and non-competition covenants, which survive the termination of his employment. If he engages in activities that violate any of these undertakings, he will have no right to unpaid severance benefits.

The following table summarizes the estimated severance payments that Dr. Mattera would have been entitled to receive assuming that a termination of his employment had occurred as of June 30, 2018, under any of the circumstances described below.

Payments	Termination For Death or Disability or for Good Reason (No Change in Control)	Termination With Cause	Termination Without Cause or for Good Reason (No Change in Control)	Termination Without Cause or for Good Reason (After Change in Control)
Cash Severance	$—	$—	$3,656,857	$4,251,305
Health Benefits	—	—	22,035	22,035
Post-termination Benefits	—	—	—	40,000

	$—	$—	$3,678,892	$4,313,340

EMPLOYMENT AGREEMENTS – MS. RAYMOND, MR. KAPUSTA, DR. BARBAROSSA, MS. SCHWENDINGER

As of June 30, 2018, the Company has entered into employment agreements with Ms. Raymond, Mr. Kapusta, Dr. Barbarossa, and Ms. Schwendinger, which provide for an annual base salary and the potential to earn cash bonuses and other bonuses in the discretion of the Company. The agreements also provide each of these NEOs with other benefits that are routinely provided to the employees of the Company, including participation in the 2012 Omnibus Incentive Plan and bonus plans.

If the employment of any of these NEOs is terminated by the Company without Cause, except when such termination is coincident with or within an 18 month period following the occurrence of a Change in Control, after such NEO’s execution of a release, the Company will pay to the NEO severance of up to nine times the monthly salary which the NEO is receiving at the time of separation. The actual amount of severance payable depends on his or her term of service with the Company at the time of termination. The severance will be paid no later than 60 days after the date of termination. The Company also will pay the premiums for such NEO’s health insurance coverage for a period of up to nine months.

If the employment of an NEO is terminated by the Company without Cause, or by him or her with Good Reason, and such termination is coincident with or within the 18 month period following the occurrence of a Change in Control, after execution of a release, the Company will pay to him or her severance in an amount equal to one-half of his or her Average Annual Base Salary multiplied by the NEO’s years of service he or she has with the Company as of the date of termination, up to four (i.e., for a maximum severance equal to two years’ of Average Annual Base Salary). Average Annual Cash Compensation for this calculation is his or her annual base pay for the preceding five fiscal years (or fiscal years employed if less than five years), divided by the lesser of years of service or five years. The severance will be paid in a lump sum, no later than 60 days after the date of termination. The Company will pay the premiums for such NEO’s health insurance coverage for a period of up to 18 months and shall also pay, no later than 60 days after the date of termination, a lump sum cash payment of $10,000 in order to cover expenses associated with seeking another employment position.

Payments received in connection with a Change in Control can potentially trigger excise taxes for an NEO under Sections 280G and 4999 of the Code. The employment agreements for the NEOs do not provide any

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gross-up payments for any such excise taxes. Instead, the agreements require payments to be scaled back to an amount that would not trigger the excise taxes, if such reduction would result in the NEO retaining a larger amount on an after-tax basis

Each NEO is subject to undertakings including restrictions on the assignment of inventions, confidentiality, and one-year non-solicitation and non-competition covenants, which survive the termination of employment. If he or she engages in activities that violate any of these covenants, he or she will have no right to any unpaid severance benefits.

The following tables summarize the estimated severance payments that the Company’s NEO’s would have been entitled to receive assuming that a termination of their employment occurred as of June 30, 2018 under any of the circumstances described below.

MARY JANE RAYMOND

Payments	Termination For Death or Disability	Termination With Cause	Termination Without cause (No Change of Control)	Termination Without Cause or for Good Reason (After Change of Control)
Cash Severance	$—	$—	$199,650	$696,150
Health Benefits	—	—	2,678	8,034
Post-termination benefits	—	—	—	1,000

	$—	$—	$202,328	$705,184

GARY A. KAPUSTA

Payments	Termination For Death or Disability	Termination With Cause	Termination Without cause (No Change of Control)	Termination Without Cause or for Good Reason (After Change of Control)
Cash Severance	$—	$—	$68,850	$398,425
Health Benefits	—	—	2,819	25,367
Post-termination benefits	—	—	—	1,000

	$—	$—	$71,669	$424,792

GIOVANNI BARBAROSSA

Payments	Termination For Death or Disability	Termination With Cause	Termination Without cause (No Change of Control)	Termination Without Cause or for Good Reason (After Change of Control)
Cash Severance	$—	$—	$171,667	$710,000
Health Benefits(1)	—	—	—	—
Post-termination benefits	—	—	—	1,000

	$—	$—	$171,667	$711,000
(1)	Dr. Barbarossa and Ms. Schwendinger did not participate in the Company’s health benefits programs as of June 30, 2018.

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JO ANNE SCHWENDINGER

Payments	Termination For Death or Disability	Termination With Cause	Termination Without cause (No Change of Control)	Termination Without Cause or for Good Reason (After Change of Control)
Cash Severance	$—	$—	$50,417	$151,250
Health Benefits(1)	—	—	—	—
Post-termination benefits	—	—	—	1,000

	$—	$—	$50,417	$152,250

CEO PAY RATIO

As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Dr. Mattera, our President and CEO.

For fiscal year 2018, our last completed fiscal year:

•	the median of the annual total compensation of all our employees (other than our CEO) was $11,757; and
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this proxy statement (adjusted as noted below), was $5,352,897.

Based on this information, for fiscal year 2018 the ratio of the annual total compensation of Dr. Mattera to the median of the annual total compensation of all our employees was 455 to 1.

We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO.

1.

We determined that, as of June 30, 2018, our employee population consisted of approximately 11,442 individuals, other than the CEO. This population consisted of our full-time, part-time, and temporary employees employed with us as of the determination date.

2.

To identify the “median employee” from our employee population, we used base salary, overtime, shift premiums, holidays, bonuses, paid leaves and other allowances as the “gross wages” for the identified employees as reflected in our payroll records for the period beginning July 1, 2017, and ending June 30, 2018. For gross wages, we generally used the total amount of compensation the employees were paid before any taxes, deductions, insurance premiums, and other payroll withholding. We did not use any statistical sampling techniques.

3.

For the annual total compensation of our median employee, we then identified and calculated the elements of that employee’s compensation for fiscal year 2018 in accordance with the requirements of Item 402(c)(2)(x), resulting in annual total compensation of $11,757.

4.	For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our fiscal year 2018 Summary Compensation Table included in this proxy statement.

5.	For currency conversion the prevailing rates as of June 30, 2018, were utilized to reflect all gross wages in U.S. dollars.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

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NON-BINDING ADVISORY VOTE TO APPROVE THE COMPANY’S 2018 NAMED EXECUTIVE OFFICER COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT (PROPOSAL 2)

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our shareholders to approve, on a non-binding, advisory basis, the compensation of our NEOs for fiscal year 2018, as disclosed in this Proxy Statement. This “Say on Pay” vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our NEOs in fiscal year 2018, as disclosed in this Proxy Statement. At the Company’s 2017 Annual Meeting of Shareholders, shareholders voted to hold an annual advisory vote to approve executive compensation.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, we believe that our executive compensation program is designed to support the Company’s long-term success by achieving the following objectives:

-	Tying executive pay to Company and individual performance
-	Supporting our annual and long-term business strategies
-	Attracting and retaining talented senior executives
-	Mitigating risk
-	Aligning executives’ interests with those of our shareholders

We urge shareholders to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table, and the related compensation tables and narratives of this Proxy Statement. This information provides detailed information regarding our executive compensation program, policies and processes, as well as the compensation paid to our NEOs. As has been our practice, the Company will continue to respond to investor questions during meetings occurring throughout the year.

The Board requests that shareholders vote to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of II-VI Incorporated (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described and disclosed in the Compensation Discussion and Analysis, the compensation tables and any related material contained in the Proxy Statement for the Company’s 2018 Annual Meeting of Shareholders.

Because this vote is advisory, it will not be binding upon the Board or the Compensation Committee. However, the Compensation Committee will take the outcome of the vote into account when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION APPROVING, ON A NON-BINDING ADVISORY BASIS, THE COMPANY’S 2018 NAMED

EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

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APPROVAL OF THE 2018 EMPLOYEE STOCK PURCHASE PLAN (PROPOSAL 3)

We ask our shareholders to approve the II-VI Incorporated 2018 Employee Stock Purchase Plan (the “Plan”). On August 18, 2018, on the recommendation of the Compensation Committee, the Board unanimously adopted the Plan, subject to approval of the shareholders of the Company. The Plan is a broad-based plan that provides an opportunity for eligible employees of the Company and its designated subsidiaries and affiliates to purchase shares of the Company’s common stock (referred to herein as “shares”) through periodic payroll deductions at a discount from the then-current market price. The Plan does not provide for discretionary grants.

If approved by shareholders, a total of 2,000,000 shares will be made available for purchase under the Plan. Upon shareholder approval, the Plan will replace the Company’s Amended and Restated Employees’ Stock Purchase Plan (the “Prior Plan”), which became effective on October 1, 1987. No further options will be granted under the Prior Plan, and any shares remaining available under the Prior Plan will be retired and will not be transferred to the Plan.

Request for Shareholder Approval

Approval of the Plan by the shareholders will enable the Company to offer an updated and current market-competitive broad-based stock purchase plan to employees on a global basis, in addition to employees of the Company as permitted under the Prior Plan. The Board believes that the Plan is in the best interest of the Company and its shareholders because it will provide an important tool to attract, retain and reward the talented employees and officers needed for our success both within and outside the United States. In addition, in encouraging share ownership by employees, the Plan will align the interests of employees and shareholders.

The affirmative vote of a majority of the total issued and outstanding shares that are present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the II-VI Incorporated 2018 Employee Stock Purchase Plan. Shareholders are requested in this Proposal 3 to approve the II-VI Incorporated 2018 Employee Stock Purchase Plan in substantially the form attached hereto as Appendix A. If shareholders do not approve this Proposal 3, then the Plan will not become effective and the Prior Plan will continue in full force and effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2018 II-VI INCORPORATED EMPLOYEE STOCK PURCHASE PLAN.

Key Features of the Plan

The principal features of the Plan are summarized below, but the summary is qualified in its entirety by reference to the full text of the Plan. A copy of the Plan is attached to this Proxy Statement as Appendix A, and is incorporated herein by reference. For purposes of this Proposal 3, “Committee” means the Compensation Committee of our Board or such other committee appointed by the Board or Committee to administer the Plan, and “Administrator” means the Committee or, subject to applicable law, one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan.

Purpose of the Plan

The purpose of the Plan is to provide an opportunity for eligible employees of the Company and any parent, subsidiary or affiliate of the Company that has been designated by the Committee (each, a “Designated

44

Company”) to purchase shares of the Company at a discount through voluntary contributions from such employees’ eligible pay, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such employees and the Company’s shareholders.

The rights granted under the Plan are intended to be treated as either (i) purchase rights granted under an “employee stock purchase plan,” as that term is defined in Section 423 of the Internal Revenue Code of the United States (the “Code”) (i.e., rights granted under a “423 Offering”), or (ii) purchase rights granted under an employee stock purchase plan that is not subject to the requirements of Section 423 of the Code (i.e., rights granted under a “Non-423 Offering”). The Committee has discretion to grant purchase rights under either a 423 Offering or a Non-423 Offering.

Shares Subject to Plan and Adjustments upon Changes in Capitalization

A total of 2,000,000 of the Company’s shares will be initially authorized and reserved for issuance under the Plan. Such shares may be authorized but unissued shares of common stock, treasury shares or shares of common stock purchased on the open market.

In the event of any change affecting the number, class, value, or terms of the shares of common stock of the Company, resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or shares, including any extraordinary dividend or extraordinary distribution (but excluding any regular cash dividend), then the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of shares of common stock of the Company that may be delivered under the Plan (including the numerical limits), the purchase price per share and the number of shares of common stock of the Company covered by each purchase right under the Plan that has not yet been exercised.

Administration

The Plan will be administered by the Committee. The Committee will have, among other authority, the authority to interpret, reconcile any inconsistency in, correct any default in and apply the terms of the Plan, to determine eligibility and adjudicate disputed claims under the Plan, to determine the terms and conditions of purchase rights under the Plan, and to make any other determination and take any other action desirable for the administration of the Plan. For purchase rights granted under a 423 Offering, the Committee is authorized to adopt such rules and regulations for administering the Plan as it may deem necessary to comply with the requirements of Section 423 of the Code. To the extent not prohibited by applicable laws, the Committee may delegate its authority to a subcommittee, the Administrator or other persons or groups of persons, including to assist with the day-to-day administration of the Plan.

Non-U.S. Sub-Plans

The Committee will also have the authority to adopt such sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States. Such sub-plans may vary the terms of the Plan, other than with respect to the number of shares reserved for issuance under the Plan, to accommodate the requirements of local laws, customs and procedures for non-U.S. jurisdictions. For this purpose, the Committee is authorized to adopt sub-plans for non-U.S. jurisdictions that vary the terms of the Plan regarding, without limitation, eligibility to participate, the definition of eligible pay, the dates and duration of offering periods or other periods, the method of determining the purchase price and the discount at which shares may be purchased, any minimum or maximum amount of contributions a participant may make in an offering period or other specified period under the applicable sub-plan, the handling of payroll deductions, the treatment of purchase rights upon a change in control or a change in capitalization of the Company, the establishment of bank, building society or trust accounts to hold contributions, the payment of interest, conversion of local currency, obligations to

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pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances.

Eligibility

Generally, any individual in an employee-employer relationship with the Company or a Designated Company for income tax and employment tax withholding and reporting purposes is eligible to participate in the Plan and may participate by submitting an enrollment form or appropriate online form to the Company under procedures specified by the Administrator. As of June 30, 2018, approximately 11,443 employees, including all six executive officers, were eligible to participate in the Plan.

However, the Committee, in its discretion, may determine on a uniform basis for an offering that employees will not be eligible to participate if they: (i) have not completed at least two years of service since their last hire date (or such lesser period determined by the Committee), (ii) customarily work not more than 20 hours per week (or such lesser number of hours determined by the Committee), (iii) customarily work not more than five months per calendar year (or such lesser number of months determined by the Committee), (iv) are highly compensated employees within the meaning of Section 414(q) of the Code, or (v) are highly compensated employees within the meaning of Section 414(q) of the Code with compensation above a certain level or who are officers subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

No employee is eligible for the grant of any purchase rights under the Plan if, immediately after such grant, the employee would own shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary or parent of the Company (including any shares which such employee may purchase under all outstanding purchase rights), nor will any employee be granted purchase rights to buy more than $25,000 worth of shares (determined based on the fair market value of the shares on the date the purchase rights are granted) under the Plan in any calendar year such purchase rights are outstanding.

Eligible employees who are citizens or resident of a jurisdiction outside the United States may be excluded from participation in the Plan if their participation is prohibited under local laws or if complying with local laws would cause a 423 Offering to fail to qualify under Section 423 of the Code. In the case of a Non-423 Offering, eligible employees may be excluded from participation in the Plan or an offering if the Administrator has determined that participation of such eligible employees is not advisable or practicable for any reason.

Offering Periods

The Plan will be implemented by consecutive offering periods with a new offering period commencing on the first trading day of the relevant offering period and terminating on the last trading day of the relevant offering period. Unless and until the Committee determines otherwise in its discretion, each offering period will consist of one approximately six-month purchase period, which will run simultaneously with the offering period. Unless otherwise determined by the Committee, offering periods will run from August 1st (or the first trading day thereafter) through January 31st (or the first trading day prior to such date) and from February 1st (or the first trading day thereafter) through July 31st (or the first trading day prior to such date).

The Committee has the authority to establish additional or alternative sequential or overlapping offering periods, a different number of purchase periods within an offering period, or a different duration for one or more offering periods or purchase periods or different commencement or ending dates for such offering periods with respect to future offerings, provided that no offering period may have a duration that exceeds 27 months. Additionally, to the extent that the Committee establishes overlapping offering periods with more than one purchase period in each offering period, the Committee will have discretion to structure an offering period so that if the fair market value of a share on the first trading day of the offering period in which a participant is currently enrolled is higher than the fair market value of a share on the first trading day of any subsequent offering period, the Company will automatically enroll the participant in the subsequent offering period and will terminate his or her participation in the original offering period.

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Payroll Deductions

Except as otherwise provided by the Committee, up to a maximum of 15% of a participant’s “eligible pay” (as defined in the Plan) may be contributed by payroll deductions or other payments that the Committee may permit a participant to make toward the purchase of shares during each purchase period. A participant may elect to increase or decrease the rate of such contributions during any subsequent enrollment period by submitting the appropriate form online through the Company’s designated plan broker or to the Administrator. Any such new rate of contribution will become effective on the first day of the first purchase period following the completion such form. Unless otherwise determined by the Administrator, during a purchase period, a participant may not change his or her rate of contributions, with the exception that the participant may reduce his or her rate of contributions to zero percent, to become effective as soon as possible after completing an amended enrollment form (either through the Company’s online enrollment process or by submitting the appropriate form to the Administrator).

Purchase Price

Unless otherwise determined by the Committee prior to the commencement of an offering period and subject to adjustment in the event of certain changes in our capitalization, the purchase price per share at which shares are sold in an offering period under the Plan will be equal to the lesser of 90% of the fair market value of the shares (i) on the first trading day of the offering period, or (ii) on the purchase date (i.e., the last trading day of the purchase period). For this purpose, “fair market value” generally means the closing price of the shares of the Company’s common stock on the applicable date. The Committee has authority to establish a different purchase price for any 423 Offering or Non-423 Offering, provided that the purchase price applicable to a 423 Offering complies with the provisions of Section 423 of the Code. As of September 12, 2018, the closing price of a share of the Company’s common stock on the Nasdaq Global Select Market was $46.95.

Purchase of Shares

Each purchase right will be automatically exercised on the applicable purchase date, and shares will be purchased on behalf of each participant by applying the participant’s contributions for the applicable purchase period to the purchase of whole shares at the purchase price in effect for that purchase date.

The maximum number of shares purchasable per participant during any single offering period may not exceed 5,000 shares (or such other limit as may be imposed by the Committee), subject to adjustment in the event of certain changes in our capitalization.

Any participant contributions not applied to the purchase of shares on any purchase date because they were insufficient to purchase a whole share will be carried over to the next offering period. However, any amounts not applied to the purchase of shares during an offering period for any other reason will be refunded following the purchase date and will not be carried forward to any subsequent offering period.

Transferability

Purchase rights granted under the Plan are not transferable by a participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant.

Withdrawals

A participant may withdraw from an offering period and receive a refund of contributions by submitting the appropriate form online through the Company’s designated plan broker or to the Administrator within the time period prescribed by the Administrator. A notice of withdrawal must be received no later than the last day of the month immediately preceding the month of the purchase date or by such other deadline as may be prescribed by the Administrator. Upon receipt of such notice, deductions of contributions on behalf of the

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participant will be discontinued commencing with the payroll period immediately following the effective date of the notice of withdrawal, and such participant will not be eligible to participate in the Plan until the next enrollment period. Amounts credited to the account of any participant who withdraws within the time period prescribed by the Administrator will be refunded, without interest, as soon as practicable.

Termination of Employment

If a participant ceases to be an eligible employee prior to a purchase date, contributions for the participant will be discontinued and any amounts credited to the participant’s account will be refunded, without interest, as soon as practicable, except as otherwise provided by the Administrator.

Subject to the discretion of the Administrator, if a participant is granted a paid leave of absence, the participant’s payroll deductions will continue and amounts credited to the participant’s account may be used to purchase shares as provided under the Plan. If a participant is granted an unpaid leave of absence, the participant’s payroll deductions will be discontinued and no other contributions will be permitted (unless otherwise determined by the Administrator or required by law), but any amounts credited to the participant’s account may be used to purchase shares on the next applicable purchase date. Where the period of leave exceeds three months and the participant’s right to reemployment is not guaranteed by statute or by contract, the employment relationship will be deemed to have terminated three months and one day following the commencement of such leave.

Unless otherwise determined by the Administrator, a participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Designated Company will not be treated as having terminated employment for purposes of participating in the Plan or an offering; however, if a participant transfers from a 423 Offering to a Non-423 Offering, the exercise of the participant’s purchase right will be qualified under the 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a participant transfers from a Non-423 Offering to a 423 Offering, the exercise of the participant’s purchase right will remain nonqualified under the Non-Section 423 Offering.

Change in Control

In the event of a “Change in Control” (as defined in the Plan), each outstanding purchase right will be equitably adjusted and assumed or an equivalent purchase right substituted by the successor company or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute the purchase right or is not a publicly traded corporation, the offering period then in progress will be shortened by setting a new purchase date before the date of the proposed Change in Control, after which the offering period will end.

Amendment and Termination of Plan

The Plan became effective upon its adoption by the Board, subject to approval by the shareholders of the Company.

The Board or the Committee may amend the Plan at any time, provided that if shareholder approval is required pursuant to the Code, securities laws or regulations, or the rules or regulations of the securities exchange on which the Company’s shares are listed or traded, then no such amendment will be effective unless approved by the Company’s shareholders within such time period as may be required. The Board may suspend the Plan or discontinue the Plan at any time, including shortening an offering period in connection with a spin-off or similar corporate event. Upon termination of the Plan, all contributions will cease, all amounts credited to a participant’s account will be equitably applied to the purchase of whole shares then available for sale, and any remaining amounts will be promptly refunded, without interest, to the participants.

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U.S. Federal Income Tax Information

The following summary briefly describes the general U.S. federal income tax consequences of purchase rights under the Plan for participants who are tax resident in the United States, current as of September 12, 2018, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the Plan should consult their own professional tax advisors regarding the taxation of purchase rights under the Plan. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in countries other than the United States does not generally correspond to U.S. federal tax laws, and is not covered by the summary below.

423 Offerings

Rights to purchase shares granted under a 423 Offering are intended to qualify for favorable federal income tax treatment available to purchase rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423(b) of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. If the shares are disposed of within two years from the purchase right grant date (i.e., the beginning of the offering period) or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the shares on the purchase date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

If the shares purchased under the Plan are sold (or otherwise disposed of) more than two years after the purchase right grant date and more than one year after the shares are transferred to the participant, then the lesser of (i) the excess of the sale price of the shares at the time of disposition over the purchase price, and (ii) the excess of the fair market value of the shares as of the purchase right grant date over the purchase price (determined as of the first day of the offering period) will be treated as ordinary income. If the sale price is less than the purchase price, no ordinary income will be reported. The amount of any such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be long-term capital gain or loss.

The Company (or applicable Designated Company) generally will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax reporting obligations and applicable limitations under the Code. In other cases, no deduction is allowed.

Non-423 Offerings

If the purchase right is granted under a Non-423 Offering, then the amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price will be treated as ordinary income at the time of such purchase. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

The Company (or applicable Designated Company) generally will be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations and applicable limitations under the Code. For U.S.

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participants, FICA/FUTA taxes will generally be due in relation to ordinary income earned as a result of participation in a Non-423 Offering.

New Plan Benefits

The benefits to be received pursuant to the Plan by the Company’s officers and employees are not currently determinable as they will depend on the purchase price of our shares in offering periods after the implementation of the Plan, the market value of our common stock on various future dates, the amount of contributions that eligible officers and employees elect to make under the Plan and similar factors. As of the date of this Proxy Statement, no officer or employee has been granted any purchase rights under the proposed Plan.

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APPROVAL OF THE 2018 OMNIBUS INCENTIVE PLAN (PROPOSAL 4)

Introduction

We use equity compensation awards to provide long-term incentive compensation and to attract and retain highly regarded employees and non-employee directors. Our Board believes that our equity compensation program is an integral part of our approach to long-term incentive compensation, focused on shareholder return, and our continuing efforts to align shareholder and management interests. We believe that growth in shareholder value depends on, among other things, our continued ability to attract and retain employees, in a competitive workplace market, with the experience and capacity to perform at the highest levels.

The Company’s current Amended and Restated 2012 Omnibus Incentive Plan was approved by the Company’s shareholders at the 2015 Annual Meeting on November 6, 2015 (the “Amended and Restated 2012 Plan”). The Amended and Restated 2012 Plan allows for the grant of stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units (“RSUs”), deferred shares, performance shares and/or performance units. As of August 31, 2018, there were fewer than 379,000 shares available for future grants under the Amended and Restated 2012 Plan.

In view of the limited number of shares remaining available under the Amended and Restated 2012 Plan, on the recommendation of the Compensation Committee, the Board unanimously adopted, subject to approval of Company shareholders, the II-VI Incorporated 2018 Omnibus Incentive Plan, a copy of which appears as Appendix B to this Proxy Statement (the “2018 Plan”). The shareholders are being asked to vote on this Proposal 4 to approve the 2018 Plan.

The 2018 Plan authorizes equity compensation awards for up to 3,550,000 shares of our Common Stock, plus shares added to the reserve in connection with the expiration, forfeiture or termination of outstanding awards under the Amended and Restated 2012 Plan and certain other prior Company plans (the “Predecessor Plans”). If the 2018 Plan is approved, no further awards will be made under the Amended and Restated 2012 Plan. If the 2018 Plan is not approved, the Amended and Restated 2012 Plan will remain in effect but will not provide a sufficient share pool to operate our key employee and non-employee director compensation programs going forward.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE II-VI INCORPORATED 2018 OMNIBUS INCENTIVE PLAN.

Key Features of the 2018 Plan

The following features of the 2018 Plan will protect the interests of our shareholders:

•	Limitation on terms of stock options and SARs. The maximum term of each stock option and SAR is 10 years.
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No repricing or grant of discounted stock options or SARs. The 2018 Plan does not permit the repricing of options or SARs either by amending an existing award or by substituting a new award at a lower price. The 2018 Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the Common Stock on the grant date.

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No single-trigger acceleration. Under the 2018 Plan, we do not automatically accelerate vesting of awards in connection with a change in control on the Company. If awards are assumed or replaced in a change in control of the Company, vesting occurs only if there is a subsequent involuntary termination of employment (frequently referred to as “double-trigger” vesting).

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Dividends. We do not pay dividends or dividend equivalents on stock options or SARs. We also do not pay dividends or dividend equivalents on unearned restricted shares, RSUs or performance units, except to the extent the award actually becomes vested.

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•	Clawback. Awards granted under the 2018 Plan are subject to the Company’s compensation clawback policy.
•	Director Limits. The 2018 Plan contains annual limits on the amount of awards that may be granted to non-employee directors.

The following is a summary of the material features of the 2018 Plan. This summary is qualified in its entirety by reference to the complete text of the 2018 Plan, which is attached as Appendix B to this proxy statement. To the extent the description below differs from the text of the 2018 Plan, the text of the 2018 Plan will control.

Material Terms of the 2018 Plan

General. The purposes of the 2018 Plan are to provide selected individuals in our service or the service of our subsidiaries and selected affiliates with the opportunity to acquire a proprietary interest in our growth and performance, to generate an increased incentive to contribute to our future success and to enhance our ability and that of our subsidiaries and affiliates to attract and retain qualified individuals.

Awards. The 2018 Plan provides for the grant to eligible persons of equity awards in the form of stock options, SARs, restricted shares, RSUs, deferred shares, performance shares, or performance units, in any combination, which we refer to collectively as the “awards”. As of September 12, 2018, the fair market value of a share of our Common Stock was $46.95.

Eligibility. Employees of the Company and its subsidiaries, non-employee directors and consultants may be selected by the Plan Administrator to receive awards under the 2018 Plan. The benefits or amounts that may be received by or allocated to participants under the 2018 Plan will be determined at the discretion of the Plan Administrator. As of June 30, 2018, 2018, approximately 11,450 individuals would be eligible to receive awards under the 2018 Plan, including six executive officers and seven non-employee directors.

Administration. The 2018 Plan is administered by the Compensation Committee or its successor (the “Plan Administrator”), provided that the Board may at any time act as the administrator of the 2018 Plan. Subject to the terms of the 2018 Plan and applicable law, the Plan Administrator has full power and discretionary authority to decide all matters relating to the administration and interpretation of the 2018 Plan, including without limitation the authority to make determinations with respect to the persons who will be granted awards under the 2018 Plan, as well as the amount, timing and conditions of such awards. The 2018 Plan authorizes the Compensation Committee to delegate certain of its authority under the 2018 Plan to the extent permitted by applicable law.

Share Reserve. The maximum number of shares as to which awards may be granted under the 2018 Plan is 3,550,000 shares of Common Stock. In addition, shares of Common Stock underlying awards made under any of the Predecessor Plans that expire, terminate, or are otherwise surrendered or forfeited after the effective date of the 2018 Plan will be added to the total share availability under the 2018 Plan. This reserved share amount, as amended, is subject to adjustments by the Plan Administrator as provided in the 2018 Plan for stock splits, stock dividends, recapitalization and other similar transactions or events. Shares of Common Stock issued under the 2018 Plan may be shares of original issuance, shares held in treasury or shares that have been reacquired by the Company. Up to 3,550,000 shares of Common Stock may be granted as “incentive stock options” as defined under Code Section 422 (“ISOs”).

Generally, the aggregate number of shares available for issuance under the 2018 Plan will be reduced by one share for each share issued in settlement of any award; provided, however, that any award (or portion thereof) that is settled in cash will not be counted against, or have any effect on the 2018 Plan’s share reserve. If any shares covered by an award granted under the 2018 Plan are forfeited, or otherwise terminated or canceled without the delivery of shares, then those shares will not count against the share pool and will be available for future awards. Shares that are (i) delivered in payment of the exercise or price of an option, (ii) not issued upon the settlement of a SAR, (iii) repurchased by us using proceeds from option

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exercises, or (iv) delivered to or withheld by us to pay withholding taxes, will not become available again for issuance under the 2018 Plan. The 2018 Plan also permits certain substitute awards granted in assumption of or in substitution for awards of an acquired company. Substitute awards do not count against the share pool.

Limitations on Awards to Non-employee Directors. The aggregate grant date fair value of all awards granted to non-employee directors during any single calendar year (excluding awards made at the election of such non-employee director in lieu of all or a portion of annual and committee cash retainers) will not exceed $550,000 or each non-employee director other than the Chair of the Board and $850,000 for the non-employee Chair of the Board (if applicable); provided, however, that awards granted to non-employee directors upon their initial election to the Board will not count towards the limits of this paragraph. The Board may make exceptions to this limit in extraordinary circumstances to individual directors, provided the director receiving any additional compensation does not participate in that decision.

Stock Options. Stock options entitle the optionee to purchase shares of Common Stock at a price equal to or greater than the fair market value per share on the date of grant. The Plan Administrator sets the exercise price and vesting and exercise conditions. However, no stock option may be exercised more than 10 years from the date of grant. Stock options may be ISOs or nonqualified stock options for U.S. tax purposes. ISOs may be granted only to employees and are subject to certain other restrictions under the Code.

Stock Appreciation Rights. SARs may be granted either in tandem with an option or as a stand-alone award.

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Tandem SARs provide the holders with the right to surrender their options for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

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Stand-alone SARs allow the holders to exercise those rights as to a specific number of shares of our Common Stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of Common Stock as to which those rights are exercised over (ii) the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of our Common Stock on the date the stand-alone SAR is granted, and the right may not have a term in excess of 10 years.

The appreciation distribution on any exercised tandem or stand-alone SAR may be paid in shares of our Common Stock or in cash. The Plan Administrator sets the terms of each SAR grant it makes under the 2018 Plan, including the time and method of exercise.

Restricted Shares and RSUs. An award of restricted shares involves the immediate transfer by the Company to a participant of a specific number of shares of Common Stock which are subject to forfeiture and transfer restrictions. An award of RSUs represents the right to receive either (as the Plan Administrator determines) a specific number of shares of Common Stock or cash or other consideration equal to the fair market value of a share of Common Stock in the future upon the passage of time or satisfaction of other conditions.

Deferred Shares. An award of deferred shares represents the right to receive a specific number of shares of Common Stock at the end of a specified deferral period.

Performance Awards. A performance share is a bookkeeping entry that records the equivalent of one share, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00, and in each case whereby award of the underlying security is conditioned upon the satisfaction of one or more performance criteria. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Plan Administrator.

The 2018 Plan provides that grants of awards may be made based upon one or more performance objectives as selected by the Plan Administrator measured over a performance period determined by the

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Plan Administrator. Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or the subsidiary, division, department or function within the Company or subsidiary in which the participant is employed. Performance objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any performance objectives may include any one or more of the following performance criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Plan Administrator: (i) return on equity, (ii) diluted or adjusted earnings per share, (iii) total earnings, (iv) earnings growth, (v) return on capital, (vi) return on assets, (vii) earnings before interest and taxes, (viii) sales, (ix) sales growth, (x) gross margin return on investment, (xi) increase in the fair market value of the shares, (xii) share price (including, but not limited to, growth measures and total shareholder return), (xiii) operating profit (including, but not limited to, “bonus operating profit”), (xiv) net earnings, (xv) cash flow (including, but not limited to, operating cash flow and free cash flow), (xvi) cash flow return on investment (which equals net cash flow divided by total capital), (xvii) inventory turns, (xviii) financial return ratios, (xix) total return to shareholders, (xx) market share, (xxi) earnings measures/ratios, (xxii) economic value added (EVA), (xxiii) balance sheet measurements such as receivable turnover, (xxiv) internal rate of return, (xxv) increase in net present value or expense targets, (xxvi) “Employer of Choice” or similar survey results, (xxvii) customer satisfaction surveys, (xxviii) productivity, (xxix) expense reduction levels, (xxx) debt, (xxxi) debt reduction, (xxxii) the completion of acquisitions, (xxxiii) business expansion, (xxxiv) product diversification, (xxxv) new or expanded market penetration and other non-financial operating and management performance objectives. The Plan Administrator may adjust performance goals for certain events specified in the 2018 Plan, such as certain unusual, infrequent or non-recurring events that occur during a performance period.

Dividends and Dividend Equivalents. Subject to the terms of the 2018 Plan and any applicable award agreement, a participant may be entitled to receive dividends or dividend equivalents with respect to shares covered by an award, other than an award of stock options or SARs. Dividends or dividend equivalents may be credited as additional shares or units. However, no dividends or dividend equivalents will vest or otherwise be paid out prior to the time that the underlying award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such award does not vest (including both time-based and performance-based awards).

Prohibition on Repricing. Except for the Company Adjustments described below, the terms of an outstanding option or SAR may not be amended by the Plan Administrator to reduce the exercise price of outstanding options or SARs, or cancel outstanding options or SARs in exchange for cash, other awards, options or SARs with an exercise price that is less than the exercise price of the original options or SARs without the approval of Company shareholders.

Change in Control. The 2018 Plan defines “Change in Control” and requires consummation of the triggering transaction. Vesting of awards as the result of a change in control will depend on whether the awards are assumed, converted or replaced by the resulting entity in the transaction. Except as may otherwise be provided in the applicable award agreement:

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For awards that are assumed, converted or replaced by the resulting entity, no automatic vesting will occur upon the change in control. Instead, the awards, as adjusted in connection with the transaction, will continue to vest in accordance with their terms. In addition, the awards will vest if the award recipient has a separation from service within two years after the change in control by us other than for “cause” or by the award recipient for “good reason” (as defined in the applicable award agreement). For performance awards, the amount vesting will be based on the greater of (a) achievement of all performance goals at the “target” level or (b) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control.

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For awards that are not assumed, converted or replaced, the awards will vest upon the change in control. For performance awards, the amount vesting will be based on the greater of (a) achievement of all performance goals at the “target” level or (b) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control.

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Withholding. Under the terms of the 2018 Plan, we (including any affiliate) may withhold from any award granted under the 2018 Plan, or any payment due or transfer made under any award or the 2018 Plan, an amount (in cash, shares, securities, other awards or other property) equal to the amount of withholding taxes due as a result of such award, its exercise or any payment thereunder. The Plan Administrator may provide participants with the right to have us (including any affiliate) withhold a portion of the shares otherwise issuable to such participants in an amount equal to the aggregate fair market value of the applicable withholding taxes to which such participants become subject in connection with the exercise, vesting or settlement of their awards.

Plan Adjustments. In the event a dividend (other than a regular cash dividend), stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, or other similar corporate transaction or event occurs which affects the shares of the Company such that the Plan Administrator determines that an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits to participants intended to be made available under the 2018 Plan, then the Plan Administrator has the authority to make certain equitable adjustments to the 2018 Plan and awards made thereunder, including the authority to adjust: (i) the number of shares covered by outstanding awards; (ii) the prices per share applicable to options and SARs granted thereunder; (iii) the kind of shares covered by the 2018 Plan (including shares of another issuer); and/or (iv) any applicable performance objectives. Moreover, in the event of any such transaction or event, the Plan Administrator may provide in substitution for any or all outstanding awards under the 2018 Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may cancel all awards in exchange for such alternative consideration. The Plan Administrator may not, however, make any adjustments to the 2018 Plan which would compromise its compliance with Code Sections 422(b)(1) and/or 409A.

Amendments to the 2018 Plan. The 2018 Plan may be amended from time to time by the Board; provided however, that the Board may not, without the approval of the Company’s shareholders, increase the number of shares available under the plan, increase the maximum number of shares underlying awards which may be issued to a single participant in any one calendar year or institute any amendments to the plan which would permit additional awards to be issued under the 2018 Plan or otherwise affect the provisions of the plan dealing with the forfeiture of unexercised options granted under the 2018 Plan (unless such amendment is deemed necessary to reflect an adjustment made in order to prevent dilution). The Board may condition any amendment on the approval of the Company’s shareholders, if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations. The Plan Administrator may also amend or modify the plan and/or any outstanding awards issued thereunder in order to conform the provisions of the plan or such awards with Code Section 409A, regardless of whether such modification, amendment or termination of the plan will adversely affect the rights of a participant under the plan or an award agreement.

Plan Termination. The 2018 Plan will terminate on the tenth anniversary of the date that the 2018 Plan is approved by shareholders or, if earlier, the date on which the Board adopts a resolution terminating the plan, and no award will be granted under the plan after that date.

Transferability. No awards granted under the 2018 Plan or any rights thereto are assignable or transferable by a participant except by will or by the laws of descent and distribution. Any options or SARs issued under the 2018 Plan are exercisable only during the participant’s lifetime, by the recipient only or, in the event of such person’s legal incapacity, by such person’s guardian or legal representative acting in a fiduciary capacity on behalf of such person under state law.

Deferred Payment of Awards. The Plan Administrator may permit participants to elect to defer the issuance of shares of Common Stock or the settlement of awards in cash under the 2018 Plan pursuant to such rules, procedures or programs as it may establish for purposes of the 2018 Plan. In the case of restricted shares, the deferral may be effected by the participant’s agreement to forego or exchange such person’s award and

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receive an award of deferred shares. The Plan Administrator may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares of Common Stock.

Clawback. To the extent permitted by applicable law and as set forth in the applicable award agreement, the Plan Administrator may determine that an award will be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery policies adopted by the Company to implement any such requirements or (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Plan Administrator to be applicable to a participant.

Summary of Federal Income Tax Consequences. The following is a general, brief summary of the principal federal income tax consequences of certain awards and transactions under the 2018 Plan. The following summary is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences, nor does it describe the consequences to any particular participant.

Nonqualified Stock Options and SARs. In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss). SARs are treated very similarly to nonqualified stock options for tax purposes. The holder of a SAR will not normally realize any taxable income upon the grant of the SAR. Upon the exercise of a SAR, the person exercising the SAR will realize compensation taxable as ordinary income equal to either: (i) the cash received upon the exercise; or (ii) if shares are received upon the exercise of the SAR, the fair market value of such shares as of the exercise date.

ISOs. Options issued and designated as ISOs are intended to qualify for special tax treatment under Code Section 422. Under the provisions of Code Section 422, an optionee will not be required to recognize any income for federal income tax purposes at the time of grant of an ISO, nor is the Company entitled to any deduction. The exercise of an ISO is also not a taxable event, although the difference between the option price and the fair market value of the option shares on the date of exercise is an item of tax preference for purposes of the alternative minimum tax.

The taxation of gain or loss upon the sale of shares acquired upon exercise of an ISO depends, in part, on whether the shares are held for at least two years from the date the option was granted and at least one year from after the date the shares were transferred to the optionee. If shares issued to an optionee upon the exercise of an ISO are not disposed of prior to satisfying the holding period requirements, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to satisfying the holding period requirements described above (a “disqualifying disposition”), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount.

Subject to certain exceptions for death or disability, if an optionee exercises an ISO more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option.

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Restricted Shares, RSUs, Deferred Shares and Performance Awards. A participant will generally not have taxable income upon the grant of restricted shares, RSUs, deferred shares or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received (less any amount paid by the participant). For restricted shares only, a participant may instead elect to be taxed at the time of grant.

Dividend Equivalent Rights. No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a payment pursuant to such right, whether in cash, securities or other property, is made to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received.

Deductibility of Executive Compensation. We generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code, including Section 162(m). Under Section 162(m) as amended by the Tax Cuts and Jobs Act, we cannot deduct compensation paid to certain covered employees in a calendar year that exceeds $1 million.

In addition, if a change in control of the Company causes awards under the 2018 Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of the Company’s deductions under Code Section 280G.

Section 409A. We intend that awards granted under the 2018 Plan will comply with, or otherwise be exempt from, Code Section 409A (to the extent applicable), but we make no representations to that effect.

New Plan Benefits

The granting of awards under the 2018 Plan is discretionary. As such, the Board cannot now determine the number, value or type of awards to be granted in the future for any individual or group of individuals. The equity grant program for our non-employee directors is described under the Director Compensation section in this Proxy Statement.

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REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2018, included in the Company’s Annual Report on Form 10-K. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC. Likewise, it shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Membership and Role of Audit Committee

Each member of the Audit Committee is an “Independent Director” as defined under Nasdaq rules. The Audit Committee operates under a written charter adopted by the Board.

Review with Management

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion and Analysis of Financial Condition and Results of Operations. As part of this review, the Audit Committee discusses the reports with the Company’s management. It also considers the audit reports prepared by the Independent Accountants about the Company’s annual report, and related matters like the quality of the Company’s accounting principles; alternative methods of accounting under Generally Accepted Accounting Principles, and the Independent Accountant’s preferences in this regard; the Company’s critical accounting policies; and the clarity and completeness of the Company’s financial and other disclosures.

The Audit Committee reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management’s conclusions in that report, and the report of the Independent Accountants on internal control over financial reporting. Throughout the fiscal year ended June 30, 2018, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies, and the remediation of the deficiencies.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with EY the matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board (PCAOB), relating to communication with audit committees.

The Audit Committee has also received written disclosures and the letter from EY required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and has discussed with EY their independence from the Company.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018.

Audit Committee

Joseph J. Corasanti, Chair

Shaker Sadasivam

William A. Schromm

Howard H. Xia

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RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 5)

EY has served as the Company’s independent registered public accountants since fiscal year 2008. For fiscal year 2018, EY rendered professional services in connection with the audit of our financial statements, including review of quarterly reports and other filings with the SEC. EY is knowledgeable about our operations and accounting practices, and well qualified to act as our independent registered public accounting firm for fiscal year 2019, and the Audit Committee has selected it as such.

The Company incurred the following fees and expenses for services performed by its Independent Registered Public Accounting Firm during fiscal years 2018 and 2017:

	2018	2017
Audit Fees(1)	$2,312,500	$2,025,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,312,500	$2,025,000
(1)

Includes fees and expenses associated with the annual audit, including the audit of the effectiveness of the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and audit fees for the Company’s statutory audit requirements.

-

The Audit Committee pre-approves the retention of the Independent Accountants, and its fees for all audit and non-audit services, and determines whether the provision of non-audit services is compatible with maintaining its independence.

-	A representative of EY is expected to be present at the Annual Meeting to respond to questions, and will have the opportunity to make a statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION

OF THE AUDIT COMMITTEE’S SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019.

OTHER INFORMATION

The Company will pay the expense of the printing, assembling and mailing to the holders of the Company’s Common Stock the notice of meeting, this Proxy Statement and the accompanying form of proxy. In addition to proxy solicitation by mail, proxies may be solicited by directors, officers or employees of the Company personally, via the internet or by telephone. The Company may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to, and obtain proxies from, their principals, and will reimburse such persons for their expense in so doing.

SHAREHOLDER PROPOSALS

Proposals by shareholders intended for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of the Company expected to be held in November 2019 must be delivered to the Secretary of II-VI Incorporated at 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, by May 24, 2019. Rules under the Securities Exchange Act of 1934, as amended, describe the standards as to the

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submission of shareholder proposals. Additionally, the Board-appointed proxies will have discretionary authority to vote on any proposals by shareholders that are not intended to be included in the Company’s proxy materials for the 2018 Annual Meeting, but are intended to be presented by the shareholder from the floor, if notice of the intent to make such proposal is received by the Secretary at the above address no later than the close of business on May 24, 2019, and no earlier than the close of business on April 24, 2019 (with respect to Board nominees), and no later than the close of business on July 12, 2019, and no earlier than the close of business on June 12, 2019 (with respect to proposals for other business). Otherwise, such proposals will be considered untimely. Any such notice of intent by a shareholder must also comply with the requirements contained in the Company’s Amended and Restated Bylaws.

HOUSEHOLDING

The term “householding,” means that we will deliver only one copy of our annual report and proxy statement to shareholders of record who share the same address and last name unless we have received contrary instructions from you. This procedure reduces our printing costs and mailing costs and fees. Upon written or oral request, we will promptly deliver a separate annual report and proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered.

If you would like to receive a separate copy of the annual report for proxy statement for this meeting or opt out of householding, or if you are a shareholder eligible for householding and would like to participate in householding, please send a request addressed to Jo Anne Schwendinger, Chief Legal and Compliance Officer and Secretary of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056 or by calling +1 (724) 352-4455. Many brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

RELATED PARTY TRANSACTIONS

Jo Anne Schwendinger joined the Company in March 2017, and serves as our Chief Legal and Compliance Officer and Secretary. Ms. Schwendinger’s husband is a Shareholder and Director of the law firm of Sherrard, German & Kelly, P.C. (“SGK”), which has provided legal services to the Company for over 40 years. In the fiscal year ended June 30, 2018, SGK performed legal services for the Company for which it was paid approximately $2.0 million in the aggregate. Ms. Schwendinger’s husband does not work on any matters involving the Company, and he does not share in any revenues, or have any other direct financial benefit, from the work SGK performs for the Company. We expect SGK to continue to perform legal services that we request during the fiscal year ending June 30, 2019.

OTHER MATTERS

The Company knows of no other matters to be presented for action at the meeting. However, if any other matters should properly come before the meeting it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the persons acting as proxies.

ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE

COMMISSION

A copy of the Company’s Annual Report on Form 10-K for fiscal year 2018, as filed with the SEC, is being furnished with this Proxy Statement. A shareholder may obtain additional copies of the Annual Report on Form 10-K without charge, and a copy of any exhibits upon payment of a reasonable charge limited to the Company’s costs of providing the exhibits, by writing to Jo Anne Schwendinger, Chief Legal and Compliance Officer and Secretary of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, or by calling +1 (724) 352-4455. As noted previously, this Proxy Statement and the Annual Report to Shareholders have been posted on the Internet at www.proxyvote.com.

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APPENDIX A

II-VI INCORPORATED

2018 EMPLOYEE STOCK PURCHASE PLAN

1.          Definitions.

(a)        “Administrator” means the Committee or, subject to Applicable Law, one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan. Except as otherwise provided in the Plan, the Board or Committee may assign any of its administrative tasks to the Administrator.

(b)        “Affiliate” will have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act. The Board will have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.

(c)        “Applicable Law” means the requirements relating to the administration of equity-based awards under state corporate laws, United States federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. jurisdiction where rights are, or will be, granted under the Plan.

(d)        “Board” means the Board of Directors of the Company.

(e)        “Change in Control” means the occurrence of any of the following events:

(i)        the consummation of any merger or consolidation as a result of which the Common Stock shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of all or substantially all of the assets of the Company;

(ii)        the consummation of any merger or consolidation to which the Company is a party as a result of which the “persons” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) who were stockholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than a majority of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation or

(iii)        any “person” (as defined above) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding securities in a transaction or series of transactions not approved by the Board.

(f)        “Code” means the United States Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or United States Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g)        “Committee” means the Compensation Committee of the Board or any subcommittee referred to in Section 4(e).

(h)        “Common Stock” means the common stock, no par value, of the Company, as the same may be converted, changed, reclassified or exchanged.

(i)        “Company” means II-VI Incorporated, a Pennsylvania corporation, or any successor to all or substantially all of the Company’s business that adopts the Plan.

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(j)        “Contributions” means the amount of Eligible Pay contributed by a Participant through payroll deductions or other payments that the Committee may permit a Participant to make to fund the exercise of rights to purchase Shares granted pursuant to the Plan.

(k)        “Designated Company” means any Parent, Subsidiary or Affiliate, whether now existing or existing in the future, that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan. The Committee may designate any Parent, Subsidiary or Affiliate as a Designated Company in a Non-423 Offering. For purposes of a Section 423 Offering, only the Company and any Parent or Subsidiary may be Designated Companies; provided, however, that at any given time, a Parent or Subsidiary that is a Designated Company under a Section 423 Offering will not be a Designated Company under a Non-423 Offering.

(l)        “Effective Date” means the date the Plan is approved by the Board, subject to stockholder approval as provided in Section 18 hereof.

(m)        “Eligible Employee” means any individual in an employee-employer relationship with the Company or a Designated Company for income tax and employment tax withholding and reporting purposes. For purposes of clarity, the term “Eligible Employee” will not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Company, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Company who has entered into an independent contractor or consultant agreement with the Company or a Designated Company; (iv) any individual performing services for the Company or a Designated Company under a purchase order, a supplier agreement or any other agreement that the Company or a Designated Company enters into for services; (v) any individual classified by the Company or a Designated Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Designated Company; and (vii) any leased employee. The Committee will have exclusive discretion to determine whether an individual is an Eligible Employee for purposes of the Plan.

(n)        “Eligible Pay” means “Qualified Wages” as defined by the applicable Company policy for the Participant’s jurisdiction and approved for use under the Plan by the Committee or as modified by the Committee in its sole discretion with respect to any Offering Period. Except as otherwise defined by an applicable Company policy or determined by the Committee, “Eligible Pay” for an Offering Period includes only wages and base salary received during such Offering Period by an Eligible Employee for services to the employer and excludes cash bonuses, commissions, stipends, lump sum payments in lieu of foregone merit increases, “bonus buyouts” as the result of job changes, pension, retainers, severance pay, special stay-on bonus, income derived from stock options, stock appreciation rights, restricted stock units and dispositions of stock acquired thereunder, any other allowances, and any other special remuneration or variable pay.

(o)        “Enrollment Period” means the period during which an Eligible Employee may elect to participate in the Plan, with such period occurring before the first day of each Offering Period, as prescribed by the Administrator.

(p)        “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.

(q)        “Fair Market Value” means, as of any given date, (i) the closing sales price for the Common Stock on the applicable date as quoted on the Nasdaq National Market or, if no sale occurred on such date, the closing price reported for the first Trading Day immediately prior to such date during which a sale occurred; or (ii) if the Common Stock is not traded on an exchange but is regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (iii) in the absence of an established market for the Common Stock of the type described in (i) or (ii) of this Section 1(q), the fair market value established by the Committee acting in good faith.

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(r)        “Offering” means a Section 423 Offering or a Non-423 Offering of a right to purchase Shares under the Plan during an Offering Period as further described in Section 6. Unless otherwise determined by the Committee, each Offering under the Plan in which Eligible Employees of one or more Designated Companies may participate will be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. With respect to Section 423 Offerings, the terms of separate Offerings need not be identical provided that all Eligible Employees granted purchase rights in a particular Offering will have the same rights and privileges, except as otherwise may be permitted by Code Section 423; a Non-423 Offering need not satisfy such requirements.

(s)        “Offering Period” means the periods established in accordance with Section 6 during which rights to purchase Shares may be granted pursuant to the Plan and Shares may be purchased on one or more Purchase Dates. The duration and timing of Offering Periods may be changed pursuant to Sections 6 and 17.

(t)        “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u)        “Participant” means an Eligible Employee who elects to participate in the Plan.

(v)        “Plan” means the II-VI Incorporated, 2018 Employee Stock Purchase Plan, as may be amended from time to time.

(w)        “Purchase Date” means the last Trading Day of each Purchase Period (or such other Trading Day as the Committee may determine).

(x)        “Purchase Period” means a period of time within an Offering Period, as may be specified by the Committee in accordance with Section 6, generally beginning on the first Trading Day of each Offering Period and ending on a Purchase Date. An Offering Period may consist of one or more Purchase Periods.

(y)        “Purchase Price” means the purchase price at which Shares may be acquired on a Purchase Date and which will be set by the Committee; provided, however, that the Purchase Price for a Section 423 Offering will not be less than eighty-five percent (85%) of the lesser of (i) the Fair Market Value of the Shares on the first Trading Day of the Offering Period or (ii) the Fair Market Value of the Shares on the Purchase Date. Unless otherwise determined by the Committee prior to the commencement of an Offering Period, the Purchase Price will be ninety percent (90%) of the lesser of (a) the Fair Market Value of the Shares on the first Trading Day of the Offering Period or (b) the Fair Market Value of the Shares on the Purchase Date.

(z)        “Shares” means the shares of Common Stock.

(aa)        “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(bb)        “Tax-Related Items” means any income tax, social insurance, payroll tax, payment on account or other tax-related items arising in relation to the Participant’s participation in the Plan.

(cc)        “Trading Day” means a day on which the principal exchange that Shares are listed on is open for trading.

2.          Purpose of the Plan. The purpose of the Plan is to provide an opportunity for Eligible Employees of the Company and its Designated Companies to purchase Common Stock at a discount through voluntary Contributions, thereby attracting, retaining and rewarding such persons and strengthening

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the mutuality of interest between such persons and the Company’s stockholders. The Company intends for offerings under the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (each, a “Section 423 Offering”); provided, however, that the Committee may also authorize the grant of rights under offerings of the Plan that are not intended to comply with the requirements of Section 423 of the Code, pursuant to any rules, procedures, agreements, appendices, or sub-plans adopted by the Committee for such purpose (each, a “Non-423 Offering”).

3.          Number of Reserved Shares. Subject to adjustment pursuant to Section 16 hereof, 2,000,000 Shares may be sold pursuant to the Plan. Such Shares may be authorized but unissued Shares, treasury Shares or Shares purchased in the open market. For avoidance of doubt, up to the maximum number of Shares reserved under this Section 3 may be used to satisfy purchases of Shares under Section 423 Offerings and any remaining portion of such maximum number of Shares may be used to satisfy purchases of Shares under Non-423 Offerings.

4.          Administration of the Plan.

(a)        Committee as Administrator. The Plan will be administered by the Committee. Notwithstanding anything in the Plan to the contrary, subject to Applicable Law, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board. Subject to Applicable Law, no member of the Board or Committee (or its delegates) will be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Committee will be entitled to rely upon, and no member of the Committee will be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Committee deems necessary.

(b)        Powers of the Committee. The Committee will have full power and authority to: administer the Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees will participate in a Section 423 Offering or a Non-423 Offering and which Subsidiaries and Affiliates of the Company (or Parent, if applicable) will be Designated Companies participating in either a Section 423 Offering or a Non-423 Offering, (iii) determine the terms and conditions of any right to purchase Shares under the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, (v) amend an outstanding right to purchase Shares, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 16 hereof (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Purchase Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan, and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan including, without limitation, the adoption of such any rules, procedures, agreements, appendices, or sub-plans (collectively, “Sub-Plans”) as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, as further set forth in Section 4(c) below.

(c)        Non-U.S. Sub-Plans. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt such Sub-Plans relating to the operation and administration of the Plan to accommodate local laws, customs and procedures for jurisdictions outside of the United States, the terms of which Sub-Plans may take precedence over other provisions of this Plan, with the exception of Section 3 hereof, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan will govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of Section 423, any such Sub-Plan will be considered part of a Non-423 Offering, and purchase rights granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality

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of the foregoing, the Committee is authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify the terms of the Plan to meet applicable local requirements, customs or procedures regarding, without limitation, (i) eligibility to participate, (ii) the definition of Eligible Pay, (iii) the dates and duration of Offering Periods or other periods during which Participants may make Contributions towards the purchase of Shares, (iv) the method of determining the Purchase Price and the discount from Fair Market Value at which Shares may be purchased, (v) any minimum or maximum amount of Contributions a Participant may make in an Offering Period or other specified period under the applicable Sub-Plan, (vi) the treatment of purchase rights upon a Change in Control or a change in capitalization of the Company, (vii) the handling of payroll deductions, (viii) establishment of bank, building society or trust accounts to hold Contributions, (ix) payment of interest, (x) conversion of local currency, (xi) obligations to pay payroll tax, (xii) determination of beneficiary designation requirements, (xiii) withholding procedures and (xiv) handling of Share issuances.

(d)        Binding Authority. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan and any enrollment form or other instrument or agreement relating to the Plan will be made in the Committee’s sole discretion and will be final, binding and conclusive for all purposes and upon all interested persons.

(e)        Delegation of Authority. To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, the Administrator or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Committee will be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 4(e).

5.          Eligible Employees.

(a)        General. Any individual who is an Eligible Employee as of the commencement of an Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 7.

(b)        Non-U.S. Employees. An Eligible Employee who works for a Designated Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a Section 423 Offering to violate Section 423 of the Code. In the case of a Non-423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.

(c)        Limitations. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee will be granted a right to purchase Shares under a Section 423 Offering (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding rights to purchase capital stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase capital stock under all employee stock purchase plans of the Company and any Parent and Subsidiaries accrues at a rate that exceeds Twenty-Five Thousand Dollars (US$25,000) worth of such stock (determined at the fair market value of the shares of such stock at the time such right is granted) for each calendar year in which such purchase right is outstanding. The Committee, in its discretion, from time to time may, prior to an Enrollment Period for all purchase rights to be granted in an Offering, determine (on a uniform and nondiscriminatory basis for Section 423 Offerings) that the definition of Eligible Employee will or will not include an individual if

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he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Section 423 Offering in an identical manner to all highly compensated individuals of the Designated Company whose employees are participating in that Offering.

6.          Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day of the relevant Offering Period and terminating on the last Trading Day of the relevant Offering Period. Unless and until the Committee determines otherwise in its discretion, each Offering Period will consist of one (1) approximately six (6)-month Purchase Period, which will run simultaneously with the Offering Period. Unless otherwise provided by the Committee, Offering Periods will run from February 1st (or the first Trading Day thereafter) through July 31st (or the first Trading Day prior to such date) and from August 1st (or the first Trading Day thereafter) through January 31st (or the first Trading Day prior to such date). The Committee has authority to establish additional or alternative sequential or overlapping Offering Periods, a different number of Purchase Periods within an Offering Period, a different duration for one or more Offering Periods or Purchase Periods or different commencement or ending dates for such Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. To the extent that the Committee establishes additional or overlapping Offering Periods, the Committee will have discretion to structure an Offering Period so that if the Fair Market Value of a share of Common Stock on the first Trading Day of the Offering Period in which a Participant is currently enrolled is higher than the Fair Market Value of a share of Common Stock on the first Trading Day of any subsequent Offering Period, the Company will automatically enroll such Participant in the subsequent Offering Period and will terminate his or her participation in such original Offering Period.

7.        Election to Participate and Payroll Deductions. An Eligible Employee may elect to participate in an Offering Period under the Plan during any Enrollment Period. Any such election will be made by completing the online enrollment process through the Company’s designated Plan broker or by completing and submitting an enrollment form to the Administrator during such Enrollment Period, authorizing Contributions in whole percentages from one percent (1%) to fifteen percent (15%) of the Eligible Employee’s Eligible Pay for the Purchase Period within the Offering Period to which the deduction applies. A Participant may elect to increase or decrease the rate of such Contributions during any subsequent Enrollment Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Administrator, provided that no change in Contributions will be permitted to the extent that such change would result in total Contributions exceeding fifteen percent (15%) of the Eligible Employee’s Eligible Pay, or such other maximum amount as may be determined by the Administrator. During a Purchase Period, a Participant may not change his or her rate of Contributions, with the exception that the Participant may reduce his or her rate of Contributions to zero percent (0%), to become effective as soon as possible after completing an amended enrollment form (either through the Company’s online Plan enrollment process or by submitting the appropriate form to the Administrator). If a Participant reduces his or her rate of Contributions to zero percent (0%) during an Offering Period, the Contributions made by the Participant prior to such reduction will be applied to the purchase of Shares on the next Purchase Date, but if the Participant does not increase such rate of Contributions above zero percent (0%) prior to the commencement of the next subsequent Offering Period under the Plan, such action will be treated as the Participant’s withdrawal from the Plan in accordance with Section 14 hereof. Once an Eligible Employee elects to participate in an Offering Period, then such Participant will automatically participate in the Offering Period commencing immediately following the last day of such prior Offering Period at the same contribution level as was in effect in the prior Offering Period unless the Participant elects to increase or decrease the rate of Contributions or withdraws

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or is deemed to withdraw from this Plan as described above in this Section 7. A Participant that is automatically enrolled in a subsequent Offering Period pursuant to this Section 7 is not required to file any additional documentation in order to continue participation in the Plan. The Administrator has the authority to change the foregoing rules set forth in this Section 7 regarding participation in the Plan.

8.        Contributions. The Company will establish an account in the form of a bookkeeping entry for each Participant for the purpose of tracking Contributions made by each Participant during the Offering Period, and will credit all Contributions made by each Participant to such account. The Company will not be obligated to segregate the Contributions from the general funds of the Company or any Designated Company nor will any interest be paid on such Contributions, unless otherwise determined by the Administrator or required by Applicable Law. All Contributions received by the Company for Shares sold by the Company on any Purchase Date pursuant to this Plan may be used for any corporate purpose.

9.        Limitation on Number of Shares That an Employee May Purchase. Subject to the limitations set forth in Section 5(c), each Participant will have the right to purchase as many whole Shares as may be purchased with the Contributions credited to his or her account as of the last day of the Offering Period (or such other date as the Committee may determine) at the Purchase Price applicable to such Offering Period; provided, however, that a Participant may not purchase in excess of 5,000 Shares under the Plan per Offering Period or such other maximum number of Shares as may be established for an Offering Period by the Committee (in each case subject to adjustment pursuant to Section 16 hereof). Any amount remaining in a Participant’s account that was not applied to the purchase of Shares on a Purchase Date because it was not sufficient to purchase a whole Share will be carried forward for the purchase of Shares on the next following Purchase Date. However, any amounts not applied to the purchase of Shares during an Offering Period for any reason other than as described in the foregoing sentence shall be promptly refunded following such Purchase Date and will not be carried forward to any subsequent Offering Period.

10.        Taxes. At the time a Participant’s purchase right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the Shares acquired under the Plan, the Participant will make adequate provision for any Tax-Related Items. In their sole discretion, and except as otherwise determined by the Committee, the Company or the Designated Company that employs the Participant may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the Participant’s wages or other compensation, (b) withholding a sufficient whole number of Shares otherwise issuable following purchase having an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares, or (c) withholding from proceeds from the sale of Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company.

11.        Brokerage Accounts or Plan Share Accounts. By enrolling in the Plan, each Participant will be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Administrator. Alternatively, the Administrator may provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Administrator which is not a brokerage firm. Shares purchased by a Participant pursuant to the Plan will be held in the Participant’s brokerage or Plan share account. The Company may require that Shares be retained in such brokerage or Plan share account for a designated period of time, and/or may establish procedures to permit tracking of dispositions of Shares.

12.        Rights as a Stockholder. A Participant will have no rights as a stockholder with respect to Shares subject to any rights granted under this Plan or any Shares deliverable under this Plan unless and until recorded in the books of the brokerage firm selected by the Administrator or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.

13.          Rights Not Transferable. Rights granted under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during a Participant’s lifetime only by the Participant.

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14.          Withdrawals. A Participant may withdraw from an Offering Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Administrator. A notice of withdrawal must be received no later than the last day of the month immediately preceding the month of the Purchase Date or by such other deadline as may be prescribed by the Administrator. Upon receipt of such notice, automatic deductions of Contributions on behalf of the Participant will be discontinued commencing with the payroll period immediately following the effective date of the notice of withdrawal, and such Participant will not be eligible to participate in the Plan until the next Enrollment Period. Unless otherwise determined by the Administrator, amounts credited to the contribution account of any Participant who withdraws prior to the date set forth in this Section 14 will be refunded, without interest, as soon as practicable.

15.          Termination of Employment.

(a)        General. Upon a Participant ceasing to be an Eligible Employee for any reason prior to a Purchase Date, Contributions for such Participant will be discontinued and any amounts then credited to the Participant’s contribution account will be refunded, without interest, as soon as practicable, except as otherwise determined by the Administrator.

(b)        Leave of Absence. Subject to the discretion of the Administrator, if a Participant is granted a paid leave of absence, payroll deductions on behalf of the Participant will continue and any amounts credited to the Participant’s contribution account may be used to purchase Shares as provided under the Plan. If a Participant is granted an unpaid leave of absence, payroll deductions on behalf of the Participant will be discontinued and no other Contributions will be permitted (unless otherwise determined by the Administrator or required by Applicable Law), but any amounts then credited to the Participant’s contribution account may be used to purchase Shares on the next applicable Purchase Date. Where the period of leave exceeds three (3) months and the Participant’s right to reemployment is not guaranteed by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.

(c)        Transfer of Employment. Unless otherwise determined by the Administrator, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Designated Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from a Section 423 Offering to a Non-423 Offering, the exercise of the Participant’s purchase right will be qualified under the Section 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from a Non-423 Offering to a Section 423 Offering, the exercise of the Participant’s purchase right will remain nonqualified under the Non-423 Offering.

16.                    Adjustment Provisions.

(a)     Changes in Capitalization. In the event of any change affecting the number, class, value, or terms of the shares of Common Stock resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or Shares, including any extraordinary dividend or extraordinary distribution (but excluding any regular cash dividend), then the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan (including the numerical limits of Sections 3 and 9), the Purchase Price per Share and the number of shares of Common Stock covered by each right under the Plan that has not yet been exercised. For the avoidance of doubt, the Committee may not delegate its authority to make adjustments pursuant to this Section. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of Shares subject to a purchase right.

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(b)        Change in Control. In the event of a Change in Control, each outstanding right to purchase Shares will be equitably adjusted and assumed or an equivalent right to purchase Shares substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation in a Change in Control refuses to assume or substitute for the purchase right or the successor corporation is not a publicly traded corporation, the Offering Period then in progress will be shortened by setting a New Purchase Date and will end on the New Purchase Date. The New Purchase Date will be before the date of the Company’s proposed Change in Control. The Committee will notify each Participant in writing, at least ten (10) Trading Days prior to the New Purchase Date, that the Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that Shares will be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period, as provided in Section 14 hereof.

17.        Amendments and Termination of the Plan. The Board or the Committee may amend the Plan at any time, provided that, if stockholder approval is required pursuant to Applicable Law, then no such amendment will be effective unless approved by the Company’s stockholders within such time period as may be required. The Board may suspend the Plan or discontinue the Plan at any time, including shortening an Offering Period in connection with a spin-off or other similar corporate event. Upon termination of the Plan, all Contributions will cease and all amounts then credited to a Participant’s account will be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts will be promptly refunded, without interest, to Participants. For the avoidance of doubt, the Board or Committee, as applicable herein, may not delegate its authority to make amendments to or suspend the operations of the Plan pursuant to this Section.

18.        Stockholder Approval; Effective Date. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws. The Plan will become effective on the Effective Date, subject to approval of the stockholders of the Company as contemplated in the foregoing sentence. For the avoidance of doubt, the Board may not delegate its authority to approve the Plan pursuant to this Section.

19.        Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company will not be required to deliver any Shares issuable upon exercise of a right under the Plan prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Committee will, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Shares with any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. If, pursuant to this Section 19, the Committee determines that the Shares will not be issued to any Participant, any Contributions credited to such Participant’s account will be promptly refunded, without interest, to the Participant, without any liability to the Company or any of its Subsidiaries or Affiliates (or any Parent, if applicable).

20.        Code Section 409A; Tax Qualification.

Code Section 409A. Rights to purchase Shares granted under a Section 423 Offering are exempt from the application of Section 409A of the Code and rights to purchase Shares granted under a Non-423 Offering are intended to be exempt from Section 409A of the Code pursuant to the “short-term deferral” exemption contained therein. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that a right granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a right under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding right granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in

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each case, without the Participant’s consent, to exempt any outstanding right or future right that may be granted under the Plan from or to allow any such rights to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the right to purchase Shares under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that the right to purchase Shares under the Plan is compliant with Section 409A of the Code.

Tax Qualification. Although the Company may endeavor to (i) qualify a right to purchase Shares for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 20(a) hereof. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

21.        No Employment Rights. Participation in the Plan will not be construed as giving any Participant the right to be retained as an employee of the Company, its Subsidiary, or one of its Affiliates or Parent, as applicable. Furthermore, the Company, a Subsidiary, or an Affiliate (or Parent, if applicable) may dismiss any Participant from employment at any time, free from any liability or any claim under the Plan.

22.        Governing Law; Choice of Forum. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of United States federal law, this Plan will be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to the conflict of laws principles thereof. The Company and each Participant, as a condition to such Participant’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or U.S. federal court located in Allegheny County, Pennsylvania over any suit, action or proceeding arising out of or relating to or concerning the Plan. The Company and each Participant, as a condition to such Participant’s participation in the Plan, acknowledge that the forum designated by this Section 22 has a reasonable relation to the Plan and to the relationship between such Participant and the Company. Notwithstanding the foregoing, nothing in the Plan will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 22. The agreement by the Company and each Participant as to forum is independent of the law that may be applied in the action, and the Company and each Participant, as a condition to such Participant’s participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Participant now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in this Section 22, (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 22 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each Participant.

23.          Waiver of Jury Trial. Each Participant waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with the Plan.

24.          Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of the Plan.

25.          Expenses. Unless otherwise set forth in the Plan or determined by the Administrator, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to Participants, will be borne by the Company and its Subsidiaries or Affiliates (or any Parent, if applicable).

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APPENDIX B

II-VI INCORPORATED

2018 OMNIBUS INCENTIVE PLAN

1.        Purpose. The purposes of this II-VI Incorporated 2018 Omnibus Incentive Plan (the “Plan”) are to optimize the profitability and growth of the Company by providing certain eligible persons with annual and long-term incentives to continue in the long-term service of the Company, and to create in such persons a more direct interest in the future operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company’s shareholders. The Plan is also designed to provide Participants with an incentive for excellence in individual performance, to promote teamwork among Participants, and to motivate, attract and retain the services of employees, consultants and directors for II-VI Incorporated and its subsidiaries and to provide such persons with incentives and rewards for superior performance.

2.            Definitions. As used in this Plan and unless otherwise specified in the applicable Award Agreement, the following terms shall be defined as set forth below:

2.1      “Award” means any Option, Stock Appreciation Right, Restricted Shares, Restricted Share Units, Deferred Shares, Performance Shares, Performance Units, or Incentive Cash Award granted under the Plan.

2.2      “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award, not inconsistent with the terms of the Plan. An Award Agreement may be in an electronic medium and may be limited to a notation on the Company’s books and records.

2.3      “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right.

2.4      “Board” means the Board of Directors of the Company.

2.5      “Change in Control” means, and shall be deemed to occur upon: (i) consummation of a transaction in which the Company is merged or consolidated with another entity the result of which is that immediately following such transaction either (A) the persons who were the shareholders of the Company immediately prior to the transaction have less than a majority of the combined voting power for the election of directors of the Company or the entity owning or controlling the Company immediately after the transaction; or (B) the individuals who comprised the Board immediately prior to the transaction cease to be at least a majority of the members of the Board or the board of directors of the entity controlling the Company immediately after the transaction; (ii) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities in a transaction or series of transactions not approved by the Board; (iii) consummation of a transaction in which all or substantially all of the Company’s assets are sold or otherwise transferred to another corporation not controlled by, or under common control with, the Company or to a partnership, firm, entity or one or more individuals not so controlled; (iv) a majority of the members of the Board consisting of persons who were not nominated for election as directors by, or on behalf of, the Board or with the express concurrence of the Board; or (v) any liquidation of the Company. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change in Control is a distribution event for purposes of an Award, the foregoing definition of Change in Control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. §1.409A-3(i)(5).

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2.6      “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7      “Committee” means the Compensation Committee of the Board.

2.8      “Common Stock” means the common stock, no par value, of the Company.

2.9      “Company” means II-VI Incorporated, a Pennsylvania corporation, or any successor corporation

2.10    “Consultant” means any non-Employee independent contractor or other service provider engaged by the Company or a Subsidiary.

2.11    “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 8.

2.12    “Deferred Shares” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified Deferral Period.

2.13    “Effective Date” means the date this Plan is approved by the shareholders of the Company.

2.14    “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

2.15    “Fair Market Value” means the fair market value of the Shares as determined by the Committee from time to time. Unless otherwise determined by the Committee, the fair market value shall be the closing sales price for the Shares reported on a consolidated basis on the Nasdaq National Market (or, if the Shares are not trading on the Nasdaq National Market, on the principle market on which the Shares are trading) on the relevant date or, if there were no sales on such date, the closing sales price on the nearest preceding date on which sales occurred. If the Shares are not reported on the basis of closing sale price, then the average of the highest bid and lowest ask prices shall be used to determine fair market value.

2.16    “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than 50% of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than 50% of the voting interests.

2.17    “Freestanding Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is not granted in tandem with an Option or similar right.

2.18    “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.19    “Incentive Cash Award” means an award granted pursuant to Section 10, which represents the opportunity to earn a future cash payment tied to the level of achievement with respect to one or more Performance Objectives for a Performance Period established by the Committee.

2.20    “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.

2.21    “Nonemployee Director” means a member of the Board who is not an Employee.

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2.22    “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

2.23    “Option” means any option to purchase Shares granted under Section 5.

2.24    “Optionee” means a Participant who holds an outstanding Option.

2.25    “Option Price” means the purchase price payable upon the exercise of an Option.

2.26    “Participant” means an Employee, Consultant or Nonemployee Director who is selected by the Committee to receive benefits under this Plan, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.

2.27    “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received performance-based Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives may include any one or more of the following performance criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: return on equity, diluted or adjusted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross margin return on investment, increase in the fair market value of the Shares, share price (including, but not limited to, growth measures and total shareholder return), operating profit (including, but not limited to, “bonus operating profit”), net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to shareholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, “Employer of Choice” or similar survey results, customer satisfaction surveys, productivity, expense reduction levels, debt, debt reduction, the completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives. The Committee may determine that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in Company’s annual report for the applicable period. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances or individual performance renders the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, upward or downward, as the Committee deems appropriate and equitable; provided, however, that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan or any award meeting the requirements (or an applicable exception thereto) of Section 409A or other applicable statutory provision.

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2.28    “Performance Period” means the period of time within which the Performance Objectives relating to a performance-based Award must be achieved.

2.29    “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9.

2.30    “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9.

2.31    “Predecessor Plans” means the II-VI Incorporated 2005 Omnibus Incentive Plan, the II-VI Incorporated 2009 Omnibus Incentive Plan, and/or the II-VI Incorporated Second Amended and Restated 2012 Omnibus Incentive Plan, each as in effect at the Effective Date.

2.32    “Restricted Shares” means an Award of Shares that are granted under and subject to the terms, conditions and restrictions described in Section 7.

2.33    “Restricted Share Units” means an Award of the right to receive (as the Committee determines) Shares, cash or other consideration equal to the Fair Market Value of a Share for each Restricted Share Unit, granted under and subject to the terms, conditions and restrictions described in Section 7.

2.34    “Section 409A” means Section 409A of the Code, the regulations and other binding guidance promulgated thereunder, as they may now exist or may be amended from time to time, or any successor to such section.

2.35    “Separation from Service” means a Participant’s termination of service with the Company and its Subsidiaries, as determined by the Company, which determination shall be final, binding and conclusive; provided that if an Award is subject to Section 409A and is to be distributed on a Separation from Service, then the definition of Separation from Service for such purpose shall comply with the definition provided in Section 409A.

2.36    “Shares” means shares of Common Stock, as adjusted in accordance with Section 12.

2.37    “Specified Employee” means a “specified employee” under Section 409A, as determined in accordance with the procedures established by the Company.

2.38    “Spread” means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.

2.39    “Stock Appreciation Right” means a right granted under Section 6, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.

2.40    “Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest, including any such corporation or other entities which become a Subsidiary after adoption of the Plan; provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any subsidiary corporation within the meaning of the Code Section 424(f) or any successor provision thereof.

2.41    “Substitute Award” means any Award granted in assumption of or in substitution for an award for an employee or other service provider of a company or business acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines.

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2.42    “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is granted in tandem with an Option or any similar right granted under any other plan of the Company.

2.43    “Ten Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3.             Shares Available Under the Plan; Maximum Awards.

3.1      Reserved Shares. Subject to adjustment as provided in Section 12, the maximum number of Shares that may be delivered pursuant to Awards shall not exceed the sum of (i) 3,550,000 Shares plus (ii) Shares with respect to any of the awards granted under a Predecessor Plan, which are outstanding as of the Effective Date, that expire unexercised or are terminated, surrendered, or forfeited, in whole or in part, from and after the Effective Date. Such Shares may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company.

3.2      ISO Limit. Subject to adjustment as provided in Section 12, the maximum number of Shares that may be delivered pursuant to the exercise of Incentive Stock Options shall not exceed 3,550,000 Shares.

3.3      Predecessor Plan Awards. Upon the effectiveness of this Plan pursuant to Section 19, no additional options or other awards shall be made pursuant to a Predecessor Plan.

3.4      Share Counting Rules. To the extent that Awards expire or are terminated, surrendered, or forfeited, in whole or in part, the Shares covered thereby shall remain available under the Plan. Awards paid or settled solely in cash shall not reduce the number of Shares available for Awards. In the case of any Substitute Award, such Substitute Award shall not be counted against the number of Shares reserved under the Plan. The full number of Shares with respect to which an Option or Stock Appreciation Right is granted shall count against the aggregate number of Shares available for grant under the Plan. Accordingly, if in accordance with the Plan, a Participant pays the Option Price for an Option by either tendering previously owned Shares or having the Company withhold Shares, then such Shares surrendered to pay the Option Price shall continue to count against the aggregate number of Shares available for grant under the Plan set forth in Section 3.1. In addition, if in accordance with the Plan, a Participant satisfies any tax withholding requirement with respect to any taxable event arising as a result of the Plan by either tendering previously owned Shares or having the Company withhold Shares, then such Shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of Shares available for grant under the Plan set forth in Section 3.1. Any Shares repurchased by the Company with cash proceeds from the exercise of Options shall not be added back to the pool of Shares available for grant under the Plan set forth in Section 3.1.

3.5      Maximum Calendar Year Award for Nonemployee Directors. The maximum value of Awards granted during any fiscal year to any Nonemployee Director, taken together with any cash fees paid to that Nonemployee Director during the fiscal year and the value of awards granted to the Nonemployee Director under any other equity compensation plan of the Company during the fiscal year, shall not exceed the following in total value (based on the Fair Market Value of the Shares underlying the Award as of the Grant Date for Awards other than Options and Stock Appreciation Rights, and based on the Grant Date fair value for accounting purposes for Options and Stock Appreciation Rights): (1) $550,000 for each Nonemployee Director other than the Chair of the Board (if applicable), and (2) $850,000 for the non-employee Chair of the Board (if applicable); provided, however, that awards granted to Nonemployee Directors upon their initial election to the Board shall not count towards the limits in this paragraph. The Board may make exceptions to the limits in this paragraph in extraordinary circumstances for individual Nonemployee Directors; provided that the Nonemployee Director receiving such additional compensation may not participate in the decision to award such compensation.

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4.             Plan Administration.

4.1      Authority of Committee. This Plan shall be administered by the Committee, provided that the full Board may at any time act as the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and discretionary authority to decide all matters relating to the administration and interpretation of the Plan, provided, however, that ministerial responsibilities of the Plan (e.g., management of day-to-day matters) may be delegated to the Company’s officers, as set forth in Section 4.2 below. The Committee’s powers include, without limitation, the authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares, or the relative value, to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Board; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Awards (except those restrictions imposed by law); (x) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. All decisions and determinations of the Committee shall be final, conclusive and binding on the Company, the Participant and any and all interested parties. Except to the extent prohibited by applicable law or regulation, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may revoke any such allocation at any time.

4.2      Committee Delegation. Except to the extent prohibited by applicable law or regulation, the Committee may delegate all or any portion of its responsibilities and powers to any person or persons selected by it, and may revoke such delegation at any time. The Committee may, with respect to Participants who are not directors or executive officers subject to filing requirements of Section 16 of the Exchange Act, delegate to one or more officers of the Company the authority to grant Awards to Participants, provided that the Committee shall have fixed (i) the total number of Shares subject to such Awards (other than Incentive Cash Awards) and (ii) the aggregate amount of cash payments that may be subject to Incentive Cash Awards. No officer to whom administrative authority has been delegated pursuant to this provision may waive or modify any restriction applicable to an award to such officer under the Plan or further delegate such officer’s authority under the Plan.

4.3      Clawbacks. To the extent permitted by applicable law and as set forth in the applicable Award Agreement, the Committee may determine that an Award shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery policies adopted by the Company to implement any such requirements or (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee to be applicable to a Participant.

4.4      No Liability. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

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5.            Options. The Committee may from time to time authorize grants to Participants of options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

5.1      Number of Shares. Each grant shall specify the number of Shares to which it pertains.

5.2      Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date; provided, however, that in the event that a Participant is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the Grant Date.

5.3      Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Optionee which have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 5.4, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

5.4      Cashless Exercise. To the extent permitted by applicable law, any grant may provide for the deferred payment of the Option Price from the proceeds of the sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

5.5      Performance-Based Options. Any grant of an Option may specify Performance Objectives that must be achieved as a condition to the exercise of the Option. Each grant of an Option may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no portion of the Option will be exercisable and may set forth a formula for determining the portion of the Option to be exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

5.6      Vesting. Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Options or portions thereof shall become exercisable.

5.7      ISO Dollar Limitation. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000 or such other amount limitation as may be provided in the Code, such Options shall be treated as Nonqualified Stock Options. The terms of any Incentive Stock Option granted under this Plan shall comply in all respects with the provisions of Code Section 422, or any successor provision thereto, and any regulations promulgated thereunder.

5.8      Exercise Period. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. No Option granted under this Plan may be exercised more than ten years from the Grant Date; provided, however, that in the event that the Participant is a Ten Percent Stockholder, an Option granted to such Participant that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five years from its Grant Date.

5.9      Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

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6.            Stock Appreciation Rights. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1      Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares or any combination thereof and may (i) either grant to the Participant, or reserve to the Committee, the right to elect among those alternatives, or (ii) preclude the right of the Participant to receive, and the Company to issue, Shares or other equity securities in lieu of cash.

6.2      Maximum SAR Payment. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum amount specified by the Committee on the Grant Date.

6.3      Exercise Period. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

6.4      Performance-Based Stock Appreciation Rights. Any grant of a Stock Appreciation Right may specify Performance Objectives that must be achieved as a condition to the exercise of the Stock Appreciation Right. Each grant of a Stock Appreciation Right may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no portion of the Stock Appreciation Right will be exercisable and may set forth a formula for determining the portion of the Stock Appreciation Right to be exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

6.5      Award Agreement. Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

6.6      Tandem Stock Appreciation Rights. Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive; and (ii) by surrender of all or a portion of the related Option (or such other right) for cancellation in an amount equal to the portion of the Tandem Stock Appreciation Right so exercised.

6.7      Exercise Period. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.

6.8      Freestanding Stock Appreciation Rights. Regarding Freestanding Stock Appreciation Rights only:

(i)      Each grant shall specify in respect of each Freestanding Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date;

(ii)      Successive grants may be made to the same Participant regardless of whether any Freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised; and

(iii)      Each grant shall specify the period or periods of continuous employment or service of the Participant by the Company or any Subsidiary that are necessary before the Freestanding Stock Appreciation Rights or installments thereof shall become exercisable.

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7.            Restricted Shares and Restricted Share Units. The Committee may also authorize grants to Participants of Restricted Shares and Restricted Share Units upon such terms and conditions as the Committee may determine in accordance with the following provisions:

7.1      Number of Shares. Each grant shall specify the number of Shares to be issued to a Participant pursuant to the Award of Restricted Shares or Restricted Shares Units.

7.2      Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

7.3      Forfeiture/Transfer Restrictions. Each grant of Restricted Shares and Restricted Share Units shall specify the duration of the period during which, and the conditions under which, the Restricted Shares or Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. Restricted Shares and Restricted Share Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Shares, as provided in the Plan or the applicable Award Agreements.

7.4      Rights/Dividends and Dividend Equivalents. Each grant of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to terms and conditions described in this Section 7 and in the Award Agreement evidencing such Award and shall entitle the Participant to dividend, voting and other ownership rights. Each grant of Restricted Share Units shall constitute a right to receive Shares, cash or other consideration equal to the Fair Market Value of a Share for each Restricted Share Unit granted, subject to the terms and conditions described in this Section 7 and in the Award Agreement evidencing such Award. The Committee may grant dividend equivalent rights to Participants in connection with Awards of Restricted Share Units. The Committee may specify whether such dividend or dividend equivalents shall be paid or distributed when accrued, deferred (with or without interest), or reinvested, or deemed to have been reinvested, in additional Shares; provided, however, that notwithstanding any provision in the Plan to the contrary, in no event shall dividends or dividend equivalents vest or otherwise be paid out prior to the time that the underlying Award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such Award does not vest (including for both time-based and performance-based Awards).

7.5      Stock Certificate. At the discretion of the Committee, the Company need not issue stock certificates representing Restricted Shares and such Restricted Shares may be evidenced in book entry form on the books and records of the Company’s transfer agent. If certificates are issued for Restricted Shares, unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon have lapsed.

7.6      Performance-Based Restricted Shares or Restricted Share Units. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

7.7      Award Agreements. Each Award of Restricted Shares or Restricted Share Units shall be evidenced by an Award Agreement containing such terms, and provisions as the Committee may determine consistent with this Plan.

8.            Deferred Shares. To the extent consistent with the provisions of Section 18 of this Plan, the Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1      Deferred Compensation. Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

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8.2      Consideration. Each grant may be made without the payment of additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

8.3      Deferral Period. Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control of the Company or other similar transaction or event.

8.4      Dividend Equivalents and Other Ownership Rights. During the Deferral Period, the Participant shall not have any right to transfer any rights under the Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such Deferred Shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such Deferred Shares in cash (with or without interest) or additional Shares on a current, deferred or contingent basis; provided, however, that notwithstanding any provision in the Plan to the contrary, in no event shall such dividend equivalents vest or otherwise be paid out prior to the time that the underlying Award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such Award does not vest (including for both time-based and performance-based Awards).

8.5      Performance Objectives. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

8.6      Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

9.            Performance Shares and Performance Units. The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant only upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

9.1      Number of Performance Shares or Units. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

9.2      Performance Period. The Performance Period with respect to each Performance Share or Performance Unit shall be as set forth in the Award Agreement and may be subject to earlier termination in the event of a Change in Control of the Company or other similar transaction or event.

9.3      Performance Objectives. Each grant shall specify the Performance Objectives that must be achieved by the Participant or the Company, as applicable, in order for the Award to be earned.

9.4      Threshold Performance Objectives. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

9.5      Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

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9.6      Maximum Payment. Any grant of Performance Shares or Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed a maximum specified by the Committee on the Grant Date.

9.7      Dividend Equivalents. The Committee may grant dividend equivalent rights to Participants in connection with Awards of Performance Shares. The Committee may specify whether such dividend equivalents shall be paid or distributed when accrued, deferred (with or without interest), or deemed to have been reinvested in additional Shares; provided, however, that notwithstanding any provision in the Plan to the contrary, in no event shall such dividend equivalents vest or otherwise be paid out prior to the time that the underlying Award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such Award does not vest (including for both time-based and performance-based Awards).

9.8      Award Agreement. Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

10.           Change in Control. Upon a Change in Control and except as may otherwise be provided in the applicable Award Agreement, either of the following provisions shall apply, depending on whether, and the extent to which, Awards are assumed, converted or replaced by the resulting entity in the Change in Control:

10.1    Awards Assumed, Converted or Replaced. To the extent any Awards are assumed, converted or replaced by the resulting entity in the Change in Control, if, within two years after the date of the Change in Control, a Participant has a Separation from Service either (1) by the Company other than for “cause” or (2) by the Participant for “good reason” (each as defined in the applicable Award Agreement), then such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Shares and Performance Units, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Shares and Performance Units, the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Separation from Service based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control and the Award.

10.2    Awards Not Assumed, Converted or Replaced. To the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance and or Performance Units, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Shares and Performance Units, the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Change in Control based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control.

11.           Transferability.

11.1    Transfer Restrictions. Except as provided in Section 11.2, no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

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11.2    Limited Transfer Rights. The Committee may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a Family Member. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 11.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 11.2.

11.3    Restrictions on Transfer. Any Award made under this Plan may provide that all or any part of the Shares that are to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7, shall be subject to further restrictions upon transfer.

12.        Adjustments. In the event (a) a stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (c) any other corporate transaction or event having an effect similar to any of the foregoing affects the Common Stock such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits to Participants intended to be made available under the Plan, then the Committee shall, in an equitable manner, make or provide for such adjustments in the (w) number of Shares covered by outstanding Awards granted hereunder, (x) prices per share applicable to Options and Stock Appreciation Rights granted hereunder, (y) kind of shares covered thereby (including shares of another issuer) and/or (z) any Performance Objectives applicable to the Awards, as the Committee in its sole discretion shall determine in good faith to be equitably required in order to prevent such dilution or enlargement of the benefits or intended benefits to Participants. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may cancel all Awards in exchange for such alternative consideration. If, in connection with any such transaction or event in which the Company does not survive, the amount payable pursuant to any Award, based on consideration per Share to be paid in connection with such transaction or event and the Base Price, Option Price, Spread or otherwise of the Award, is not a positive amount, the Committee may provide for cancellation of such Award without any payment to the holder thereof. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 12. The Committee will not, in any case, make any of the following adjustments: (A) with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended, and (B) with respect to any Award subject to Section 409A, no such adjustment shall be authorized to the extent that such authority would cause the Plan to fail to comply with Section 409A (or an exception thereto).

13.        Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

14.        Withholding Taxes. A Participant may be required to pay to the Company, a Subsidiary or any affiliate, and the Company, Subsidiary or any affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant an amount (in cash, Shares, other securities, other Awards or other property) sufficient to cover any federal, state, local or foreign income taxes or such other applicable taxes required by law in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the

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Company to satisfy all obligations for the payment of such taxes. The Company may, in its discretion, permit a Participant (or any beneficiary or other Person entitled to act) to elect to pay a portion or all of the amount such taxes in such manner as the Committee shall deem to be appropriate, including, but not limited to, authorizing the Company to withhold, or agreeing to surrender to the Company, Shares owned by such Participant or a portion of such forms of payment that would otherwise be distributed pursuant to an Award in an amount not to exceed the amount of applicable taxes based on not more than the maximum statutory rates (or on such other basis that would not trigger adverse accounting treatment under applicable accounting policies).

15.        Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment or service by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares or Restricted Share Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, any Shares that are subject to any transfer restriction pursuant to Section 11.3, or any Incentive Cash Award that has not been fully earned, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan.

16.        Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

17.           Amendments and Other Matters.

17.1    Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 12, without the further approval of the shareholders of the Company. The Board may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations. Notwithstanding anything to the contrary contained herein, the Committee may also make any amendments or modifications to this Plan and/or outstanding Awards in order to conform the provisions of the Plan or such Awards with Code Section 409A regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan or an Award Agreement.

17.2    Award Deferrals. The Committee may permit Participants to elect to defer the issuance of Shares or the settlement or payment of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. In the case of an award of Restricted Shares, the deferral may be effected by the Participant’s agreement to forego or exchange his or her award of Restricted Shares and receive an award of Deferred Shares. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Shares.

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17.3    Conditional Awards. The Committee may condition the grant of any Award or combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash award or other compensation otherwise payable by the Company or any Subsidiary to the Participant.

17.4    Repricing Prohibited. Except in connection with a corporate transaction involving the Company as provided for in Section 12, the terms of an outstanding Option or Stock Appreciation Right may not be amended by the Committee to reduce the exercise price of outstanding Options or Stock Appreciation Rights, or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards, Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without the approval of the shareholders of the Company.

17.5    No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

18.           Section 409A. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

18.1    If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the six-month anniversary of the date of termination unless another compliant date is specified in the applicable agreement.

18.2    For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

18.3    The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options, Stock Appreciation Rights and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Committee to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other

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applicable service period). To the extent authorized, a Participant who first becomes eligible to participate in the Plan may file an election (“Initial Election”) at any time prior to the 30-day period following the date on which the Participant initially becomes eligible to participate in the Plan (or at such other date as may be specified by the Committee to the extent consistent with Section 409A). Any such Initial Election shall only apply to compensation earned and payable for services rendered after the effective date of the Election.

18.4    The grant of nonqualified Options, Stock Appreciation Rights and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees and Directors of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

18.5    In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

19.           Effective Date. This Plan shall become effective upon its approval by the shareholders of the Company.

20.           Requirements of Law.

20.1    General. The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Participant, any other individual, or the Company of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. If at any time the Company determines that the listing, registration, or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a term or condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Participant or any other individual exercising an Option unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any terms and conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act of 1933 (the “Securities Act”), upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such Shares unless the Committee has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such Shares under an exemption from registration under the Securities Act. The Company may, but shall not be obligated to, register any securities covered hereby under the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares under the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption. The Committee may require the Participant to sign such additional documentation, make such representations, and furnish such information as the Committee may consider appropriate in connection with the grant of Awards or issuance or delivery of Shares in compliance with applicable laws.

20.2    Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the

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exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any term or condition of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

21.           Termination. No Award shall be granted from and after the tenth anniversary of the date upon which this Plan is approved by the shareholders of the Company or after such date that the Board shall have adopted a resolution terminating the Plan. This Plan shall remain in effect with respect to Awards outstanding at that time.

22.           Governing Law.

22.1    The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to conflict of laws.

22.2    Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision is final and conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

22.3    For purposes of resolving any lawsuit that arises under the Plan, each Participant, by virtue of receiving an Award, shall be deemed to have submitted to and consented to the exclusive jurisdiction of the state and federal courts located in the Commonwealth of Pennsylvania and to have agreed that any related litigation shall be conducted solely in the courts of Butler County, Pennsylvania or the federal courts for the U.S. for the Western District of Pennsylvania, where the Plan is made and to be performed, and no other courts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

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II-VI INCORPORATED 375 SAXONBURG BOULEVARD SAXONBURG, PA 16056-9499

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/IIVI2018

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E51155-P11685 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —	KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

II-VI INCORPORATED
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NUMBERED 1. a., b., c., 2, 3, 4 AND 5.
Vote on Directors
1.	Election of three Class One Directors nominated by the Board of Directors for a three-year term to expire at the annual meeting of shareholders in 2021.	For	Against	Abstain
Nominees:
	1a. Vincent D. Mattera, Jr.	☐	☐	☐
	1b. Marc Y. E. Pelaez	☐	☐	☐
	1c. Howard H. Xia	☐	☐	☐
Vote on Other Proposals							For	Against	Abstain
2.	Non-binding advisory vote to approve the compensation of the Company’s named executive officers for fiscal year 2018.						☐	☐	☐
3.	Approval of the 2018 Qualified Employee Stock Purchase Plan.						☐	☐	☐
4.	Approval of the 2018 Omnibus Incentive Plan.						☐	☐	☐
5.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.					Mark the box to the right if you plan to attend the Annual Meeting.		☐	☐
							Yes	No
PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.
Important: Shareholders sign here exactly as name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be held on November 9, 2018: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

Please date, sign and mail your Proxy card back as soon as possible! — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

E51156-P11685

P
R
O
X
Y
II-VI INCORPORATED Annual Meeting of Shareholders
November 9, 2018
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Vincent D. Mattera, Jr. and Marc Y. E. Pelaez or either of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse all of the shares of Common Stock held of record at the close of business on September 7, 2018 by the undersigned at the annual meeting of shareholders of II-VI Incorporated to be held online at www.virtualshareholdermeeting.com/IIVI2018, and at II-VI Corporate office, 5000 Ericsson Drive, Warrendale, Pennsylvania 15086, on November 9, 2018 at 3:00 p.m. local time, and at any adjournment thereof.

This proxy will be voted by the proxies as directed, or if no direction is indicated herein, the proxies shall vote in the election of the three Class One Directors (Proposal Number 1) FOR ALL the nominees listed, FOR Proposals Numbers 2 to 5.

(PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY)